UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to §240.14a-12

OFFICE DEPOT, INC.

(Exact Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OFFICE DEPOT, INC.

6600 North Military Trail

Boca Raton, Florida 33496

NOTICE OF ANNUAL MEETING OF

SHAREHOLDERS

DATE	[—], 2010

TIME	8:30 a.m. Eastern Daylight Time

LOCATION	Boca Raton Marriott at Boca Center
5150 Town Center Circle
Boca Raton, FL 33486
(561) 620-3712

ITEMS OF BUSINESS	1. To elect fourteen (14) members of the Board of Directors named, and for the term described, in this Proxy Statement.

2. To ratify our Audit Committee’s appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for the current year.

3. To approve an amendment to our Amended Long-Term Equity Incentive Plan and implement a stock option exchange program for eligible employees.

4. To transact any other business that may properly come before the meeting.

RECORD DATE	You must own shares of Office Depot common stock of record as of the close of business on [—], 2010 to attend and vote at our Annual Meeting of Shareholders and any adjournment thereof.

ANNUAL REPORT	Our 2009 Annual Report on Form 10-K is enclosed with these proxy materials.

By order of the Board of Directors,

Elisa D. Garcia C. Executive Vice President, General Counsel & Corporate Secretary

Boca Raton, Florida

Please note that for security reasons, we will require that you present the admission ticket included with this Proxy Statement and a positive picture identification if you attend our Annual Meeting. We reserve the right to exclude any person whose name does not appear on our official shareholder list as of our record date of [—], 2010. If you hold shares in “street name” and do not have a ticket, you must bring a letter from your stockbroker, or a current brokerage statement, to indicate that the broker is holding shares for your benefit. We also reserve the right to request any person to leave the Annual Meeting who is disruptive, refuses to follow the rules established for the meeting or for any other reason. Cameras, recording devices and other electronic devices, signs and placards will NOT be permitted at the meeting.

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TABLE OF CONTENTS—(Continued)

Page Number
Financial Information Systems Design and Implementation Fees	71
Independence	71
Audit Committee Report	71
Item 3: Approval of an Amendment to Our Amended Long-Term Equity Incentive Plan and Implementation of a Stock Option Exchange Program for Eligible Employees	73
Section 16(a) Beneficial Ownership Reporting Compliance	81
Copies of Form 10-K Available	81
2010 Shareholder Proposals	81
Other Matters	81
Appendix A	A-1

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PROXY STATEMENT

FOR THE

2010 ANNUAL MEETING OF SHAREHOLDERS

OF OFFICE DEPOT, INC.

6600 North Military Trail

Boca Raton, Florida 33496

Telephone (561) 438-4800

This Proxy Statement is solicited on behalf of the Board of Directors of Office Depot, Inc. (“Office Depot” or the “Company”), a Delaware corporation, with its principal executive offices at 6600 North Military Trail, Boca Raton, Florida 33496. This Proxy Statement contains important information about our 2010 Annual Meeting of Shareholders to be held on [—], 2010 (“Annual Meeting”), at 8:30 a.m. Eastern Daylight Time, at the Boca Raton Marriott at Boca Center, 5150 Town Center Circle, Boca Raton, Florida 33486. We are providing this Proxy Statement and accompanying proxy card to our shareholders on or about [—], 2010. Our shareholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Purposes of the Meeting. Important matters outlined in the Notice of this Meeting will be considered at our Annual Meeting. We have provided these proxy materials to you in connection with the solicitation of proxies by our board of directors (“Board of Directors” or individually, each a “Director”). Our Board of Directors asks that you authorize your proxies to vote as our Board of Directors recommends.

Notice of Electronic Availability of Proxy Statement and Annual Report on Form 10-K. As permitted by rules adopted by the Securities and Exchange Commission (the “SEC”), Office Depot is making this Proxy Statement and its Annual Report on Form 10-K available to its shareholders electronically via the Internet. You may access these proxy materials at www.proxyvote.com. On or about [—], 2010, we will mail to our U.S. and Canadian shareholders this Proxy Statement, our Annual Report on Form 10-K and proxy card.

Voting Your Shares. You may vote your shares in one of the following ways: (1) in person at the Annual Meeting; (2) if you requested and received your proxy materials by mail you may vote by completing, signing and returning your proxy card to us in the enclosed postage-paid envelope; (3) by voting electronically using a touch-tone telephone at 800-690-6903; or (4) by using the Internet to vote your shares at www.proxyvote.com. If your shares are held in “street name” with a broker or similar party, you will need to contact your broker to determine whether you will be able to vote using one of these alternative methods. If you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. If you choose to use the Internet or telephone to vote, you must do so by 6:00 p.m. Eastern Daylight Time on [—], 2010, the day before our Annual Meeting takes place.

Delaware law permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the shareholder. The voting procedures available to registered shareholders for the Annual Meeting are designed to authenticate each shareholder by use of a control number, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded. OUR BOARD OF DIRECTORS RECOMMENDS that you vote FOR its nominees as Directors of the Company as described in Item 1; that you vote FOR the ratification of our Audit Committee’s appointment of Deloitte & Touche, LLP as our independent registered public accounting firm as described in Item 2; and that you vote FOR the approval of an amendment to our Amended Long-Term Equity Incentive Plan and implementation of a stock option exchange program for eligible employees as described in Item 3.

We also strongly urge you to vote by means of the telephone or the Internet as this allows for automatic tally of your votes and also saves Office Depot the cost of return postage. However you choose to vote, we urge you to VOTE as early as possible.

Proxies. Our Board of Directors has appointed certain persons (“proxies”) to vote proxy shares in accordance with the instructions of our shareholders. If you authorize the proxies to vote your shares, but do NOT specify how your shares should be voted, they will vote your shares as our Board of Directors recommends. If any other matters are presented for consideration at our Annual Meeting, your shares also will be voted as our Board of Directors recommends, unless you indicate on your proxy card that you withhold such authority. You can change or revoke your proxy (1) by mailing your request to our Corporate Secretary at our corporate headquarters, at 6600 North Military Trail, Boca Raton, FL 33496, so that it is received not later than 4:00 p.m. Eastern Daylight Time, on [—], 2010; (2) by filing a proxy with a later date; or (3) by voting your shares by ballot in person at the Annual Meeting.

Solicitation of Proxies. In addition to soliciting proxies by mail, we also may solicit proxies in person, by telephone or over the Internet. Our employees do not receive additional compensation for their solicitation services. Certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries who hold shares for the benefit of another party (the “beneficial owner”) may solicit proxies for us. If so, they will mail proxy information to, or otherwise communicate with, the beneficial owners of shares of our common stock held by them. We also have hired Morrow & Co., LLC to assist us in communicating with these institutions and forwarding solicitation materials to them, and we have agreed to pay Morrow & Co., LLC a fee of $12,000 plus reimbursement of its reasonable out-of-pocket expenses in connection with this service. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

Shareholders Eligible to Vote at Our Annual Meeting; List of Shareholders Available. Owners of our common stock as of the close of business on [—], 2010 (the “Record Date”) will be entitled to vote at our Annual Meeting. Our official stock ownership records will conclusively determine whether you are a “holder of record” as of the Record Date. A list of shareholders entitled to vote at the meeting will be available at our Annual Meeting and for ten days prior to the meeting between the hours of 9:00 a.m. and 4:00 p.m. Eastern Daylight Time at our corporate headquarters in Boca Raton, Florida. As of [—], 2010, there were 274,737,010 shares of common stock outstanding and owned by shareholders (i.e., excluding shares held in treasury by Office Depot). Each share of common stock is entitled to one vote on each matter considered at our Annual Meeting.

Establishing a Quorum. In order for us to transact business at our Annual Meeting, the holders of the majority of the outstanding shares of our stock must be present, either in person or by proxy. Shareholders choosing to abstain from voting and broker “non-votes” will be treated as present and entitled to vote for purposes of determining whether a quorum is present.

Effect of Abstentions and Broker Non-Votes. Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion as permitted under the listing rules of the New York Stock Exchange (“NYSE”). For purposes of the 2010 Annual Meeting, brokers are permitted to vote their clients’ proxies in their own discretion as to the appointment of the independent registered public accounting firm if the clients have not furnished voting instructions within 10 days of the meeting. Certain proposals other than the ratification of the appointment of the independent registered public accounting firm, such as the election of directors, are “non-discretionary” and brokers who have received no instructions from their clients do not have discretion to vote on those items. When a broker votes a client’s shares on some but not all of the proposals at a meeting, the missing votes are referred to as broker “non-votes.” Abstentions and broker “non-votes” will not be counted as a vote “for” or “against” any matter. Broker non-votes will not be counted as shares entitled to vote and accordingly will not affect the outcome with respect to any matter to be voted on at the Annual Meeting.

Householding of Annual Disclosure Documents.

Two or more shareholders sharing an address can request delivery of a single copy of our annual disclosure documents if they are receiving multiple copies by calling Broadridge at (800) 542-1061 or writing to them at Householding Department, 51 Mercedes Way, Edgewood, NY 11717. In the same way, two or more shareholders sharing an address and receiving only a single copy of the annual disclosure documents can request to each receive a separate copy of the disclosure documents. If a broker or other nominee holds your shares, please contact Broadridge and inform them of your request by calling them at (800) 542-1061 or writing to them at Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Please be sure to include your name, the name of your brokerage firm, and your account number.

Required Vote.

Election of Directors. In an uncontested election, each nominee must be elected by a majority of the votes cast. This means that the number of votes cast “FOR” a nominee must exceed the number of votes cast “AGAINST” the nominee. A properly executed proxy marked “ABSTAIN” with respect to the election of one or more Directors or shares held by a broker for which voting instructions have not been given will not be voted with respect to the Director or Directors indicated, although it will be counted for purposes of determining whether a quorum is present. In a contested election (an election in which the number of candidates exceeds the number of director positions to be filled), the number of Director nominees that equals the number of director positions to be filled receiving the greatest number of votes cast will be elected as Directors.

Ratification of Independent Registered Public Accounting Firm. Pursuant to the Company’s Amended and Restated Bylaws (“Bylaws”), ratification of the Company’s independent registered public accounting firm requires that a majority of the votes cast at the Annual Meeting be voted “FOR” the proposal. A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be counted as a vote cast “FOR” or “AGAINST” that proposal. Thus, abstentions will not affect the outcome with respect to this matter.

Other Matters. Pursuant to the Company’s Bylaws, approval of any other proposal to be voted upon at the Annual Meeting requires a majority of the votes present in person or represented by proxy (as counted for purposes of determining the existence of a quorum) and entitled to vote at the Annual Meeting to be voted “FOR” the proposal. Accordingly, abstentions and broker non-votes will be counted as votes “AGAINST” the proposal.

* * * *

MATTERS TO BE CONSIDERED BY OUR SHAREHOLDERS

Item 1: Election of Directors

Nominees for Directors of Office Depot

The fourteen (14) individuals set forth below have been nominated for election as Directors at our Annual Meeting, to serve for a term of office that continues from the date and time of their elections until our next annual meeting of shareholders, or until their successors are duly elected and qualified. Mr. Michael J. Myers, a member of the Company’s Board of Directors, died on Wednesday July 1, 2009. Mr. Myers served on the Company’s Board since 1987 and was a member of the Audit Committee of the Board of Directors. The Company appointed Mr. Thomas J. Colligan to the Board of Directors effective January 4, 2010. The Board of Directors also appointed Mr. Colligan to serve on the Audit Committee of the Board of Directors.

Lee A. Ault III	Neil R. Austrian	Justin Bateman
David W. Bernauer	Thomas J. Colligan	Marsha J. Evans
David I. Fuente	Brenda J. Gaines	Myra M. Hart
W. Scott Hedrick	Kathleen Mason	Steve Odland
James S. Rubin	Raymond Svider

Subject to our Corporate Governance Guidelines discussed below in the section captioned “Corporate Governance,” the fourteen (14) nominees for the office of Director will be elected by majority vote. In an uncontested election, each Director nominee must be elected by a majority of the votes cast. This means that the number of votes cast “FOR” a Director nominee must exceed the number of votes cast “AGAINST” the nominee. Pursuant to the Company’s Bylaws, abstentions are not considered to be “votes cast;” therefore an abstention will have no effect on the election of Directors. In a contested election (an election in which the number of candidates exceeds the number of director positions to be filled), the number of Director nominees that equals the number of director positions to be filled receiving the greatest number of votes cast will be elected as Directors. All of our Directors form a single class of Directors and stand for election each year. Information about the nominees, their business experience and other relevant information is set forth below.

Should any of these nominees become unable to serve, our Corporate Governance and Nominating Committee may propose a substitute nominee. If a substitute nominee is named, all proxies voting FOR the nominee who is unable to serve will be voted for the substitute nominee so named. If a substitute nominee is not named, all proxies will be voted for the election of the remaining nominees (or as directed on your proxy card). In no event will more than fourteen (14) Directors be elected at our Annual Meeting. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

Pursuant to Article II, Section 9 of our Bylaws, in any uncontested election of directors, any Director who is an “incumbent” Director who does not receive a greater number of votes cast “FOR” his or her election than votes cast “AGAINST” his or her election must tender his or her resignation to the Board of Directors. After the Director tenders his or her resignation, the Board of Directors must then decide within 90 days of the date the Director submitted his or her resignation, through a process managed by the Corporate Governance and Nominating Committee (and excluding the Director in question from all Board of Directors and Committee deliberations), whether to accept the Director’s resignation. Absent a compelling reason for the Director to remain on the Board of Directors, as determined by the Board of Directors, the Board of Directors shall accept the Director’s resignation. If the Board of Directors determines that there is a compelling reason for the Director to remain on the Board of Directors and does not accept the Director’s resignation, the Board of Directors must publicly disclose its decision either in a Current Report on Form 8-K filed with the SEC or in a press release.

If the Board of Directors accepts an incumbent Director’s resignation, that Director will immediately cease to be a member of the Board of Directors. If the Board of Directors does not accept an incumbent Director’s resignation, that Director will continue to serve until the next annual meeting of shareholders, or until the earlier of his or her subsequent resignation or removal. If a Director nominee who was not already serving as an incumbent Director is not elected at the annual meeting, under Delaware law and our Bylaws, that Director nominee would not become a director and would not serve on the Board of Directors as a “holdover director.”

Your Board of Directors Recommends a Vote FOR the Election of Each of the Nominees Listed in Item 1 on Your Proxy Card:

Election of all Nominees Listed Above as Directors

BIOGRAPHICAL INFORMATION ON THE NOMINEES

LEE A. AULT III	AGE: 73

Mr. Ault has served as a Director since 1998. He is currently a director of a cluster of mutual funds managed by Capital Research and Management Company. Mr. Ault served as Chair of the board of directors of In-Q-Tel, a technology venture company, from 1999 until December 2006, and he was formerly Chair, President and Chief Executive Officer of Telecredit, Inc., a payment services company that merged with Equifax, Inc. in 1990. He served as a director of Viking Office Products, Inc. from 1992 until August 1998 when Office Depot merged with Viking Office Products. Mr. Ault also is a director of Anworth Mortgage Asset Corporation, a real estate investment trust.

With 23 years as CEO of Telecredit, Inc., Mr. Ault brings to the Board of Directors demonstrated ability at the most senior level of a public company providing services to the retail industry and others. In addition, Mr. Ault is able to draw upon 18 years of experience in the office products industry through his services as a director of Viking Office Products and Office Depot. He also brings the experience gained through his service on numerous boards of public and private companies.

NEIL R. AUSTRIAN	AGE: 70

Mr. Austrian has served as a Director since 1998. He also served as our interim Chair and Chief Executive Officer from October 4, 2004 until March 11, 2005. Mr. Austrian served as President and Chief Operating Officer of the National Football League from April 1991 until December 1999. He was a Managing Director of Dillon, Read & Co. Inc. from October 1987 until March 1991. Mr. Austrian served as a Director of Viking Office Products from January 1988 until August 1998 when Office Depot merged with Viking Office Products. He also serves as a Director of The DirecTV Group (formerly Hughes Electronics Company).

Mr. Austrian’s service as interim CEO of the Company gave him insights into the operations of Office Depot and its management. Mr. Austrian’s experience as the President and Chief Operating Officer of the National Football League, makes him uniquely suited to understand and oversee the complex managerial, strategic and financial considerations necessary to serve on the board of a corporation such as Office Depot, as well as to serve as our Lead Director. His experience at Dillon Reed & Co. Inc. provided him with a sound footing in finance, investment banking and deal negotiation. In addition, he served as the Chief Financial Officer of Doyle Berbach Advertising, a public advertising agency, from 1974 until 1978, which enhanced his finance experience. Mr. Austrian’s knowledge of all aspects of the business gained while serving as a director of Viking Office Products, positions him well to serve as a member of our Board of Directors.

JUSTIN BATEMAN	AGE: 36

Mr. Bateman has served as a Director since June 2009. He is a Partner with BC Partners, the U.S. investment arm of which he co-established in early 2008, and is based in the firm’s New York office. Mr. Bateman initially joined BC Partners’ London office in 2000 from PricewaterhouseCoopers, where he spent three years in Transaction Services working on due diligence projects for both financial investors and corporate clients. In 2002/2003 he left BC Partners to complete his MBA at INSEAD before rejoining its London office. Over the years Mr. Bateman has participated in or been a board member of General Healthcare Group, Baxi Holdings, Ltd. and Regency Entertainment. He is currently a director of Intelsat, Ltd, the leading international provider of fixed satellite services. Mr. Bateman was appointed as a Director of the Company pursuant to the terms of the Investor Rights Agreement in connection with the Company’s transaction with BC Partners.

Mr. Bateman’s education and experience in business and finance allows him to provide the Board significant managerial, strategic, financial and compliance-based expertise. Mr. Bateman serves as an observer on the Audit Committee and his experience as a chartered public accountant and understanding of accounting issues is helpful to the committee. Mr. Bateman’s analysis of and participation in the oversight of BC Partners portfolio companies provides him with the skills he needs to assist the Company with its strategic planning process.

DAVID W. BERNAUER	AGE: 65

Mr. Bernauer has served as a Director since 2004. He is the retired Chair and CEO of Walgreen Co. Mr. Bernauer previously served as Chair of Walgreen from July 2006 until July 2007. From 2003 until July 2006, he served as Chair and Chief Executive Officer of Walgreen. From 2002 to 2003, Mr. Bernauer served as President and Chief Executive Officer of Walgreen; from 1999 to 2002 as President and COO of Walgreen, and he has served in various management positions, with increasing areas of responsibility, at Walgreen since 1966. Currently Mr. Bernauer is also a director of Lowe’s Companies, Inc.

Mr. Bernauer’s ascension at Walgreen over the course of four decades, culminating in his role as Chair and Chief Executive Officer, gives him unique and first-hand experience in developing business and financial strategies necessary to grow and develop a successful national brand. He is an experienced retail executive with strong knowledge of retail merchandising and supply chain issues, honed while serving as the Chief Information Officer, Vice President of Purchasing and Merchandising at Walgreen. During his tenure at Walgreens Mr. Bernauer gained valuable experience in weathering difficult economic times, which makes him a valuable component of a well rounded Board of Directors.

THOMAS J. COLLIGAN	AGE: 65

Mr. Colligan has served as a Director since January 2010. He is the Vice Dean of The Wharton School’s Aresty Institute of Executive Education where he is responsible for the non-degree executive education programs. From 2004 to 2007, Mr. Colligan served as a managing director at Duke Corporate Education, a corporation that provides custom executive education and is affiliated with Duke University’s Fuqua School of Business. Prior to joining Duke Corporate Education, he was Vice Chairman of PricewaterhouseCoopers LLP from 2001 to 2004 and served PwC in other capacities from 1969 to 2004, including as a Partner. Mr. Colligan also has advised Fortune 500 companies in various industries, including technology, telecommunications, pharmaceuticals and consumer products. He previously served as a director of Schering-Plough Corporation, Anesiva, Inc. and Educational Management Corporation.

Mr. Colligan’s experience as a former audit partner and Vice Chairman of PricewaterhouseCoopers, LLP qualifies him to serve on the Board of Directors and to provide guidance to the Company’s internal audit function. In addition, Mr. Colligan’s current position as Vice Dean of The Wharton School’s Aresty Institute of Executive Education and his previous position as Managing Director at Duke Corporate Education have provided him a broad based understanding of new and developing business strategies that will assist the Board of Directors.

MARSHA J. EVANS	AGE: 62

Ms. Evans has served as a Director since 2006. Ms. Evans retired from the U.S. Navy in 1998 with the rank of Rear Admiral. Ms. Evans was National Executive Director of Girl Scouts of the USA from 1998 to 2002, President and CEO of the American Red Cross from 2002 to 2005 and acting Commissioner of the Ladies Professional Golf Association in 2009. Currently, she is also a Director of Huntsman Corporation, Weight Watchers International, North Highland and The Estate of Lehman Brothers Holdings.

Ms. Evans brings significant leadership experience to the Company’s Board of Directors. She has served as CEO of six different organizations from 1991 to the present. During that time she developed extensive human resources experience while serving as CEO of The Girl Scouts of the USA and the American Red Cross.

DAVID I. FUENTE	AGE: 64

Mr. Fuente has been a Director since he joined Office Depot in 1987. Until December 2001, he served as Chair of our Board of Directors. From December 1987 until July 2000, Mr. Fuente also served as Chief Executive Officer of our Company. He is a Director of Ryder System, Inc. and Dick’s Sporting Goods.

As Office Depot’s former Chief Executive Officer, Mr. Fuente contributed significantly to the development of the Company at an early stage. He is familiar with all aspects of the Company including its management, operations and financial requirements. Mr. Fuente’s experience in the early development of the Company has provided the Company certain continuity in its operational and financial management. Mr. Fuente is the Chairman of the G 100, a think tank of CEOs and business leaders. His experience as a board member and as a former CEO, as well as his financial expertise bring necessary skills to the Board of Directors.

BRENDA J. GAINES	AGE: 60

Ms. Gaines has been a Director since 2002. Ms. Gaines retired in 2004 from her position as President and Chief Executive Officer of Diners Club North America, a Division of Citigroup, a position she held from 2002 until 2004. She served as President of Diners Club North America from 1999 until 2002. From 1994 until 1999, she served as Executive Vice President, Corporate Card Sales, for Diners Club North America, and prior to that she served in various positions of increasing responsibility within Citigroup or its predecessor corporations from 1988. From 1985 until 1987, Ms. Gaines was Deputy Chief of Staff for the Mayor of the City of Chicago. She currently is a director of NICOR, Inc., the Federal National Mortgage Association (Fannie Mae) and Tenet Healthcare Corporation, and served as a director of CNA Financial Corp. from 2004 to 2007. She also previously served as a board member of the non-profit organization March of Dimes.

Ms. Gaines has significant experience in financial services, including the credit card and payment industry. As CEO of Diners Club North America, she managed a company with three distinct customer groups, that included retail consumers, small businesses and large multinational corporations. While working as the Deputy Chief of Staff for the Mayor of the City of Chicago, Ms. Gaines developed valuable experience working with public agencies, which is one of the Company’s larger customer segments. This experience enables her to provide insights into the Company’s core customers as well as the Company’s products and services. Ms. Gaines has held a number of executive and board leadership positions in a number of public companies. Ms. Gaines’ service on other public company boards allows her to provide the Board of Directors with a variety of perspectives on corporate governance issues.

MYRA M. HART	AGE: 69

Dr. Hart has served as a Director since 2004. She is currently a member of Harvard Business School’s senior faculty. From 1995 to 2007, she served as Professor, Entrepreneurial Management, at the Harvard Business School. In 2007 and 2008, she was a visiting scholar at Babson College and Stanford University, respectively. From 1985 until 1990, Dr. Hart was a member of the Staples, Inc. founding management team, leading operations, strategic planning and growth implementation in new and existing markets. She is a Director of Nina McLemore, Inc. and Kraft Foods, Inc. and a former director of Summer Infant, Inc. Dr. Hart is also a member of the National Board of the Smithsonian Institution, a Trustee of Babson College and a Trustee Emeritus of Cornell University.

Dr. Hart’s experience as a member of the founding management team of Staples, Inc. enables her to share with the Board of Directors suggestions about how similarly-situated companies effectively assess and undertake business considerations and opportunities. In addition, as a member of Harvard Business School’s senior faculty, Dr. Hart has been able to offer Office Depot a variety of business and management solutions that are grounded in proven policies and practices taught at the Harvard Business School. Dr. Hart’s service on other public, private and non-profit boards also provides knowledge of best practices.

W. SCOTT HEDRICK	AGE: 64

Mr. Hedrick has been a Director since 1991. From November 1986 until April 1991, he was a Director of The Office Club, Inc., which was acquired by Office Depot in 1991. He was a founder and has been a general partner of InterWest Partners, a venture capital fund, since 1979. Mr. Hedrick is also a director of Hot Topic, Inc. and a cluster of mutual funds managed by Capital Research and Management Company.

As one of our longest-serving non-executive Directors, Mr. Hedrick brings an important institutional knowledge to the Board of Directors. His work with InterWest provides him with a solid basis for his analysis of our financial strategies. Mr. Hedrick’s service on the board of Hot Topic, Inc. gives him another view of the issues affecting retailers, which our Board of Directors finds useful.

KATHLEEN MASON	AGE: 60

Ms. Mason has served as a Director since 2006. She currently serves as President and Chief Executive Officer of Tuesday Morning Corporation and has served in that position since July 2000. From July 1999 to November 1999, Ms. Mason served as President of Filene’s Basement, a department store chain. From January 1997 to June 1999, Ms. Mason was President of HomeGoods, an off-price home fashion store and a subsidiary of TJX Companies. Ms. Mason was Chair and Chief Executive Officer of Cherry & Webb, a women’s specialty store, from February 1987 to December 1996. Prior to those dates, she held management positions at Kaufmann’s Division of the May Company, Mervyn’s Division of Target, Inc. and the Limited. She is also a director of Genesco, Inc. and was a director of The Men’s Warehouse, Inc. from 2000 to 2006 and of Hot Topic, Inc. from 2004 to 2006.

Ms. Mason’s senior executive positions at various large national retail companies gives her the experience to critically review the various business considerations necessary to run a successful consumer-driven business such as ours. Ms. Mason’s broad exposure to numerous retailers provides our Board of Directors with relevant comparisons and her extensive retail knowledge gives her an insight into a number of issues facing Office Depot. As a sitting CEO of a public retail company Ms. Mason is able to offer the Board of Directors sound business and financial strategies to address evolving complex audit issues.

STEVE ODLAND	AGE: 51

Mr. Odland has been Chair of the Board of Directors and Chief Executive Officer since March 2005. Prior to joining Office Depot, he was Chair, Chief Executive Officer, and President of AutoZone, Inc. from 2001 until March 2005. Previously he was an executive with Ahold USA from 1998 to 2000. Mr. Odland was President of the Foodservice Division of Sara Lee Bakery from 1997 to 1998. He was employed by The Quaker Oats Company from 1981 to 1996 in various executive positions. Mr. Odland is also a director of General Mills, Inc.

Mr. Odland’s knowledge of all aspects of the Company’s business and his historical understanding of its operations, combine with his drive for innovation and excellence, to position him well to serve as our Chairman and Chief Executive Officer. Mr. Odland has years of experience in consumer products marketing and sales, food service business to business and international management with global public companies. His service on other boards and industry groups enables him to share best practices with our Board of Directors.

JAMES S. RUBIN	AGE: 42

Mr. Rubin has served as a Director since June 2009. He is a Senior Partner of BC Partners, which he joined in May 2008 from One Equity Partners (“One Equity”), where he was a founding partner since its inception in 2001. Mr. Rubin originated and executed transactions in a variety of industries with a particular focus on healthcare and business services and was also responsible for building One Equity’s practice in India. Prior to forming One Equity, Mr. Rubin was a Vice President with Allen & Company Incorporated, a New York merchant bank specializing in media and entertainment transactions and advisory work. From 1996 to 1998, he held a number of senior policy positions with the Federal Communications Commission. Mr. Rubin is currently a board member of Intelsat Ltd, the leading international provider of fixed satellite services, and ATI Enterprises, a private post-secondary education company. He is a member of the board of the New York City non-profit Common Ground Communities and serves on the board of The Dalton School. Mr. Rubin was appointed as a Director pursuant to the terms of the Investor Rights Agreement in connection with the Company’s transaction with BC Partners.

Mr. Rubin’s extensive background in the financial services industry allows him to provide proven financial advice to our Board of Directors. Mr. Rubin brings significant business and finance experience to our Board and provides new strategies and solutions to address an increasingly complex business environment.

RAYMOND SVIDER	AGE: 47

Mr. Svider has served as a Director since June 2009. He has been co-Chairman of BC Partners since December 2008 and has been a Managing Partner of the firm since 2003. Mr. Svider joined BC Partners in 1992 in Paris before moving to London in 2000 to lead its investments in the technology and telecoms industries. Over the years, Mr. Svider has participated in or led a variety of investments including Tubesca, Nutreco, UTL, Neopost, Polyconcept, Neuf Telecom.Unity Media/ Tele Columbus, and Intelsat Ltd. He is currently chairman of the board, the audit and compensation committees of Intelsat Ltd., and a member of the board of ATI Enterprises. Prior to joining BC Partners, Mr. Svider worked in investment banking at Wasserstein Perella in New York and Paris, and at the Boston Consulting Group in Chicago. Mr. Svider was appointed as a Director pursuant to the terms of the Investor Rights Agreement in connection with the Company’s transaction with BC Partners.

As a Managing Partner of BC Partners since 2003, Mr. Svider has demonstrated significant leadership abilities and extensive knowledge of complex financial and operational issues facing large organizations. He brings an understanding of international operations and financial strategy to the Board of Directors. In addition, through his oversight of BC Partners portfolio companies, Mr. Svider has significant experience in developing various strategies to motivate and compensate executives.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

We have a strong commitment to good corporate governance practices and the independence of our Board of Directors from our management. These practices provide a framework within which the Board of Directors and management can pursue our strategic objectives and ensure long-term growth for the benefit of our shareholders. Our Corporate Governance Guidelines may be viewed at our corporate web site, www.officedepot.com under the headings “Company Information/Investor Relations/Corporate Governance.” In addition, a printed copy of our Corporate Governance Guidelines will be provided to any shareholder upon written request to our Corporate Secretary. The Corporate Governance and Nominating Committee reviews the guidelines annually and any changes are recommended to the Board of Directors for approval.

Board Leadership Structure

Mr. Odland is required to serve as both Chairman and Chief Executive Officer pursuant to the duties outlined in his employment agreements. Mr. Odland’s combined role as Chairman and Chief Executive Officer promotes unified leadership and direction for the Board of Directors and executive management and it allows for a single, clear focus for the chain of command to execute the Company’s strategic initiatives and business plans. In addition, the Company’s Corporate Governance Guidelines provide that if the roles of Chief Executive Officer and Chairman are not contractually required to be combined, the position of Chairman shall be held by an “independent” director of the Board of Directors. When the role of CEO and Chairman are combined, the non-management Directors of the Board select an independent Director to serve as Lead Director.

Our Lead Director is Mr. Neil R. Austrian. As Lead Director, Mr. Austrian presides at regularly scheduled executive sessions of non-management Directors. The non-management Directors select a Director to serve as the chair of the Nominating and Corporate Governance Committee and to serve as Lead Director. That Director is required to be an Independent Director of the Board of Directors.

The Lead Director’s role includes the following duties:

•	preside at all meetings of the Board of Directors where the Chair is not present;

•	preside at all executive sessions of the Independent Directors;

•	call meetings of the Independent Directors, as needed;

•	meet regularly with the CEO;

•	serve as a liaison between the CEO and the Independent Directors;

•	develop the agendas for meetings of the Independent Directors;

•	approve Board of Directors meeting agendas and schedules;

•	review information sent to the Board of Directors; and

•	meet with shareholders as appropriate.

Director Independence

The Board of Directors believes in strong and independent Directors. The Board of Directors evaluates the independence of each nominee for election as a Director of our Company in accordance with the Corporate Governance Guidelines, which incorporate the applicable listing standards of NYSE. The Corporate Governance Guidelines require that a majority of our Board of Directors must be “Independent Directors” within the meaning of NYSE’s listing standards, and all Directors who sit on our Corporate Governance and Nominating Committee, Audit Committee and Compensation Committee must also be Independent Directors.

All members of our Audit Committee, Finance Committee, Compensation Committee and Corporate Governance and Nominating Committee have been determined by our Board of Directors to be Independent Directors. Our Board of Directors has reviewed the various relationships between members of our Board of Directors and the Company and has affirmatively determined that none of our Directors has a material relationship with Office Depot other than Mr. Odland, our Chair and Chief Executive Officer, who is a full time employee of our Company. Our Board of Directors has also determined that Messrs. Bateman, Rubin and Svider are affiliates of the Company due to the stock ownership of BC Partners. The Board of Directors concluded that a relationship with a shareholder of the Company in and of itself does not impair Messrs. Bateman, Rubin and Svider’s independent judgment in connection with their duties and responsibilities as Directors of the Company.

As a result, all members of our Board of Directors other than Mr. Odland have been determined to be Independent Directors. This determination by our Board of Directors is based upon an individual evaluation of each of our Directors, his or her employment or board of directors affiliations, and a determination that the Independent Director has no business relationship with our Company other than his or her service on our Board of Directors. None of our Directors serves as an executive officer of a charitable organization to which we made contributions during 2009. Our Chief Executive Officer, Mr. Odland, is not a member of any Committees of our Board of Directors.

Board of Directors’ Role in Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board of Directors in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company. The full Board of Directors participates in an annual enterprise risk management assessment, which is led by the Company’s Chief Compliance Officer. In this process, risk is assessed throughout the business, focusing on four primary areas of risk: financial risk, legal/compliance risk, operational/strategic risk and compensation risk. In addition to discussion of risk with the full Board of Directors at least once a year, the independent directors discuss risk management during executive sessions without management present with the Lead Director presiding.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors also have responsibility for risk management. In particular, the Audit Committee focuses on assessing and mitigating financial risk, including internal controls, and receives an annual risk assessment report from the Company’s internal auditors. The Audit Committee also receives quarterly reports on identified risk areas. In setting compensation, the Compensation Committee also strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy.

How Nominees to Our Board of Directors are Selected

Candidates for election to our Board of Directors are nominated by our Corporate Governance and Nominating Committee and ratified by our Board of Directors for nomination to the shareholders. The Corporate Governance and Nominating Committee does not have a formal policy with respect to diversity, however, it seeks to have a Board of Directors that represents diversity as to gender, race, ethnicity and background experiences. The Corporate Governance and Nominating Committee operates under a charter, which is available on our corporate web site at www.officedepot.com under the headings “Company Information/Investor Relations/Corporate Governance.”

Candidates Recommended by Shareholders. Our Corporate Governance and Nominating Committee will give due consideration to candidates recommended by shareholders. Shareholders may recommend candidates for the consideration of the Corporate Governance and Nominating Committee by submitting such recommendation directly to the Committee by mail, as described under the heading “Corporate Governance; Communicating with our Board of Directors” in this Proxy Statement. In making recommendations, shareholders should be mindful of the discussion of minimum qualifications set forth in the following paragraph.

Qualifications for Nomination. Our Corporate Governance and Nominating Committee believes that the minimum qualifications for serving on our Board of Directors are that a nominee have substantial experience in working as an executive officer for, or serving on the board of directors of a public company, or that he or she demonstrates by significant accomplishment in another field of endeavor. That experience may have been gained in the for-profit or the non-profit sectors. The Corporate Governance and Nominating Committee also seeks director candidates with an ability to make a meaningful contribution to the oversight and governance of a company having a scope and size similar to our Company. A Director must have an exemplary reputation and record for honesty in his or her personal dealings and business or professional activity, as confirmed by a background and security check. All Directors should possess at least a basic understanding of financial matters, have an ability to review and understand our financial and other reports, and to discuss such matters intelligently and effectively. He or she also needs to exhibit qualities of independence in thought and action. All Directors should possess strong collaboration skills, have the potential to influence management and also have the ability to dedicate significant time to service on our Board of Directors. A candidate should be committed first and foremost to the interests of all our shareholders. Persons who represent a particular special interest, ideology, narrow perspective or point of view would not, therefore, generally be considered good candidates for election to our Board of Directors.

Methods of Finding Qualified Nominees. Our Corporate Governance and Nominating Committee identifies nominees in a number of ways. One method is the recommendation of sitting members of the Board of Directors, who personally know and have an understanding of the qualifications of a proposed nominee. A second method is an awareness of persons who are successful in business, the non-profit sector or a profession, whether personally known to a member of the Board of Directors or not. Such persons are contacted from time to time to ask whether they would be willing to serve. If they are willing, then the Committee conducts significant amounts of due diligence to ensure that a nominee possesses the qualifications, qualities and skills outlined above. The Corporate Governance and Nominating Committee also from time to time may engage search firms to assist the Committee in identifying potential nominees to our Board of Directors. These firms conduct searches on behalf of the Corporate Governance and Nominating Committee and provide the Committee with names of potential director candidates. We pay these firms a fee for such services. As mentioned above, our Corporate Governance and Nominating Committee also is open to receiving recommendations from shareholders as to potential candidates it might consider.

Messrs. Raymond Svider, James Rubin and Justin Bateman were appointed as Directors pursuant to the terms of the Investor Rights Agreement, dated as of June 23, 2009, among the Company, BC Partners, Inc. and certain funds advised by BC Partners, Inc. (the “Investors”) (the “Investor Rights Agreement”) whereby the Investors were entitled to nominate three directors to the Board and the Company agreed to use all reasonable efforts to cause the persons nominated by the Investors pursuant to the terms of the Investor Rights Agreement to be elected to the Board. In addition, pursuant to the terms of the Investor Rights Agreement, Mr. James Rubin was appointed to the Corporate Governance and Nominating Committee and the Finance Committee and Mr. Raymond Svider was appointed to the Finance Committee and the Compensation Committee. For more information regarding the Investor Rights Agreement, please refer to our Form 8-K filed with the SEC on June 23, 2009.

Prior to his appointment to the Board of Directors, Mr. Colligan’s nomination was presented to the Corporate Governance and Nominating Committee by a third-party search firm, which was employed by the Company to assist the Committee in identifying candidates for Director, facilitate the screening and interview process and gather additional information about the prospective nominee’s background and experience.

Communicating with our Board of Directors

Our shareholders and any other parties interested in communicating with our Board of Directors may contact any member (or all members) of our Board of Directors (including without limitation the Lead Director, Neil R. Austrian, or the Independent Directors as a group), any Committee of our Board of Directors or any Chair of any such Committee by mail. To communicate with our Directors by mail, correspondence may be addressed to any individual Director by name, to the Independent Directors as a group, to the Lead Director by title, to any Committee of our Board of Directors by name or to any Committee Chair either by name or by title. All such mailings are to be sent “c/o Corporate Secretary” to our corporate headquarters address, 6600 North Military Trail, Boca Raton, FL 33496.

In addition, any person who desires to communicate any matter specifically and confidentially to our Audit Committee may contact the Audit Committee by addressing a letter to the Chair of the Audit Committee, c/o Corporate Secretary, at our corporate headquarters address. Mark on the outside of the envelope that the communication inside is Confidential. Such communications to our Audit Committee may be submitted anonymously to the Audit Committee Chair, in which event the envelope will not be opened for any purpose, other than appropriate security inspections. Such mailing will be forwarded directly to the Chair of our Audit Committee for his or her review and follow-up action as he or she deems appropriate.

It is our Board of Directors’ policy that each of our Directors should attend the Annual Meeting, at which time they are available to answer questions that may be raised in the question and answer period. At our 2009 Annual Meeting, all Directors were in attendance.

Related Person Transactions Policy

Our Related Person Transactions Policy (the “Policy”) sets forth the procedures governing the review and approval or ratification of transactions between the Company, on the one hand, and (i) an executive officer; (ii) director; (iii) an immediate family member of an executive officer or director; (iv) any security holder who is known by the Company to own of record or beneficially more than five percent of any class of the Company’s voting securities at the time of the transaction; or (v) an immediate family member of such five percent security holder, on the other hand. Persons in categories (i), (ii), (iii), (iv) and (v) are collectively referred to as “Related Persons.”

This Policy applies to all related person transactions, and under the Policy a “related person transaction” is any transaction:

•	In which the Company was or is to be a participant;

•	In which the amount exceeds $120,000;

•	In which any Related Person has, or will have, a direct or indirect material interest;

•	Including any contribution of $120,000 or more to a charitable organization of which a Related Person is a trustee, director, executive officer or has a similar relationship.

No Related Person transaction shall be approved or ratified if such transaction is contrary to the best interests of the Company. Unless different terms are specifically approved or ratified by the Corporate Governance and Nominating Committee, any approved or ratified transaction must be on terms that are no less favorable to the Company than would be obtained in a similar transaction with an unaffiliated third party under the same or similar circumstances. All related person transactions or series of similar transactions must be presented to the Corporate Governance and Nominating Committee for review and pre-approval or ratification. A copy of the Policy is available for review on the Company’s web site at www.officedepot.com under the headings “Company Information/Investor Relations/Corporate Governance.”

From time to time the Company may engage in purchase and sale transactions for office products with BC Partners or its portfolio companies. These transactions are conducted on an arms length basis and are not material to BC Partners.

Succession Planning

At least annually, the Board of Directors formally discusses CEO and senior management succession with the CEO and also in executive session with only non-management Directors present. The process includes an evaluation of the requirements for the CEO and each senior management position and  the regular review of potential permanent and interim candidates for CEO and senior management positions.

Code of Business Conduct (Code of Ethical Behavior)

Our Board of Directors has adopted a Code of Ethical Behavior for all of our employees. This Code also applies to our Directors. A copy of this Code may be viewed at our corporate website, www.officedepot.com under the headings “Company Information/ Investor Relations/Corporate Governance.” In addition, a printed copy of our Code of Ethical Behavior will be provided to any shareholder upon written request to our Corporate Secretary at the address for our corporate headquarters listed elsewhere in this Proxy Statement.

The Company has established the confidential Office Depot Hotline (the “Hotline”) to assist our employees in complying with their ethical and legal obligations and reporting suspected violations of applicable laws, our policies or established procedures. The Hotline enables our associates, vendors and the public to express their concerns about possible violations of law or our policies without fear of retribution or retaliation of any kind. It is our express policy that no retaliatory action be taken against any associate for using the Hotline procedure. The Hotline is operated by an independent third party, not by Company personnel. The Hotline can be accessed by either calling the following toll-free number or visiting the following web site:

1-866-634-6854

www.odhotline.com

COMMITTEES OF OUR BOARD OF DIRECTORS

The Board of Directors has established four (4) standing committees—(i) Audit, (ii) Compensation, (iii) Corporate Governance and Nominating, and (iv) Finance. Our Board of Directors met eight (8) times during fiscal 2009. All of our Directors attended more than 75% of the total number of Board of Directors meetings and meetings of the committees on which they serve. The table below shows the current membership for each of the Board of Directors’ standing committees:

Audit Committee	Compensation Committee	Corporate Governance & Nominating Committee	Finance Committee
Thomas J. Colligan	Lee A. Ault, III	Lee A. Ault, III	Neil R. Austrian
Brenda J. Gaines*	David W. Bernauer	Neil R. Austrian*	David W. Bernauer
Myra M. Hart	Marsha J. Evans*	Brenda J. Gaines	David I. Fuente*
Kathleen Mason	W. Scott Hedrick	W. Scott Hedrick	James S. Rubin
	Raymond Svider	James S. Rubin	Raymond Svider

*	Committee Chair

Each of the four committees of our Board of Directors has a written charter that has been approved by our Board of Directors, is available for review on our corporate website, www.officedepot.com under the headings “Company Information/Investor Relations/Corporate Governance” and is available in hard copy upon written request to our Corporate Secretary.

Audit Committee

The Audit Committee has four members and typically meets at least four times per year. During 2009, the Audit Committee held five (5) meetings. Our Board of Directors has reviewed and made the determinations required by the listing standards of NYSE and regulations of the SEC regarding the independence and financial literacy of the members of our Audit Committee. All members of the Audit Committee have been determined to be financially literate. In addition, our Board of Directors has determined that the following members of our Audit Committee qualify as “audit committee financial experts” within the meaning of the applicable regulations of the SEC: Brenda Gaines, Kathleen Mason and Thomas Colligan.

The Audit Committee is responsible for the performance of our internal audit function as well as ensuring our compliance with legal and regulatory requirements, assessing and mitigating financial risks to the Company and insuring the integrity of our financial reporting process. The Audit Committee’s responsibilities, discussed in detail in its charter, include, among other duties, the duty to:

•	oversee the financial reporting process;

•	meet with internal and external auditors regarding audit results;

•	engage and ensure the independence of our independent registered public accounting firm;

•	review the effectiveness of our internal controls; and

•	oversee compliance with our Code of Ethical Behavior.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee has five members and typically meets three to four times per year. During 2009, the Corporate Governance and Nominating Committee met five (5) times. Mr. Neil R. Austrian, the Chair of our Corporate Governance and Nominating Committee, also serves as the Lead Director of our Board of Directors. Pursuant to our Corporate Governance Guidelines, the Independent Directors elect the Chair of the Corporate Governance and Nominating Committee who also serves as the Company’s Lead Director.

Our Corporate Governance and Nominating Committee is responsible for establishing and monitoring the effectiveness of the overall corporate governance philosophy and the Director nomination process. The Corporate Governance and Nominating Committee’s responsibilities include, among other duties, the duty to:

•	review and make recommendations to the Board of Directors concerning the size and composition of our Board of Directors and its committees and the recruitment and selection of Directors;

•	nominate Director candidates for election at annual meetings; and

•	review and make recommendations to the Board of Directors concerning our corporate governance policies and practices.

In addition, the Corporate Governance and Nominating Committee is also responsible for reviewing and approving any transactions between the Company and any Related Person. See “Corporate Governance; Related Person Transactions Policy.”

Finance Committee

The Finance Committee has five members and typically meets at least four times each year. During 2009, the Finance Committee met eight (8) times.

Our Finance Committee is responsible for overseeing our capital structure, financial policies and business and financial plans. The Finance Committee’s responsibilities, discussed in detail in its charter, include, among other duties, the duty to:

•	review our financial policies and procedures;

•	review annual capital budgets and major spending requests from management;

•	monitor our financial standing and financial ratings;

•	review our long-range financial objectives; and

•	provide oversight and advice to management regarding our capital allocation, spending and structure.

Compensation Committee

The Compensation Committee has five members and typically meets four times per year. During 2009, the Compensation Committee met seven (7) times. All members of the Committee have been determined by our Board of Directors to be Independent Directors.

Compensation Committee Responsibilities and Authority

Our Compensation Committee is responsible for establishing and monitoring the effectiveness of the overall compensation philosophy and policies of our Company. As set forth in its Charter, the Compensation Committee’s responsibilities, include, among other duties, the duty to:

•

review the performance and approve the compensation of each of our executive officers except for our Chief Executive Officer (CEO), whose performance and compensation will be reviewed and established by the independent members of the full Board of Directors;

•	provide oversight of all cash compensation, equity compensation, benefits and perquisites for our executive officers and directors; and

•	provide oversight of our general compensation policies.

In connection with its review of performance of our executive officers, the Compensation Committee also reviews the financial results of the Company for the purposes of determining compensation program levels and if performance goals were attained. The Compensation Committee obtains the data regarding the Company’s financial results for the year from management and discusses the financial results with its compensation consultant and others as it may deem necessary, and then certifies the results and reports the results to the Board of Directors. The Compensation Committee reviews the individual performance ratings for the NEOs other than the CEO.

The Chair of the Compensation Committee works with members of our Human Resources department and with the Executive Vice President and General Counsel to set individual meeting agendas for the Compensation Committee that are consistent with an annual calendar of regular activities that has been approved by the Compensation Committee and reported to the Board of Directors. As needed, telephonic Compensation Committee meetings are held which are not part of the pre-established annual calendar.

Compensation Committee Charter

The Compensation Committee Charter is reviewed periodically to ensure that the Compensation Committee is fulfilling its duties in aligning our executive compensation program with shareholder value creation, ensuring that we attract and retain talented executives and managers, and are being responsive to the legitimate needs of our shareholders. There were no changes to the Compensation Committee Charter in 2009.

Delegation of Authority; Subcommittees

The Compensation Committee has delegated authority to the Chair of the Committee to approve, upon the recommendation of the CEO and the Executive Vice President, Human Resources, new hire equity grants for officers who are not executive officers, provided that such grants do not exceed a level that is 25% above the annual target long-term incentive in effect during the year of the grant for officers at the same level as the new hire, and otherwise follows policies approved by the Compensation Committee. Grants and awards to executive officers and directors are reserved to the full Compensation Committee. The Compensation Committee has also delegated authority to our Compensation and Benefits Committee (which consists of the Executive Vice President, Human Resources, Executive Vice President and General Counsel and Executive Vice President and Chief Financial Officer) the power to administer and make certain non-material amendments to our qualified 401(k) plan and our health and welfare plans that are subject to the Employee Retirement Income Security Act of 1974 and our non-qualified deferred compensation plans. The Compensation Committee has also been delegated the power to administer and make certain non-material amendments and grants under our long term equity plans, but only to the extent that such grant is not made to or such amendment does not affect the rights or obligations of any participant in the long term equity plans who is also a Section 16 reporting officer of the Company, or of any Executive Vice President, Senior Vice President or Vice President of the Company. The Compensation Committee has not delegated any of its authority (for example to a subcommittee).

Involvement of Compensation Consultants and Executive Management in Compensation Decisions

Among other matters, the Charter provides the Compensation Committee with the authority to engage outside advisors (including independent compensation consultants and legal counsel) to study our compensation policies and practices and to make recommendations regarding both general and specific director and executive compensation matters. The Compensation Committee continues to engage Hay Group, a human resource and compensation consulting firm, as its independent advisor with respect to executive compensation. The Compensation Committee believes that Hay Group’s counsel to the Compensation Committee is particularly valuable and insightful due to the consultant’s expertise among global retail and “business-to-business” publicly- traded organizations, its broad understanding of the Company’s compensation strategy and systems for all employees and its ability to assure that compensation systems throughout the Company have internal pay equity.

Hay Group provides independent advice to the Compensation Committee on NEO and executive compensation matters including base salaries, annual incentives, long term incentives and perquisites. Specifically at the direction of the Committee, a separate set of Hay Group employees worked with the Company’s management team on certain non-executive compensation related matters including grouping jobs into job grades for the purpose of providing structure for compensation program administration for all employees of the Company, broad-based compensation design and the global alignment of other executive and non-executive compensation programs. The members of management with which Hay Group worked include the Executive Vice President, Human Resources, Vice President, Compensation, Benefits and Human Resources, Information Management, Director of Compensation, Human Resources, Directors and Vice President, Human Resources Europe.

Throughout 2009, the Compensation Committee Chair worked directly with Hay Group to determine the scope of the work needed to be performed to assist the Compensation Committee in its decision making processes prior to each regularly-scheduled Compensation Committee meeting. In addition, Hay Group also worked from time to time with other members of the Compensation Committee (particularly in executive sessions of the Committee), the Executive Vice President, Human Resources, the Executive Vice President and General Counsel, and other management members (particularly Human Resources and Legal staff) to gain better understanding of our pay policies and practices and to facilitate the development of our executive compensation strategies and approach to determining compensation levels. The Company also purchases survey information from Hay Group to assist in the determination of competitive compensation for positions below the executive level. In addition, the Company purchases survey information from other compensation specialists that are not customized for the Company in order to help the Company understand the competitive market in which we compete for talent. These surveys provide general information regarding the form and amount of compensation typically paid within our industry and are consulted but not relied upon by the Compensation Committee.

Executive Session

At each meeting, the Compensation Committee meets in executive session without members of management present for the purpose of discussing matters independently from management.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) discusses Office Depot, Inc.’s (the “Company”) compensation philosophy and practices; the elements of compensation of the Chief Executive Officer (“CEO”), Executive Vice President and Chief Financial Officer (“CFO”) and the other named executive officers who are listed in the Summary Compensation Table that follows (collectively, the “NEOs”). In addition, outlined below is the Compensation Committee’s (the “Committee”) assessment of the Company’s compensation philosophy and practices and discussion regarding why each element of compensation has been selected and how it is applied and implemented by the Committee.

Our Compensation Philosophy

The executive compensation program is constructed to align the interests of management with shareholders, to attract and retain highly qualified individuals and to create long-term value while not incentivizing excessive risk taking. To accomplish this, the compensation structure is composed of three major components: base salary, performance-based annual cash bonus, and long term equity incentives. Certain benefits and perquisites are also normally provided to attract and retain talented executives and are viewed as competitively necessary in the retail industry.

Base salary is designed to provide a competitive fixed amount of compensation which amounts to no more than half of an NEO’s total target compensation. This target mix of base salary with target variable compensation was unchanged from 2008 as no changes were made to base salary or target variable compensation in fiscal year 2009.

The performance-based annual cash bonus is designed to link compensation to shareholder interests and provide meaningful rewards that align with short-term objectives while avoiding undue risk taking. The target bonus is set approximately at the peer group median if certain annual plan goals are satisfied. Additionally, the target bonus payout is normally leveraged up and down for above and below plan performance respectively. However, for fiscal year 2009, the annual bonus plan only provided the target bonus payout with no upside potential, because the Committee recognized that even if performance goals were met, the Company would still experience performance below historical standards. Two thirds of the 2009 bonus was payable if certain financial metrics were achieved or exceeded, and up to one-third of the target bonus payout was dependent on the Committee’s qualitative evaluation of the achievement of specific execution factors. For fiscal year 2009, the extreme volatility and uncertainty of the financial environment made it very difficult to set a relationship between performance achievement and reward. The Committee believed it was critical that the Company achieve positive cash flow before financing for the year and positive Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) for the second half of the year based on the successful implementation of the liquidity initiatives in the first half of the year. For those reasons, the bonus payout for cash flow before financing and EBITDA were set to pay at the target amount. The Committee may also include a discretionary component in the performance-based annual cash bonus. This enabled the Committee to consider risk issues, quality of performance, and other factors.

The long-term equity incentive is constructed to balance short-term performance rewards with those for sustained long-term performance results that benefit the stockholders and provide retentive characteristics. The Committee believes that the long-term equity incentive program is imperative in retaining the management team. This program provides for the grant of non-qualified stock options, as well as restricted stock, at the discretion of the Committee. Long-term incentive opportunities are structured to be at the median of the peer group. The long-term incentive is designed to provide meaningful rewards that align with long-term objectives while avoiding undue risk taking. The long-term grant in 2009 was made in accordance with this philosophy.

NEOs are eligible for certain benefits and perquisites including an executive insurance plan (i.e., medical, prescription, dental, and vision coverage) and a car allowance. Due to the challenging business environment in 2009, the Committee reduced the NEOs’ benefits to help meet the Company’s cost objectives.

Overview of 2009 Compensation Programs for Named Executive Officers

Salary and Incentive Compensation

The Committee established a compensation structure for executive officers that focused on the Company’s key financial and business objectives for 2009. The Committee designed the 2009 compensation structure to ensure that the Company continued to attract, retain and motivate executives to achieve financial performance objectives that the Committee established. Given the unprecedented business environment that the Company and the global economy faced during 2009, the Committee evaluated the most appropriate structure for measuring NEO performance during that difficult period. The Committee did not increase base salaries in fiscal year 2009, and the CEO’s base compensation has never been increased.

In establishing these 2009 performance metrics, the Committee considered the key performance measures for the business given the current economic environment. Specifically, the Committee believed that maintaining focus on cash flow and earnings would be essential to the Company’s success. For that reason, the Committee determined that for fiscal year 2009, one-third of the award under the annual cash bonus plan would be based on attaining a cash flow before financing goal for the year, and one-third would be based on attaining a goal relative to EBITDA for the second half of 2009 to reflect the benefit of the implementation of various corporate initiatives earlier in the year. In addition, the Committee established that the final one-third of the award under the annual cash bonus plan was discretionary, and would be based on achieving qualitative factors set by the Committee, including, but not limited to, implementing a major new financial reporting system, implementing multiple cost-saving and restructuring initiatives, maintaining top vendor relationships, increasing direct imports as a percentage of sales, and maintaining voluntary turnover at the director and above level below 15%. The 2009 corporate initiatives included process changes to improve supply chain operating efficiency and process improvements through the implementation of an integrated financial management system. The objective was to create an incentive program that remained relevant throughout the 2009 fiscal year and that was aligned with the Company’s primary corporate initiatives. Also, immediate action was taken by the Committee to reduce compensation and benefit expenses in 2009 by eliminating the 401(k) plan and deferred compensation plan company match and other compensation and benefit programs, including the employee stock purchase plan, the tuition assistance plan, and financial planning for officers.

The financial targets under the 2009 annual cash bonus plan were designed to provide an all or nothing approach. So, regardless of whether target performance was achieved or exceeded for the financial metrics, only target bonus could be paid. The financial targets for cash flow before financing and EBITDA were exceeded. Whereas, the Committee had discretion to award an amount between $0 and target for the qualitative metric based on its evaluation of the overall results of the qualitative factors considered. As a result of Company-wide performance in fiscal year 2009, 100% of target bonus awards were payable to the NEOs.

In fiscal year 2009, the factors considered by the Committee in determining long-term incentive awards included current market conditions, business results, individual performance, leadership potential and retention. The 2009 long-term incentive grant was delivered entirely in non-qualified stock options. Half of these options were granted at a 25% premium over the fair market value. These payments are detailed in the compensation tables that follow.

Effect of Equity Purchase by BC Partners

The approval by the Company’s shareholders on October 14, 2009 of the convertibility to common shares of the Company’s convertible preferred stock held by BC Partners triggered certain provisions in our NEOs’ employment agreements and change-in-control agreements. Two of the NEOs, Messrs. Brown and Rubin, received an annual bonus for 2009 that was equal to their highest bonus in the last three fiscal years preceding the equity purchase because the transaction triggered their change-in-control agreements which included this bonus provision. In addition, under the change-in-control and employment agreements between the Company and the Company’s NEOs, the equity purchase triggered enhanced severance benefits that could be paid to an NEO upon a subsequent termination of employment by the Company without “cause” or resignation with “good reason” (as defined in those agreements). For Messrs. Odland, Brown and Rubin “good reason” includes the executive’s ability to terminate his employment for any reason during the 30-day period immediately preceding the first anniversary of the effective date of the change of control. Upon such termination Messrs. Odland, Brown and Rubin could receive approximately $11.3 million, $3 million and $2.9 million, respectively. The value reported for Mr. Odland in the previous sentence includes the approximate value of unvested long-term incentives that immediately vested upon the approval of the equity purchase. Pursuant to the change-in-control provision of his employment agreement, all outstanding equity awards held by Mr. Odland became fully vested upon the change of control, even without a subsequent employment termination These employment and change-in-control agreements are a part of the Company’s compensation programs and were negotiated and executed prior to any contemplated transaction with BC Partners.

New CEO Employment Agreement

In February 2010, the Company and Mr. Odland entered into an amended and restated employment agreement (the “Amended Employment Agreement”) that amends the severance and change-in-control provisions and eliminates tax gross-up benefits contained in the employment agreement originally dated March 11, 2005, as amended February 28, 2008, between the Company and Mr. Odland (the “Previous Employment Agreement”). The Amended Employment Agreement also provides for the payment of a cash retention award to Mr. Odland subject to certain conditions. The Amended Employment Agreement became effective on February 19, 2010 for a term ending on March 11, 2011 and shall automatically renew for an additional one year period on each successive March 11 unless the Company or Mr. Odland provides 90 days prior written notice that the term of employment shall not be extended.

Among other things, the Amended Employment Agreement eliminates Mr. Odland’s ability to terminate his employment for any reason, constituting “good reason,” during the 30-day period immediately preceding the first anniversary of the effective date of the BC Partners equity purchase described above. In addition, the Amended Employment Agreement provides for a retention award of $5 million, subject to vesting in three equal installments over the period beginning on the effective date of the Amended Employment Agreement and ending on September 14, 2012 subject to Mr. Odland’s continued employment through the vesting dates. The retention award will be paid to Mr. Odland in cash, to the extent vested, upon his termination of employment, subject to applicable tax regulations regarding deferred compensation. In addition, the retention award shall be subject to accelerated vesting upon Mr. Odland’s termination without cause, for good reason or due to death or disability, as these terms are defined in the Amended Employment Agreement. Information regarding the new severance and change-in-control provisions of the Amended Employment Agreement is set forth under the section heading “Summary of Executive Agreements and Potential Payments Upon Termination Or Change Of Control” below. The Committee approved the Amended Employment Agreement in order to retain our CEO and eliminate any uncertainty regarding the leadership of the Company based on the benefits otherwise triggered under Mr. Odland’s Previous Employment Agreement as a result of the BC Partners equity purchase.

Role of Compensation Consultants in Compensation Decisions

As discussed in the section entitled “Committees of Our Board of Directors; Compensation Committee; Involvement of Compensation Consultants and Executive Management in Compensation Decisions,” the Committee engages Hay Group, a human resource and compensation consulting firm, as its independent advisor with respect to executive compensation.

In addition, Hay Group also works from time to time with members of the Committee, particularly in executive sessions of the Committee; and at the request of the Committee, with the Company’s executives, other management members, and Human Resources and Legal Departments, to gain a better understanding of the Company’s pay policies and practices and to facilitate the development of the Company’s executive compensation strategies and determination of appropriate compensation levels. The Company also purchases survey information from Hay Group to assist in the determination of competitive compensation for positions below the executive level. The Committee has also engaged independent legal counsel to advise it in certain compensation matters.

Role of Management in Compensation Decisions

The Committee believes that even the best advice of a compensation consultant or other outside advisors must be combined with the input from senior management and the Committee’s own individual experiences and best judgment to arrive at the proper alignment of compensation philosophy, programs and practices. The CEO, CFO, the Executive Vice President, Human Resources and the Executive Vice President, General Counsel are the members of senior management who interact most closely with the Committee. These individuals work with the Committee to provide their perspectives on reward strategies and how to align those strategies with the Company’s business and management retention goals. They provide feedback and insights into the effectiveness of the Company’s compensation programs and practices. The Committee looks to the Legal Department for advice in the design and implementation of compensation plans, programs and practices. In addition, the CEO, the Executive Vice President, Human Resources, the Executive Vice President, General Counsel and certain members of the Human Resources and Legal Departments often attend portions of Committee meetings to participate in the presentation of materials and to discuss management’s point of view regarding compensation issues. The Committee requires management input to properly assess the internal impact of regulatory changes and potential program changes. Management is asked to provide advantages and disadvantages of decision items so that the Committee has a full range of information from both internal and external sources upon which to make its decisions. There is no predetermined weight given to management’s input in making compensation program decisions.

Competitive Benchmarking

The Committee believes benchmarking is useful as a method to gauge the compensation level for executive talent within competitive job markets that are germane to the Company based upon both financial and non-financial characteristics. The Committee utilizes data gathered from the Company’s Peer Group (defined below) and survey data from the Hay Group for benchmarking purposes. However, the Peer Group and Hay Group survey data are not used in isolation. NEO compensation also is reviewed in comparison with the Company’s financial performance and the financial performance of the Peer Group. This information is then used to analyze each NEO’s individual performance and tenure in his/her current position. After a review of the benchmarking data and the other factors mentioned, the Committee determines any changes to the NEO compensation positioning, target total direct compensation structures, variable compensation program design, and/or benefit and perquisite offerings, if necessary. Target total direct compensation is the sum of current base salary plus target annual cash incentive opportunity plus target annual equity incentives grant value. The Committee considers each element of compensation individually but also considers the total direct compensation as well as the mix of compensation paid to the NEOs when making compensation decisions. Data from proxy statements filed with the SEC provides specific Peer Group NEO information concerning base salaries, bonuses earned, long-term incentives granted, types of long-term incentive vehicles used, and benefit/perquisite prevalence. Hay Group survey data also provides information concerning base salaries, annual incentives earned and long-term incentive grants, but additionally provides target levels of variable pay as a percentage of base salaries and dollar values of certain executive benefits/perquisites.

The Committee developed specific criteria to select the Company’s Peer Group and reviews these criteria annually. The criteria used in 2008 was retained by the Committee in 2009 and included companies with revenues within one half to two times the Company’s revenue; a retail or direct to customer business; a business to business model; significant global operations; a significant distribution function; and private brand-driven operations. Companies selected for the Peer Group were required to have a number of these characteristics but not required to have all of them. Circuit City, which went bankrupt during 2009, was the only company removed from the 2008 peer group. No companies were added.

For 2009, the Company’s Peer Group consisted of the following twenty-two organizations:

• Arrow Electronics, Inc.	• Kohl’s Corporation	• Sherwin-Williams Company
• AutoNation, Inc.	• Limited Brands, Inc.	• Staples, Inc.
• Avnet, Inc.	• Macy’s, Inc.	• Starbucks Corporation
• Avon Products, Inc.	• Marriott Intl, Inc.	• Tech Data Corporation
• Best Buy Co., Inc.	• Nike, Inc	• TJX Companies, Inc.
• Gap Inc.	• OfficeMax Inc.	• Xerox Corporation
• Genuine Parts Company	• Rite Aid Corporation	• Yum! Brands, Inc.
• J.C. Penney Co., Inc.

The Company’s financial performance was evaluated relative to Peer Group performance for fiscal year 2008 (the most recent year from which data is available) sales, total shareholder return (TSR), and earnings before interest and taxes compound annual growth rate (EBIT CAGR) for 1, 3, and 5 years. The following table details the Company’s performance on a percentile basis in comparison to our Peer Group:

1,3,5 Year Performance Analysis Through Fiscal Year 2008

	SALES ($000)	TSR			EBIT CAGR
		1 Year	3 Year	5 Year	1 Year	3 Year	5 Year
25th Percentile	$11,081	-53%	-23%	-11%	-25%	-3%	1%
Median	$16,309	-44%	-14%	-4%	-14%	4%	6%
75th Percentile	$19,132	-23%	-4%	-1%	1%	7%	9%
OFFICE DEPOT	$14,496	-79%	-54%	-29%	-98%	-73%	-52%
Percent Rank	42%	2%	0%	4%	0%	2%	2%

The Company’s performance is in the bottom half of the Peer Group. This deviation is primarily due to our reliance on small businesses and individuals who are disproportionately affected by the weak liquidity environment and current global economic crisis. This has had a disproportionate impact on the Company’s small business customers and their demands for the Company’s products when compared to other companies in the Peer Group. In response to the restrictions on the availability of credit, both consumers and businesses have reduced their spending on office products and related services. In addition, businesses have laid off employees and many smaller businesses have shut down, directly affecting the consumption of the Company’s products and related services. This reduction in purchases of office products and related services, along with the fact that the Company’s North American business is more heavily concentrated in Florida and California, two states among the hardest hit by the weakening economy, had a disproportionate impact on the Company’s performance.

In 2009, the CEO’s total direct compensation (which includes the elements of base salary, annual cash incentive awards and annual equity incentives) was benchmarked solely against the Peer Group because the Committee believes that CEO positions within the Peer Group are of similar scope and complexity. The Hay Group survey compensation data was utilized to review the compensation of the non-CEO NEOs. This data is selected based on job content since proxy matches by title may not be available or may not adequately represent actual job content of our non-CEO NEOs. The Committee determined that this additional information was useful because of the variability of job content below the CEO level. The possibility of considerable variation in levels of responsibility and duties by title among our non-CEO NEOs limits the reliability of a strict comparison against our Peer Group by job title alone. However, our Committee still considers the Peer Group information to be the primary source for NEOs comparison information, while the Hay Group surveys are considered a secondary source for the reasons stated above.

Summary Table of Components of Compensation and Actions Taken During 2009

The following table summarizes each element of NEO compensation, what each element is designed to reward, how the amount for each element is determined, the evaluation metrics, and the actions taken by the Committee during 2009 that were related to each element of compensation.

Elements	Objectives & Basis	Evaluation Metrics	Actions Taken by the Compensation Committee
Base Salary	To provide fixed income based on: • Size, scope and complexity of the individual’s role • Individual’s current and historical performance • Relative position compared to market pay information	Peer Group Compensation Position: • CEO base pay for 2009 is 19% below median of Peer Group CEO data • NEO base pay for 2009 is 11% below median of Peer Group NEO data	• CEO has not received a base salary increase since joining the Company in 2005 • No change in NEO base salary in 2008 & 2009

Annual Cash Incentive	To provide focus and rewards for achievement of annual performance targets: • 2009 Performance Measures: — EBITDA — Cash Flow Before Financing — Qualitative factors

Performance Based:

•      Award for EBITDA and Cash Flow Before Financing is based on “all or nothing” for achievement of annual cash incentive plan performance targets with no additional compensation paid if targets are exceeded

•      Qualitative factors reviewed by Committee include: implementing a major financial system, implementing multiple cost-saving initiatives, maintaining top vendor relationships, maintaining voluntary turnover below 15% at the level of Director and above, and increasing direct imports as a percentage of sales

•      Total cash compensation is designed to pay at the median for meeting plan target performance

•      100% of bonus authorized for 2009 because financial targets and qualitative factors were achieved

•      Bonuses above target were paid to Mr. Brown and Mr. Rubin pursuant to the bonus provision contained in their change-in-control agreements

Elements	Objectives & Basis	Evaluation Metrics	Actions Taken by the Compensation Committee
Long-term Equity Incentive

To provide incentive for delivering stockholder value creation and to retain executives:

•      Awards may be made in stock options, stock appreciation rights, performance shares, restricted stock, restricted stock units and cash

Performance Based: • A minimum of 50% of each equity award for NEOs will be performance based

•      Target award levels established at approximately the median of the Peer Group data

•      In 2009, all long-term incentives were granted in stock options. Half of the annual grant options were granted at a 25% premium.

Benefits and Perquisites

To provide competitive health benefits and executive perquisites:

•      Each year, NEOs and their dependents are covered under an executive insurance plan that provides medical, prescription, dental and vision benefits

•      Each year, NEOs also receive the following perquisites:

— Car allowance

— Annual physical

Peer Group Benefits Position:

•      Company is below Peer Group in providing retirement benefits. In 2009, discontinuance of company match under 401(k) plan

•      Company has no pension plan, no retiree medical benefits and effective for 2010, no deferred compensation plan

•      401(k) plan company match eliminated in January, 2009

•      Froze current Deferred Compensation Plan beginning in 2010

•      Approved replacement of group term life insurance in 2010 with a group variable life insurance product for delivery of the one times annual salary of up to $500,000 in compensation in Company paid life insurance. The executives will have the ability to contribute after-tax compensation to this plan on a voluntary basis in 2010.

Stock Ownership Guidelines	To ensure alignment with shareholder interests: • CEO: 5 times base salary • Non-CEO NEOs: 1.5 times base salary • Executives have five years to achieve ownership targets

Peer group ownership requirements:

•      Hay Group provided Committee with Peer Group data which included both target dollars and target share guidelines, with the target dollars being the common methodology. The current guidelines used for NEOs are within the target range of the Peer Group

• No change to stock ownership guidelines

Elements	Objectives & Basis	Evaluation Metrics	Actions Taken by the Compensation Committee
Other	Change-in-Control Protection of Compensation: • Employment and/or change-in-control agreements are part of the compensation program for NEOs	Reasonable protection for executive compensation during a change-in-control to promote the continuity of management

•   The change-in-control provisions were triggered during 2009 due to the BC Partners purchase of equity convertible to more than 20% of the common shares outstanding

•   See Change in Control Without Termination Table for description of benefits payable during change-in-control period

Base Salary

The Committee views a competitive annual base salary as an important component of compensation that will be paid even if the Company does not achieve its annual financial performance goals in order to attract and retain executive talent. Annual base salaries also serve as the foundation for the annual cash bonus plan, which expresses annual cash incentive opportunity as a percentage of annual base salary.

The Committee reviews the NEOs’ base salaries in February of each year and considers the Company’s financial performance as well as the Company’s compensation objectives to attract and retain highly qualified individuals when evaluating proposed salary budgets and may increase, maintain or decrease salaries of NEOs. During the review process in February 2009, based on the Company’s performance and the NEOs’ competitiveness to market data, the Committee did not increase base salaries for any of the NEOs in 2009 even though base salaries were below the peer group median. The Committee believes that based on the Company’s overall performance in 2009, its decision not to increase salaries for the NEOs is consistent with its compensation philosophy and with its overall compensation objectives. The CEO has not received a base salary increase since he began his employment with the Company in 2005. In 2009, the CEO’s base salary was at 19% below the median of the Peer Group. On average, the non-CEO NEOs’ base salaries were 11% below the median of the Peer Group.

Annual Cash Incentives (“Bonus Plan”)

At the beginning of 2009, the Committee designed a Bonus Plan to provide annual cash incentives (generally referred to as “bonuses”) for our NEOs of which two-thirds was to be based upon the Company’s ability to meet annual financial performance targets that would ensure the successful continued operation of the Company’s business during the turbulent financial period. The Committee believed that the two financial measures critical to the protection and creation of investor wealth were positive cash flow before financing for the year and positive EBITDA for the second half of 2009. Each of the Company’s performance goals was targeted to pay out at 100% upon achievement with no additional bonus award to be paid if target was exceeded. If a target was not met, then no bonus award was to be paid. These metrics were based on total Company performance, as opposed to business unit performance, since the Committee believes that the NEOs’ primary job is to direct the overall performance of the Company. These financial performance goals were met and exceeded by the Company in 2009. All of the qualitative performance goals were also met and exceeded by the Company in 2009, and the Committee awarded the discretionary one-third of the bonus.

Targets under the Bonus Plan are expressed as a percentage of annual base salary earned during the year. Targets increase with job scope and complexity, thereby increasing variable pay opportunity for jobs that have a greater impact on the Company’s annual results. The Committee attempts to approximate the median target bonuses based on Peer Group compensation levels. In 2009, the target bonus for the CEO was 160% of his annual salary under the terms of his Previous Employment Agreement. The 2009 target bonuses for the Division Presidents (i.e., International Division, North American Retail Division and Business Solutions Division) were 75% of their respective annual salaries. The 2009 target bonus for the CFO was 70% of his annual salary.

As a result of achieving positive cash flow before financing for 2009, positive EBITDA for the second half of 2009, and achievement of all of the 2009 qualitative factors discussed above, the Committee authorized bonuses to be paid at 100% of target to the NEOs for the 2009 fiscal year.

In addition, as a result of the change-in-control provisions in their Employment Agreements, the 2009 bonuses paid to Mr. Brown and Mr. Rubin were equal to the highest bonus paid within the last three fiscal years prior to the year of the change-in-control, which occurred on October 14, 2009. This bonus provision resulted in a bonus amount payable which was 32% and 22% higher than the target bonus otherwise payable for 2009 for Mr. Brown and Mr. Rubin, respectively, because both NEOs were employed during fiscal year 2006, which paid the highest bonus within the last three fiscal years before the change-in control and paid a higher bonus than the target bonus for the 2009 fiscal year.

The 2010 Bonus Plan will continue to include EBITDA and replace free cash flow before financing with free cash flow as quantitative bases for bonus awards for 2010. However, the discretionary award component based on qualitative performance goals will not be included in the 2010 Bonus Plan. Instead, the 2010 Bonus Plan will include a quantitative sales criteria.

Long-Term Equity Incentives

The Committee also considers long-term equity incentive compensation to be critical to the alignment of executive compensation with shareholder value creation. Therefore, a market competitive long-term incentive component is an integral part of the overall executive compensation program. The Company’s long-term equity incentive compensation awards are made pursuant to the Office Depot, Inc. 2007 Long-Term Incentive Plan (the “LTIP”).

The Committee evaluated the LTIP design in early 2009 and revised the methodology for determining grants because of the Company’s low stock price. Long-term incentive grants in recent years had been determined by a target competitive long-term incentive value divided by the stock price for restricted stock or Black-Scholes value for stock options. The Committee elected to focus on the increase in value of the stock from the depressed value because the Committee felt that an option grant based on Black-Scholes would likely result in an excessive award based on the likely strike price and resultant Black-Scholes valuation. The NEOs’ equity incentive grants were determined using a number of factors which included a comparative analysis of long-term equity awards provided to NEOs in the Company’s Peer Group, a discretionary assessment of each NEO’s performance compared to current year business plan and a comparison to Peer Group and broader market performance.

The entire long-term incentive grant was delivered through non-qualified stock options in order to maximize the incentive value delivered through the use of shares cancelled by the grant since restricted stock cancels two authorized shares for every one share granted under the LTIP. One-half of the annual option grant was delivered through 25% premium-priced options.

Equity Awards Levels

The CEO’s equity grant for 2009 was 1,020,000 non-qualified stock options. Half of these options were granted at the grant date fair-market value of $.85 on the grant date and half at a 25% premium price of $1.0625. The other NEOs’ long term incentive equity grant levels were similarly determined. At a hypothetical $5 gain, these options provided target compensation in line with the stated compensation philosophy for long-term incentive grants being approximately at the median of the Peer Group data. The NEOs may realize value if the stock price has meaningful growth. The Company has changed its policy with respect to the amount of options awarded to Division Presidents, Executive Vice Presidents on Executive Committee, and Other Executive Vice Presidents. Previously, the Company made the same award to individuals within each level. However, in fiscal year 2009, the Committee changed that policy to enable the Company to reward, incentivize, and retain individuals differently within each level. When making these decisions, the Committee considered prior year performance, challenges facing each individual’s business unit, the individual’s performance, the individual’s level of responsibility, and competition for the individual’s talents within the industry. In 2009, an additional award of 500,000 stock options was made to Mr. Schmidt to recognize his performance and to better assure his retention as the leader of the Business Solutions Division. Equity grants made to the NEOs in 2009 are set forth in the Grants of Plan Based Awards Table.

Stock option grants vest over time. For the 2009 grant, one-third vests on each of the first, second, and third anniversaries of the date of the grant, providing the executive remains in the Company’s employment. The vesting schedule is intended to promote retention. Under the LTIP, if an executive leaves the Company for any reason other than death, disability or retirement before vesting, the unvested stock options are forfeited. Stock options were granted with a seven-year term. Section 16 officers, including NEOs, who are involuntarily terminated from the Company, other than for cause, or who voluntarily terminate their employment after completing five years of continuous service, have eighteen (18) months to exercise stock options that are vested at the time of separation. Stock options vest on retirement (age 60 with 5 years of service) for all recipients of options under the LTIP. Vested options for Section 16 officers who have not completed 5 years of service are exercisable for 90 days after termination of employment. All unvested options are forfeited. The LTIP provides that stock options may not be granted with exercise prices that are less than 100% of fair market value of the stock on the grant date. The LTIP defines “fair market value” as the closing stock price on the date of grant. The grant date is the date on which the Committee actually meets and takes action to make the grants. The LTIP does not permit re-pricing of stock options. No back-dating of stock options is permitted under any circumstances. The LTIP does permit the exchange of existing stock options with shareholder approval.

The Committee grants equity under the shareholder approved LTIP in accordance with its policy of making annual grants at least 5 days but not more than 30 days following the release of earnings. New hire option grants to officers made during the year are granted on the later of the first business day of employment or on the business day following the grant approval by the Committee Chair. The annual equity grants for 2009 were approved by the Committee at a meeting on March 4, 2009 after the Company’s earnings were released for the 2008 fiscal year.

Benefits and Perquisites

The Company provides the NEOs with a basic set of core benefits (e.g., coverage for medical, dental, vision care, prescription drugs, annual physical, basic life insurance, long term disability coverage, and car allowance) plus voluntary benefits that an NEO may select (e.g., supplemental life insurance). The Company’s overall benefits philosophy is to focus on the provision of these core benefits, with NEOs able to use their cash compensation to obtain such other benefits as they individually determine to be appropriate. The CEO is entitled, pursuant to his employment agreement, to the use of Company provided aircraft for personal travel, but such usage is limited to not more than 100 hours of such personal air travel per year.

The Company matching contribution to the 401(k) plan was discontinued in 2009 and has not been reinstated as of this time. The Company’s matching contributions were discontinued due to the difficult economic period. Additionally, the following programs were eliminated in 2009: the employee stock purchase plan, the tuition assistance plan, and financial planning for officers.

In 2009, benefits and perquisites comprised approximately 3% of total direct compensation for the CEO. No other NEO had benefits and perquisites that comprised more than 3% of their total direct compensation. Benefits and perquisites provided to the NEOs are summarized in the Summary Compensation Table and Nonqualified Deferred Compensation Table, including footnotes. The CFO had relocation expenses paid on his behalf that were excluded from this calculation.

Deferred Compensation Plans

The Company currently maintains three non-qualified deferred compensation plans which are all frozen to new contributions. One of the plans was for the executive officers and members of the Board of Directors (“Officers DCP”). A second plan was for all highly compensated employees of the Company (“DCP”). Both plans are trusted and administered separately. In October, 2008, the Committee approved a new non-qualified deferred compensation plan (“DCP II”), for participants in both the Officers DCP and the DCP, to be administered by one administrator. At the same time, the Officers DCP and DCP were frozen and the plan provisions as of December 31, 2004 were grandfathered. Both of the grandfathered plan documents were amended for compliance with 409A of the Internal Revenue Code. In October, 2009, the Committee decided to also freeze the DCP II for new deferrals beginning in 2010 due to the lack of participation by eligible participants, the elimination of the 401(k) excess company matching contributions, and the personnel cost to maintain a plan that has minimal interest to the eligible population.

Risk Review

The global financial and economic crisis has presented challenges for many companies, including the Company. The Committee has generally reviewed, analyzed and discussed the executive compensation incentive programs in the context of how the current global economic and financial situation might affect the program. The Committee does not believe that any aspects of the compensation program encourage the NEOs to take unnecessary and excessive risks. Specifically, the financial goals set forth in the Bonus Plan are based upon performance targets that the Committee believes are attainable without the need to take inappropriate risks or make material changes to the Company’s business or strategy. In addition, the LTIP awards that vest over a three-year period mitigate against taking short-term risks. Finally, the equity component of the Company’s compensation program coupled with the Company’s stock ownership guidelines, which expose NEOs to the loss of the value of retained equity if stock prices decline, incentivize NEOs to focus on long-term share appreciation.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code (“Code”) generally does not allow a tax deduction to public companies for compensation in excess of $1 million paid to the CEO or any of the other NEOs, excluding the CFO. Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is “performance based” as defined in Code section 162(m). The Committee strives to structure NEO compensation to come within the deductibility limits set in Code section 162(m) whenever possible. However, the Committee believes that it must maintain the flexibility to take actions which it deems to be in the best interests of the Company but which may not qualify for tax deductibility under Code section 162(m).

In fiscal year 2009, no NEO had a base salary in excess of $1,000,000. However, the Committee revised its approach in setting incentive plan compensation in order to reflect the challenges in the current economic climate. A portion of the compensation paid to Messrs. Odland and Brown will not be deductible for tax purposes for 2009 pursuant to Code section 162(m). For fiscal year 2009, the lost deduction was approximately $6.1 million. In addition, as a result of the bonus provision in the change-in-control agreements, a portion of the compensation paid to the NEOs in 2010 may not be deductible for tax purposes for 2010 pursuant to Code section 162(m).

Impact of Regulatory Requirements on 2009 Compensation

In addition to Code section 162(m), the Committee considered other tax and accounting provisions in developing the pay programs for the NEOs. These include the special rules applicable to non-qualified deferred compensation arrangements under Code section 409A, fair value based methods of accounting for stock compensation and the overall income tax rules applicable to various forms of compensation. While the Committee tried to compensate the NEOs in a manner that produced favorable tax and accounting treatment, the main objective was to develop fair and equitable compensation arrangements that appropriately incentivized, rewarded and retained the NEOs.

Stock Ownership Guidelines

The Committee believes that the NEOs should maintain a meaningful equity interest in the Company through the ownership of stock that they acquire either with their own funds or by retaining restricted stock that has vested rather than disposing of such stock. The Committee has established executive stock ownership guidelines to encourage and require stock ownership by the CEO and other NEOs. Under these guidelines, the CEO is expected to hold Company stock equal to at least five times his base salary. Other NEOs are expected to hold Company stock equal to at least one and a half times their base salaries. NEOs have five years to satisfy this stock ownership requirement, and stock must be held until the earlier of retirement or termination of employment. The Committee annually reviews the ownership guidelines and each NEO’s progress toward meeting these guidelines.

In 2009, the Committee, along with Hay Group, determined that the current stock ownership guidelines (established in 2005) were still appropriate. The Committee reviewed the guidelines in July based on the availability of proxy Peer Group information and then approved the current guidelines as appropriate for continuance at its October meeting. In 2010, the Committee will review the current ownership guidelines and determine if any changes are warranted in either the level of shares required to be held or in the methodology to calculate level (i.e., multiple of salary or fixed number of shares). As of February 15, 2010, four of five NEOs met the stock ownership goals applicable to them. The remaining NEO is within the 5-year time frame set forth for compliance.

Recoupment Policy for Performance-Based Compensation

In February 2010, we adopted a policy for recoupment of incentive compensation. The policy provides that if we restate our reported financial results for any period beginning after January 1, 2010, the Board of Directors will review the bonus and other awards made to executive officers based on financial results during the period subject to the restatement. To the extent practicable and in the best interests of shareholders, the Board of Directors will seek to recover or cancel any such awards that were based on having met or exceeded performance targets that would not have been met under the restated financial results.

Employment Agreements; Termination Severance and Change of Control

The Company has entered into written offer letter agreements, employment agreements and change of control agreements with certain of our NEOs that provide for the payment of additional and future compensation of such NEOs in the event of certain types of terminations and, in some cases, in the event of a change of control of the Company. The terms of these offer letter agreements and employment agreements were established usually in connection with the NEOs’ initial hire by the Company. The termination of employment provisions in the offer letters and employment agreements were entered into to address competitive concerns when the NEOs were recruited, by providing those individuals with a fixed amount of compensation that would offset the potential risk of leaving their prior employer or foregoing other opportunities to join the Company.

The Committee believes the change of control arrangements effectively create incentives for the executive team to build stockholder value and to obtain the highest value possible should the Company be acquired in the future, despite the risk of losing employment and potentially not having the opportunity to otherwise vest in equity awards which comprise a significant component of each NEO’s compensation. These arrangements are intended to attract and retain qualified executives who could have other job alternatives that may appear to them to be less risky absent these arrangements, particularly given the high levels of competition for executive talent in the retail sector.

On April 3, 2009, the Company announced that the Committee adopted the following policy concerning “gross ups” for excise taxes payable by executives: In unusual circumstances where the Committee believes that accommodations have to be made to recruit a new executive to the Company, limited reimbursement for taxes payable may be included in executives’ contracts; but even in those circumstances, the excise tax “gross ups” would be limited to payments triggered by both a change in control and termination of employment and would be subject to a three-year sunset provision. The Committee determined to adopt this policy in order to adhere to current corporate governance trends. As a result of this policy, Mr. Odland’s Amended Employment Agreement eliminates Mr. Odland’s right to gross ups for excise and other taxes payable pursuant to Section 280G of the Code and additional taxes/penalties that could become payable pursuant to Section 409A of the Code that were included in the Previous Employment Agreement. In addition, the Amended Employment Agreement no longer includes a tax gross up for reimbursement of legal fees to which Mr. Odland is entitled to the extent that these payments are reported as taxable income.

See also discussion above under the heading “Effect of Equity Purchase by BC Partners” regarding the effect of the equity purchase by BC Partners on the NEO employment and change-in-control agreements and the discussion above under the heading “New CEO Employment Agreement” regarding amendments to the severance and change-in-control provisions of Mr. Odland’s Previous Employment Agreement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the management of the Company and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended December 26, 2009.

THE COMPENSATION COMMITTEE:

Marsha J. Evans (Chair)

Lee A. Ault

David W. Bernauer

W. Scott Hedrick

Raymond Svider

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is composed of the following Independent Directors: Lee A. Ault, David W. Bernauer, Marsha J. Evans, W. Scott Hedrick and Raymond Svider. None of our executive officers has served on the Board of Directors or compensation committee (or other committee serving an equivalent function) of any other entity of which executive officers have served on our Board of Directors or Compensation Committee.

SUMMARY COMPENSATION TABLE

The following table provides a summary of the annual and long-term compensation that we paid to (or deferred for, or that was attributable to/earned with respect to 2007, 2008 and 2009) for our NEOs for services rendered during the 2007, 2008 and 2009 fiscal years.

Summary Compensation Table for Fiscal Year 2007, 2008 & 2009

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
Named Officers and Principal Positions	Year	(1) Salary	(2) Bonus	(3) Stock Awards	(3) Option Awards	(4) Non-Equity Incentive Plan Compensation	Change in Pension Value and NQ Deferred Compensation Earnings	(5) All Other Compensation		Total
								Total Other
Steve Odland	2009	$1,000,000	—	—	$681,360	$1,600,000	—	$113,191		$3,394,551
Chief Executive Officer	2008	$1,000,000	—	$5,000,000	—	—	—	$288,700		$6,288,700
	2007	$1,000,000	—	—	$16,309,610	—	—	$518,309		$17,827,919

Michael Newman *	2009	$625,000	—	—	$200,400	$437,500	—	$164,875		$1,427,775
Chief Financial Officer	2008	$199,519	$100,000	—	$1,500,000	$148,077	—	$61,010		$2,008,606
	2007	—	—	—	—	—	—	$—		$—

Charles Brown	2009	$625,000	—	—	$267,200	—	—	$653,663	(6)	$1,545,863
President, International	2008	$625,000	$250,000	$500,000	$1,400,000	—	—	$69,035		$2,844,035
	2007	$622,308	—	—	$1,400,000	—	—	$54,032		$2,076,340

Chuck Rubin	2009	$625,000	—	—	$267,200	—	—	$608,785	(6)	$1,500,985
President, North American Retail	2008	$625,000	—	$1,900,000	—	—	—	$74,568		$2,599,568
	2007	$611,539	—	$700,000	$700,000	—	—	$61,550		$2,073,089

Steve Schmidt	2009	$625,000	—	—	$606,200	$468,750	—	$36,944		$1,736,894
President, Business Solutions Division	2008	$625,000	—	$1,900,000	—	—	—	$278,767		$2,803,767
	2007	$274,038	—	$1,500,000	$1,000,000	$205,529	—	$22,474		$3,002,041

*	Mr. Newman joined the Company on August 27, 2008.
(1)	Column (c) is used to record salary amounts that include cash compensation earned by each NEO during fiscal years 2009, 2008 and 2007 as well as any amounts earned in those years but contributed into the 401(k) Plan and/or deferred at the election of the NEO into our deferred compensation program. For a discussion of the deferred compensation program and amounts deferred by the NEOs in fiscal year 2009, including earnings on amounts deferred, please see “Nonqualified Deferred Compensation” beginning on page 40 of this Proxy Statement.
(2)	Column (d) is used to record non-equity discretionary (non-incentive based) bonuses made to our NEOs. Non-equity incentive-based bonuses paid under our Bonus Plan are disclosed in column (g). The amounts reflected in 2008 represent a new hire bonus for Mr. Newman and a special bonus earned by Mr. Brown in recognition for serving as acting CFO from March 1, 2008 through August 27, 2008.
(3)	The dollar amounts in columns (e) and (f) reflect the aggregate grant date fair value of equity awards granted within the fiscal year in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 for stock-based compensation (Formerly FAS 123R). These amounts reflect the total grant date expense for these awards, and do not correspond to the actual cash value that will be recognized by each of the NEOs when received. Assumptions used in the calculation of these award amounts are included in Note A to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 26, 2009.
(4)	The amounts in column (g) reflect cash awards earned under the 2009 Bonus Plan, which is discussed further in the CD&A under the heading “Annual Cash Incentives (“Bonus Plan”).” While such amounts were earned for fiscal year 2009 performance, they were not paid to the NEOs until March 5, 2010. In 2008 and 2007 respectively, Messrs. Newman and Schmidt were entitled to guaranteed pro rata bonuses pursuant to the terms of their employment offer letters. No other bonuses were earned in 2008 or 2007 due to the Company’s failure to meet performance goals in those years.
(5)	The Other Compensation Table for Fiscal Year 2009 that follows reflects the types and dollar amounts of perquisites and other personal benefits provided to the NEOs during fiscal year 2009. For purposes of computing the dollar amounts of the items listed in the following table, the actual out-of-pocket costs to the Company of providing the perquisite or other personal benefit to the NEOs was used. Each perquisite and other personal benefit included in the Table that follows is described in more detail in the narratives immediately following the Table.
(6)	Messrs. Brown and Rubin received guaranteed bonuses that were greater than their bonuses at target as a result of provisions included in their change in control agreements that were triggered upon shareholder approval of the preferred stock conversion in the BC Partners PIPE transaction. See column (i) of Other Compensation Table for Fiscal Year 2009.

Other Compensation Table for Fiscal Year 2009

Summary Compensation Table, Column (i) Components

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Named Officers	(1) Car Allowance	(2) Exec Med	(3) Exec Welfare	Exec Phys	(4) Taxable Relocation	(4) Non-Taxable Relocation	(5) Personal Aircraft Usage	(6) Payment in Connection with Change in Control	Total
Steve Odland	$25,000	$13,455	$7,249	—	—	—	$67,487	—	$113,191
Michael Newman	$15,600	$11,293	$8,258	$777	$30,700	$98,247	—	—	$164,875
Charles Brown	$15,600	$13,455	$7,787	—	—	—	—	$616,821	$653,663
Chuck Rubin	$15,600	$13,455	$7,282	$2,582	—	—	—	$569,866	$608,785
Steve Schmidt	$15,600	$11,293	$10,051	—	—	—	—	—	$36,944

(1)	The amounts in column (b) reflect the payments made to each NEO during 2009 as part of the Executive Car Allowance Program.
(2)	The amounts in column (c) reflect the cost to the Company for insurance premiums (medical, dental and vision) in connection with the NEOs' participation in the Executive Benefits Program.
(3)	The amounts in column (d) reflect the cost to the Company for insurance premiums associated with welfare benefits (LTD, STD, basic life insurance and AD&D) in connection with the NEOs' participation in the Executive Benefits Program. Amounts also include imputed income for premiums paid on life insurance in excess of $50,000.
(4)	The amounts in column (f) and (g) reflect payments made to Mr. Newman and to third parties for non-qualified (taxable) and qualified (non-taxable) expenses associated with the Company's Executive Relocation Program in addition to imputed income on taxable relocation received by Mr. Newman.
(5)	The incremental cost of personal use of company leased aircraft includes the actual cost of fuel and additives, trip-related crew hotels and meals, in-flight food and beverages, landing and ground handling fees, hangar or aircraft parking costs, certain other smaller variable costs for each personal trip leg plus an allocation of maintenance costs based on the per mile cost to maintain the planes multiplied by the number of personal miles flown. Fixed costs that would be incurred in any event to operate company aircraft (e.g., aircraft and hangar lease costs, depreciation, and flight crew salaries) are not included.
(6)	Mr. Brown and Mr. Rubin received an annual bonus for 2009 that was equal to their highest bonus in the last three fiscal years preceding the equity purchase pursuant to provisions included in their change in control agreements that were triggered upon shareholder approval of the preferred stock conversion in the BC Partners PIPE transaction.

Grants of Plan-Based Awards in Fiscal Year 2009

(a)	(b)	(c-e)			(f-h)				(i)	(j)	(k)	(l)	(m)
Named Officers	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares / Units	All Other Option Awards: Number of Securities Underlying Options	(6) Exercise or Base Price of Option Awards	Closing Market Price on the Date of the Grant	(7) Grant Date Fair Value
		(1) Threshold ($)	(1)(2)(3) Target ($)	(1) Maximum ($)	Threshold (#)	(4) (5) Target (#)		Maximum (#)
PEO—Steve Odland	3/4/2009	NA	$1,600,000	NA	—	510,000	(O)	—	—	—	$0.850	$0.850	$345,780
	3/4/2009					510,000	(P)	—	—	—	$1.063	$0.850	$335,580
PFO—Mike Newman	3/4/2009	NA	$437,500	NA	—	150,000	(O)	—	—	—	$0.850	$0.850	$101,700
	3/4/2009					150,000	(P)				$1.063	$0.850	$98,700
Charles Brown	3/4/2009	NA	$468,750	NA	—	200,000	(O)	—	—	—	$0.850	$0.850	$135,600
	3/4/2009					200,000	(P)	—	—	—	$1.063	$0.850	$131,600
Chuck Rubin	3/4/2009	NA	$468,750	NA	—	200,000	(O)	—	—	—	$0.850	$0.850	$135,600
	3/4/2009					200,000	(P)	—	—	—	$1.063	$0.850	$131,600
Steve Schmidt	3/4/2009	NA	$468,750	NA	—	700,000	(O)	—	—	—	$0.850	$0.850	$474,600
	3/4/2009					200,000	(P)	—	—	—	$1.063	$0.850	$131,600

(1)	Column (c) would reflect the minimum payments each NEO could expect to receive if the Company reached at least its threshold performance goal in 2009 under the 2009 Annual Corporate Bonus Plan. However, there was no threshold performance goal established for the NEOs due to the 2009 Annual Corporate Bonus Plan design. Two thirds of the Bonus Plan award was to be based upon the Company’s ability to meet annual financial performance targets with the remaining third based on qualitative factors set by the Compensation Committee. Each of the Company’s financial performance goals were targeted to pay out at 100% upon achievement with no additional bonus award to be paid if target was exceeded. If target was not met for either one of the financial performance metrics, then no bonus award was to be paid for such target. The Compensation Committee had the discretion to approve a payout on the qualitative objectives which comprised one third of the bonus from $0 to target based on the Compensation Committee’s review of the overall results of the qualitative objectives. All of the financial and qualitative performance goals were met and exceeded by the Company in 2009 resulting in a 100% payout at target. See “CD&A—Annual Cash Incentives (“Bonus Plan”)” for additional details on the 2009 Annual Corporate Bonus Plan.
(2)	The amounts shown in column (d) reflect the target payments each NEO could expect to receive if the Company reached its target performance goals in 2009 under the 2009 Annual Corporate Bonus Plan. Each NEO’s target annual bonus is expressed as a percentage of such officer’s annual base salary. For 2009, the CEO’s target bonus percentage was 160% of annual base salary. For 2009, the target bonus percentage was 75% for Messrs. Brown, Rubin and Schmidt, and 70% for Mr. Newman.
(3)	Messrs. Brown and Rubin received guaranteed bonuses that were greater than their bonuses at target as a result of provisions included in their change in control agreements that were triggered upon shareholder approval of the preferred stock conversion in the BC Partners PIPE transaction. These guaranteed amounts are reflected in column (i) of the Summary Compensation Table for Fiscal Years 2007, 2008 and 2009.
(4)	Column (g) represents awards of nonqualified stock options under the Company’s 2007 Long-Term Incentive Plan (the “LTIP”). As discussed in “CD&A—Long-Term Equity Incentives,” the methodology for determining grants had to be changed from 2008 due to the Company’s extremely low stock price. One-half of the annual option grant was delivered through 25% premium-priced options to comply with the Compensation Committee’s commitment to making a minimum of half of each equity grant performance-based. All options granted in 2009 vest and become exercisable ratably over the three-year period following the grant date.
(5)	The (O) reflected next to the target share amounts in column (g) above is used to designate nonqualified stock options granted at-the-money, and the (P) reflected next to the target share amounts is used to designate premium-priced nonqualified stock options granted at a 25% premium.
(6)	Under the LTIP, grants of stock options must have an exercise price equal to or greater than their “fair market value” on the grant date. The LTIP defines “fair market value” as the closing stock price on the New York Stock Exchange on the grant date.
(7)	Computed in accordance with FASB Accounting Standards Codification Topic 718 for stock-based compensation (formerly FAS 123R). See Note A of the consolidated financial statements in our Annual Report on Form 10-K regarding assumptions underlying valuation of equity awards.

Outstanding Equity Awards at 2009 Fiscal Year-End
	Option Awards							Stock Awards
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
Named Officers	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested		(20) Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
PEO—Steve Odland (1)	535,236					$33.0650	2/14/13
	700,497					$33.6050	2/28/14
	422,098					$33.6050	2/28/14
	422,097					$33.6050	2/28/14
	1,000,000					$19.1200	3/11/15
	1,000,000					$22.9440	3/11/15
	510,000					$0.8500	3/4/16
	510,000					$1.0625	3/4/16

PFO—Michael Newman	134,625	(17)	269,252	(17)		$6.8000	8/27/15
			150,000	(18)		$0.8500	3/4/16
			150,000	(18)		$1.0625	3/4/16

Charles Brown	16,667	(2)				$9.2000	2/12/11
	50,000	(3)				$13.7900	10/8/11
	40,000	(4)				$16.0650	2/4/12
	40,000	(5)				$11.4850	2/14/13
	18,750	(6)				$11.4850	2/14/10
	40,000	(7)				$17.5450	2/18/14
	18,750	(8)				$17.5450	2/18/11
	50,000	(11)				$18.0850	2/11/12
	25,000	(12)				$28.2450	7/26/12
	93,666	(13)				$33.0650	2/14/13
	93,399	(14)	46,700			$33.6050	2/28/14
	95,141	(16)	190,282			$11.2700	3/5/15
								44,366	(19)	$312,780
			200,000	(18)		$0.8500	3/4/16
			200,000	(18)		$1.0625	3/4/16

Outstanding Equity Awards at 2009 Fiscal Year-End
	Option Awards							Stock Awards
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
Named Officers	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested		(20) Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Chuck Rubin	160,000	(9)				$17.7200	3/1/14
	37,500	(10)				$17.7200	3/1/11
	50,000	(11)				$18.0850	2/11/12
	62,444	(13)				$33.0650	2/14/13
	46,700	(14)	23,350			$33.6050	2/28/14
								6,944	(14)	$48,955
								82,816	(16)	$583,853
								44,366	(19)	$312,780
			200,000	(18)		$0.8500	3/4/16
			200,000	(18)		$1.0625	3/4/16

Steve Schmidt	74,698	(15)	37,349	(15)		$28.7300	7/24/14
								17,404	(15)	$122,698
								82,816	(16)	$583,853
								44,366	(19)	$312,780
			700,000	(18)		$0.8500	3/4/16
			200,000	(18)		$1.0625	3/4/16

(1)	Mr. Odland vested in 2,097,694 unvested stock options, 192,251 unvested shares of restricted stock and 155,280 unvested performance shares on October 14, 2009, the effective date of the change in control provisions triggered in his employment contract as a result of the approval by shareholders of the preferred stock conversion from the BC Partners PIPE transaction. The grant date for the options shown for Mr. Odland in the table above are as follows: 2,000,000 options granted on March 11, 2005 as part of his new hire grant that vested in three equal installments beginning on the first anniversary of the grant date; 535,236 options granted on February 14, 2006 as part of the 2006 annual grant that vested in three equal installments beginning on the first anniversary of the grant date; 700,497 options granted on February 28, 2007 as part of the 2007 annual grant that vested in three equal installments beginning on the first anniversary of the grant date; 844,195 options granted on February 28, 2007 as a special grant in which half of the grant was performance-based and scheduled to vest upon attainment of certain financial metrics, and half was time-vested in five equal installments beginning on the first anniversary of the grant date; and 1,020,000 options grated on March 4, 2009 as part of the 2009 annual grant scheduled to vest in three equal installments beginning on the first anniversary of the grant date. All equity that was unvested at the time of the effective date of the change in control became immediately vested.

(2)	Represents an annual grant of stock options made to Mr. Brown on February 12, 2001 under the Company’s Long-Term Equity Incentive Plan. The shares vested in three equal installments beginning on the first anniversary of the grant date.
(3)	Represents an annual grant of stock options made to Mr. Brown on October 8, 2001 under the Company’s Long-Term Equity Incentive Plan. The shares vested in three equal installments beginning on the first anniversary of the grant date.
(4)	Represents an annual grant of stock options made to Mr. Brown on February 4, 2002 under the Company’s Long-Term Equity Incentive Plan. The grant consisted of 33,776 shares of nonqualified stock options that vested in three equal installments beginning on the first anniversary of the grant date and 6,224 shares of incentive stock options that cliff-vested on the third anniversary of the grant date.
(5)	Represents an annual grant of stock options made to Mr. Brown on February 14, 2003 under the Company’s Long-Term Equity Incentive Plan. The grant consisted of 31,293 shares of nonqualified stock options that vested in three equal installments beginning on the first anniversary of the grant date and 8,707 shares of incentive stock options that cliff-vested on the third anniversary of the grant date.
(6)	Represents “performance-accelerated stock options” granted to Mr. Brown on February 14, 2003 under the Company’s Long-Term Equity Incentive Plan. Shares under this grant accelerate vesting upon the attainment of certain performance criteria. Mr. Brown vested in half of these shares on June 24, 2003 and the remaining half on March 4, 2004.
(7)	Represents an annual grant of stock options made to Mr. Brown on February 18, 2004 under the Company’s Long-Term Equity Incentive Plan. The grant consisted of 34,301 shares of nonqualified stock options that vested in three equal installments beginning on the first anniversary of the grant date and 5,699 shares of incentive stock options that cliff-vested on the third anniversary of the grant date.
(8)	Represents performance-accelerated stock options granted to Mr. Brown on February 18, 2004 under the Company’s Long-Term Equity Incentive Plan. Shares under this grant vest upon the attainment of certain performance criteria. Mr. Brown vested in half of these shares on April 7, 2005 and the remaining half on August 5, 2005.
(9)	Represents stock options granted to Mr. Rubin on March 1, 2004 under the Long-Term Equity Incentive Plan as part of his sign-on with the Company. The grant consisted of 160,000 nonqualified stock options that vested in three equal installments beginning on the first anniversary of the grant date and 37,500 shares of performance options that vest upon attainment of certain performance criteria.
(10)	Represents “performance-accelerated stock options” granted to Mr. Rubin, which have a longer vesting schedule than traditional stock options, unless certain performance parameters are achieved by the Company, in which event, these options can vest earlier than their scheduled vesting date. These options also have a shorter term than traditional stock options, seven years rather than ten years. 50% of these options vested on April 11, 2005 and the remaining 50% on August 5, 2005.
(11)	Represents an annual grant of stock options made to Messrs. Brown and Rubin on February 11, 2005 under the Company’s Long-Term Equity Incentive Plan. The shares vested in three equal installments beginning on the first anniversary of the grant date.
(12)	Represents a grant of stock options to Mr. Brown on July 26, 2005 under the Company’s Long-Term Equity Incentive Plan after being promoted to President of the Company’s International Division. The shares vested in three equal installments beginning on the first anniversary of the grant date.
(13)	Represents an annual grant of stock options made to Messrs. Brown and Rubin on February 14, 2006 under the Long-Term Equity Incentive Plan. The shares vested in three equal installments beginning on the first anniversary of the grant date.
(14)	Represents an annual grant of stock options and/or restricted stock made to Messrs Brown and Rubin on February 28, 2007 under the Long-Term Equity Incentive Plan. The shares vest in three equal installments beginning on the first anniversary of the grant date.
(15)	Represents stock options and shares of restricted stock granted to Mr. Schmidt on July 24, 2007 under the 2007 Long-Term Incentive Plan as part of his sign-on with the Company. These awards vest in three equal installments beginning on the first anniversary of the grant date.

(16)	Represents an annual grant of stock options and/or restricted stock made to Messrs Brown, Rubin, and Schmidt on March 5, 2008 under the 2007 Long-Term Incentive Plan. The shares vest in three equal installments beginning on the first anniversary of the grant date.
(17)	Represents stock options granted to Mr. Newman on August 27, 2008 under the 2007 Long-Term Incentive Plan as part of his sign-on with the Company. These options vest in three equal installments beginning on the first anniversary of the grant date.
(18)	Represents an annual grant of stock options made to Messrs Brown, Rubin, Schmidt, and Newman on March 4, 2009 under the 2007 Long-Term Incentive Plan. 50% of the grant consisted of at-the-money options and 50% consisted of premium-priced options. The options vest in three equal installments beginning on the first anniversary of the grant date.
(19)	Represent performance shares granted in 2008 under the 2007 Long-Term Incentive Plan. The performance period runs from the beginning of fiscal year 2008 through the end of fiscal year 2010. Shares are forfeited if performance criteria is not attained prior to the end of the performance period.
(20)	Market value of unvested restricted stock awards computed by multiplying the number of shares by $7.05, the closing price of the Company’s common stock on the New York Stock Exchange on December 24, 2009, the last day the New York Stock Exchange was open during the Company’s 2009 fiscal year, which ended on December 26, 2009.

Option Exercises and Stock Vested in Fiscal Year 2009
	Option Awards		Stock Awards
(a)	(b)	(c)	(d)		(e)
Named Officers	(6) Number of Shares Acquired on Exercise (#)	(6) Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		(5) Value Realized on Vesting ($)
PEO—Steve Odland	—	—	443,656	(1)	$2,760,061
PFO—Mike Newman	—	—	—		—
Charles Brown	—	—	3,529	(2)	$5,999
Chuck Rubin	—	—	55,408	(3)	$49,202
Steve Schmidt	—	—	58,811	(4)	$117,069

(1)	This amount represents the accelerated vesting of 192,251 unvested shares of restricted stock and 155,280 unvested performance shares on October 14, 2009 as referenced in footnote 1 of the Outstanding Equity Awards Table as well as the vesting of 96,125 shares of restricted stock granted in 2008 as part of the 2007 Long-Term Incentive Plan (“LTIP”) in accordance with the normal vesting schedule.
(2)	Represents the vesting of the last tranche of restricted stock granted as part of the 2006 grant under the LTIP.
(3)	Represents three-year pro rata vesting of restricted stock under the 2006, 2007 and 2008 grants under the LTIP.
(4)	Represents three-year pro rata vesting of restricted stock granted in 2007 upon his hiring and shares granted to him in 2008 under the LTIP.
(5)	Value of restricted stock calculated by multiplying the number of shares by the fair market value of the Company’s common stock on the NYSE on the vesting date.
(6)	No NEOs exercised any stock options in 2009; therefore, columns (b) and (c) are left blank.

Nonqualified Deferred Compensation

In addition to offering a traditional qualified defined contribution retirement savings plan (i.e., 401(k) plan), the Company also sponsors non-qualified deferred compensation plans for the benefit of its executive officers, including the NEOs. For further information on the non-qualified deferred compensation plans sponsored by the Company, see “Compensation Discussion and Analysis—Deferred Compensation Plans.”

The following table reflects information related to the Company’s non-qualified deferred compensation plans. Information regarding the Company’s 401(k) plan, which is generally available to all employees, is not included. In 2008, as permitted under the Internal Revenue Code Section 409A transition rules, participants in the non-qualified deferred compensation plans were provided with the ability to make an election to change the method of distribution of their accounts. Messrs. Odland, Brown, Rubin and Schmidt each made an election in 2008 to change their account distribution method and instead receive a full distribution of their account in July, 2009. Following the distribution of each NEO’s account, the remaining account balance for each NEO reflects the Company matching contributions that may not be withdrawn until an NEO terminates service with the Company.

	Nonqualified Deferred Compensation
(a)	(b)	(c)	(d)	(e)	(f)
Named Officers	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	(1) Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
PEO—Steve Odland	—	—	$42,511	$288,941	$185,570
PFO—Mike Newman	—	—	—	—	—
Charles Brown	—	—	$118,550	$3,323,383	$118,182
Chuck Rubin	—	—	$4,121	$38,324	$13,882
Steve Schmidt	—	—	$5,796	$44,886	$22,532

(1)	Amounts shown in this column are not otherwise reported as compensation in the last completed fiscal year in the Summary Compensation Table.

Director Compensation

During its February 2008 meeting, the Compensation Committee set the compensation of outside directors at an annual targeted economic value of $250,000 (with not more than $75,000 to be in the form of cash, at the Directors’ election). The remainder is in the form of stock options and/or restricted stock, the combinations of which the Directors choose based upon five election options. The purpose of this allocation of compensation is to more closely align the compensation of the Directors with the interests of long-term shareholders of the Company. A separate compensation arrangement was established for the three Directors added to the Board of Directors in 2009 pursuant to the terms of the Investor Rights Agreement in connection with the Company’s transaction with BC Partners. Because of the equity held by BC Partners as a result of the securities purchase and because the three additional representatives are employed by BC Partners, the compensation of the BC Partner representatives for Board service is paid entirely in cash in quarterly installments.

The Audit Committee Chair receives additional compensation of $25,000 annually for serving in that role, with other Committee Chairs each receiving $15,000 annually for serving as chairs of their respective committees. This additional compensation may be taken in the form of stock options, and/or restricted stock. The Compensation Committee made these changes to director compensation after reviewing the board compensation levels of the 23-member peer group (described above under “Benchmarking of Compensation”) and other data provided by the Compensation Committee’s compensation consultant, the Hay Group.

In 2009, the Compensation Committee stock ownership guidelines for our Directors, with the exception of the Directors representing BC Partners required that all Directors own an amount of the Company’s stock equal in market value to $250,000. The ownership guidelines are equal to our Directors’ current annual compensation (excluding Committee Chair additional compensation). As of December 31, 2009, the current holdings for each Director is appropriate considering the current market value.

Director Legacy Program

A predecessor company, Viking Office Products, Inc., established a director legacy program in 1996. Under this program, any member of the Viking board of directors was permitted to nominate one or more charitable organizations to receive a future charitable contribution from Viking in the amount of $1,000,000. A portion of the gift is made at the time of the Director’s retirement and the remainder was to be paid at the time of the Director’s death. In order to fund these charitable gift payments, Viking took out a life insurance policy on each Director’s life. In 1998, the Company acquired Viking, and now the Company is the owner and beneficiary of the policies. Director participants and their estates have no legal right to the policy or its proceeds. The Company uses all of the proceeds of the life insurance policies to fund the charitable gifts designated by the director participant. All of the premiums of the life insurance policies have been paid in full and no further premiums are required. There are no additional costs related to the maintenance of this program. Messrs. Ault and Austrian are currently the only two participants in this program as they are the only members of the current Board of Directors who were members of the board of directors of Viking.

Director Compensation Table for Fiscal Year 2009

(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)
(1) Directors	Fees Earned or Paid in Cash	(2)(3)(7) Stock Awards	(2)(3)(8) Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and NQ Deferred Compensation Earnings	(4) All Other Compensation		(6) Total
						Total Other
Lee Ault	$75,000	$3,300	$18,142	—	—	—		$96,442
Neil Austrian	$75,000	—	$26,263	—	—	$3,000		$104,263
Justin Bateman*	$125,000	—	—	—	—	—		$125,000
David Bernauer	$75,000	—	$24,190	—	—	—		$99,190
Marsha Evans	$75,000	$7,165	$13,132	—	—	$2,500		$97,797
David Fuente	$75,000	$14,330	—	—	—	$18,821	(5)	$108,151
Brenda Gaines	$75,000	$15,084	—	—	—	—		$90,084
Myra Hart	$75,000	—	$24,190	—	—	$15,000		$114,190
Scott Hedrick	$75,000	—	$24,190	—	—	$30,000		$129,190
Kathleen Mason	$75,000	—	$24,190	—	—	—		$99,190
Michael Myers(9)	$75,000	—	$24,190	—	—	—		$99,190
James Rubin*	$125,000	—	—	—	—	—		$125,000
Raymond Svider*	$125,000	—	—	—	—	—		$125,000

*	BC Partners’ representatives appointed to the Board of Directors in July 2009.
(1)	Steve Odland, the Company’s Chair and CEO, is not included in this Table as he is an employee of the Company and receives no additional compensation for his services as a Director. The compensation received by Mr. Odland as an employee of the Company is shown in the Summary Compensation Table for Fiscal Years 2007 to 2009.
(2)	The dollar amounts in columns (c) and (d) reflect the aggregate grant date fair value of equity awards granted within the fiscal year in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 for stock-based compensation (Formerly FAS 123R). These amounts reflect the total grant date expense for these awards, and do not correspond to the actual cash value that will be recognized by each of the Directors when received. See Note A of the consolidated financial statements in our Annual Report regarding assumptions underlying valuation of equity awards.
(3)	The following “Equity Compensation Paid to Directors for Fiscal Year 2009” Table represents the aggregate grant date fair value of awards of restricted stock and options granted to our Directors under the Company’s LTIP in 2009. Annual awards are calculated by a dollar value that is then translated into stock options, restricted stock or a combination of the two at the election of the Director. The exercise price of all option awards granted was $0.85. The per share price of the restricted stock award on the grant date of March 4, 2009 was $0.85. All stock option and restricted stock awards made to Directors were immediately vested.
(4)	Column (g) amounts include the incremental cost to the Company of charitable matching contributions made by the Company on behalf of the Director.

(5)	Column (g) also includes, for Mr. Fuente, the cost of participating in our Executive Medical Plan ($18,821). Mr. Fuente is entitled to these benefits pursuant to the residual terms of the employment agreement that the Company had with Mr. Fuente when he was the Chief Executive Officer of Office Depot. Mr. Fuente served as CEO of Office Depot from 1987 to 2000.
(6)	Total as shown reflects total of columns (b), (c), (d) and (g). These amounts reflect the total grant date expense for these awards, and do not correspond to the actual cash value that will be recognized by each of the Directors when received. See footnotes 2 and 3 above. Except for our new Directors who are representatives of BC Partners, our Directors receive annual compensation of (a) cash (up to $75,000), (b) restricted stock and/or (c) stock options as discussed further in the “Director Compensation” section on page 41. The new Directors received their 2009 compensation entirely in cash.
(7)	As of December 26, 2009, there were no outstanding shares of restricted stock held by any Directors. Beginning in 2007, all annual grants of equity to the Directors fully vest at the grant date. Please see the table “Equity Compensation Paid to Directors for Fiscal Year 2009” for all equity granted in 2009.
(8)	As of December 26, 2009, the following Directors held options to purchase the following number of shares of our common stock: Lee Ault 99,069, Neil Austrian 151,002, David Bernauer 132,426, Marsha Evans 19,368, David Fuente 49,811, Brenda Gaines 123,810, Myra Hart 110,375, Scott Hedrick 137,080, Kathleen Mason 56,013.
(9)	Mr. Myers died on July 1, 2009. His beneficiaries will be eligible to receive the 191,106 shares of stock options currently outstanding.

	Equity Compensation Paid to Directors for Fiscal Year 2009
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Directors	Grant Date	Option Awards	(1) Grant Date Fair Value of Option Awards	Stock Awards	(1) Grant Date Fair Value of Stock Awards	Total Value of Equity Awards for 2009
Lee Ault	3/4/09	26,758	$18,142	3,882	$3,300	$21,442
Neil Austrian	3/4/09	38,736	$26,263	—	—	$26,263
David Bernauer	3/4/09	35,678	$24,190	—	—	$24,190
Marsha Evans	3/4/09	19,368	$13,131	8,429	$7,165	$20,296
David Fuente	3/4/09	—	—	16,859	$14,330	$14,330
Brenda Gaines	3/4/09	—	—	17,746	$15,084	$15,084
Myra Hart	3/4/09	35,678	$24,190	—	—	$24,190
Scott Hedrick	3/4/09	35,678	$24,190	—	—	$24,190
Kathleen Mason	3/4/09	35,678	$24,190	—	—	$24,190
Michael Myers	3/4/09	35,678	$24,190	—	—	$24,190

(1)	Amounts are determined using the fair market value of the Company’s common stock on the grant date. See footnote 2 in the “Director Compensation Table for Fiscal Year 2009” for additional information.

SUMMARY OF EXECUTIVE AGREEMENTS AND POTENTIAL PAYMENTS UPON

TERMINATION OR CHANGE OF CONTROL

We have entered into Employment Agreements, Offer Letters and Change of Control Agreements with our NEOs. Material items addressed in these agreements include the term of the arrangement (including renewal provisions), the elements of the executive’s compensation, the amounts and benefits payable on various termination events (including a change of control of the Company) and restrictions relating to non-competition, non-solicitation and confidentiality of information imposed on the executive management.

The employment agreement with our CEO and the Change of Control Agreements with the other NEOs, all of which are described below, provide for enhanced payments and benefits in the event of a change of control (as defined in these agreements). The basic rationale for such change of control protections is to diminish the potential distraction due to personal uncertainties and risks that inevitably arise when a change of control is threatened or pending. Thus, the Compensation Committee and the Board of Directors decided to provide these executives with what they determined to be competitive change of control compensation and benefits as compared with similar benefits provided by our competitors for executive talent.

The termination benefits payable in connection with a change of control under the Employment Agreements and Change of Control Agreements require a so-called “double trigger”—which means that after a change of control (the first “trigger”) a covered executive’s employment is either involuntarily terminated without “cause” or the executive resigns for “good reason” (as both terms are defined in the relevant agreement), either of which would constitute the second “trigger.” A double trigger was selected to increase the likelihood that an executive would remain with the Company after a change of control. Under Mr. Odland’s employment agreement originally dated March 11, 2005, as amended February 28, 2008, between the Company and Mr. Odland (the “Previous Employment Agreement”) and the Company’s 2007 Long-Term Incentive Plan, all outstanding equity awards will be fully vested upon a change of control without the second “trigger.” In addition, under the Company’s bonus plan for executives, upon a change of control each NEO would receive a cash payment equal to a prorated target bonus or, if greater and if the change of control occurs during the last three months of the performance period, the projected bonus payout determined on the effective date of the change of control.

On October 14, 2009, the Company’s shareholders approved a transaction allowing conversion at the option of the holders of our 10% Series A Redeemable Convertible Participating Perpetual Preferred Stock and conversion at the option of the holders of our 10% Series B Redeemable Conditional Convertible Participating Perpetual Preferred Stock (the “BC Partners Transaction”). Under each of the Employment Agreements and Change of Control Agreements, shareholder approval of the Series A Proposal and/or the Series B Proposal constituted a “change of control.” As a result of the BC Partners Transaction, all of Mr. Odland’s outstanding equity awards are fully vested as a result of the change of control, even without a subsequent employment termination. The termination benefits payable in connection with a change of control under the Employment Agreements and Change of Control Agreements require a so-called “double trigger”—which means that during a stated “protection period” after a change of control, a covered executive’s employment is either involuntarily terminated without “cause” or the executive resigns for “good reason” (as both terms are defined in the relevant agreements). The protection period is three years for Mr. Odland, and one year for each of the other NEOs. In the case of Mr. Odland, Mr. Brown and Mr. Rubin, “good reason” includes a resignation for any reason during the 30-day period immediately preceding the first anniversary of a change of control. Therefore, between September 14, 2010 and October 14, 2010 Mr. Odland, Mr. Brown and Mr. Rubin may resign for any reason and be paid termination benefits as disclosed in the table below. Additionally, Mr. Brown and Mr. Rubin received an annual bonus for 2009 that was equal to their highest bonus in the last three fiscal years preceding the equity purchase because the BC Partners Transaction triggered their change-in-control agreements which included this bonus provision as discussed above.

In February 2010, the Company and Mr. Odland entered into an Amended Employment Agreement that, among other things, amends the severance and change-in-control provisions contained in the Previous Employment Agreement. The Amended Employment Agreement, among other things, eliminates Mr. Odland’s ability to terminate his employment for any reason during the 30-day period immediately preceding the first anniversary of the effective date of the BC Partners equity purchase described above. The new severance and change-in-control provisions of the Amended Employment Agreement are described below.

In mid-2005, the Company ceased entering into employment agreements with our officers. Prior to this decision, our policy had been to enter into written employment agreements with each of our officers, vice presidents and above. Since the Compensation Committee’s action in mid-2005 to alter the policy with respect to entering into employment agreements with our officers, newly hired or promoted officers, including NEOs, have not entered into formal employment agreements with our Company. As a result, the following NEOs who joined the Company after the date of the Committee’s actions do not have formal employment agreements with the Company: Steven Schmidt, our President, Business Solutions Division, and Michael Newman, our Executive Vice President and Chief Financial Officer. However, each of them has the benefit of certain terms set out in his employment offer letter and in the Company’s severance policy, both of which are described in more detail below.

Key Definitions

Cause. The following actions constitute “cause” for all respective agreements described in this section. Differences reflect various combinations of the time at which agreements were reached, the level of the position and/or market conditions at the time of the initial hire:

Steve Odland’s Previous Employment Agreement in Effect in Fiscal Year 2009

•	willful and continued failure to perform substantially executive’s duties, after written demand by the Board;

•	willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company; or

•	willful and material violation of a material provision of the Company’s written policies, including the Company’s Code of Ethical Behavior.

Steve Odland’s Amended and Restated Employment Agreement in Effect Beginning February 19, 2010

Same as described above.

Chuck Rubin’s Employment Agreement

•

willful engagement in illegal conduct or gross misconduct, but only to the extent such conduct or misconduct is materially and demonstrably injurious to the Company in violation of the Company’s Code of Ethical Behavior.

Charles E. Brown’s Employment Agreement and Mr. Brown’s and Mr. Rubin’s Change of Control Agreement

•	willful and continued failure to perform substantially executive’s duties, after written demand by the Company; or

•	willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

Steven Schmidt’s and Michael Newman’s Change of Control Agreements

•	continued failure to perform substantially executive’s duties, after written demand by the Board of Directors or the Chief Executive Office; or

•	engagement in illegal conduct or gross misconduct in violation of the Company’s Code of Ethical Behavior.

Change of Control. The following conditions constitute a “change of control” for all the Employment Agreements and Change of Control Agreements in effect in fiscal year 2009 described in this section:

•

the acquisition by an individual, entity or group of 20% (the “threshold amount”) or more of either (i) the Company’s then-outstanding common stock or (ii) the combined voting power of the Company’s then-outstanding voting securities; or

•	the directors in office as of the date of the relevant agreement cease to constitute at least a majority of the Board; or

•

consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “business combination”). However, a change of control is not triggered if following the business combination (i) the Company’s then-existing shareholders continue to hold more than 80% of the common stock and of the combined voting power of the new corporation, (ii) no one directly or indirectly owns 20% or more of the then-outstanding common stock or of the combined voting power of the new corporation except to the extent that such ownership existed prior to the business combination, and (iii) at least a majority of the new corporation’s directors were members of the Board of Directors at the time of the execution of the initial agreement providing for such business combination; or

•	complete liquidation or dissolution of the Company as approved by the Company’s shareholders.

Steve Odland’s Amended and Restated Employment Agreement in Effect Beginning February 19, 2010

Same as described above except the threshold amount is defined as the acquisition by any person or group other than an exempt person as defined in the Amended Employment Agreement of (i) 20% or more of the combined voting power of the Company’s then outstanding securities without the prior approval of the Company’s Board of Directors, or (ii) 50% or more of the combined voting power of the Company’s then outstanding securities, whether or not the Company’s Board of Directors has first given its approval. However, in order for Mr. Odland to terminate his employment for any reason constituting “good reason” during the 30-day period immediately preceding the first anniversary of the effective date of a change of control, the acquisition outlined in subpart (i) above must be of 30% or more of the combined voting power of the Company’s then outstanding securities. Any sale by BC Partners of their equity interest in the Company, other than a sale with other shareholders, will be disregarded for purposes of this definition.

Good Reason. The following actions constitute “good reason” for all respective agreements described in this section:

Steve Odland’s Employment Agreement in Effect in Fiscal Year 2009

•

assignment of duties materially inconsistent with executive’s position or any other action by the Company that diminishes the executive’s position (including change of title or reporting requirements);

•	failure to maintain executive in the position(s) set forth in the Previous Employment Agreement;

•	material breach by the Company of a material provision of the Previous Employment Agreement, and failure to cure such breach within 30 days after executive’s written notice;

•	requirement that executive be based at any location more than 35 miles from the Company’s principal office;

•	a termination by executive for any reason during the 30-day period immediately preceding the first anniversary of the effective date of a change of control; or

•	the Company’s refusal to extend the employment term.

Chuck Rubin’s Employment Agreement

•	assignment of duties inconsistent with executive’s position or any other action by the Company that diminishes executive’s position;

•	failure by the Company to comply with material provisions of the agreement (including the compensation and benefit provisions);

•	requirement that executive be based at any location not within the vicinity of the Company’s principal office;

•	purported termination of executive’s employment other than as expressly permitted by the agreement; or

•	a court or an arbitrator bars executive from working with the Company.

Steve Odland’s Amended and Restated Employment in Effect Beginning February 19, 2010

Same as described above, except a termination by Mr. Odland for any reason during the 30-day period immediately preceding the first anniversary of the effective date of the BC Partners equity purchase is exempted from the definition of “Good Reason”.

Charles E. Brown’s Employment Agreement

•	assignment of duties inconsistent with executive’s position or any other action by the Company that diminishes executive’s position;

•	failure by the Company to comply with the compensation and benefit provisions of the agreement;

•	requirement that executive be based at any location not within vicinity of the Company’s principal office; or

•	purported termination of executive’s employment other than as expressly permitted by the agreement.

Change of Control Agreements with Chuck Rubin and Charles E. Brown

•	assignment of duties inconsistent with executive’s position or any other action by the Company that diminishes executive’s position;

•	failure by the Company to comply with the compensation and benefit provisions of the agreement;

•

requirement that executive be based at a location 35 or more miles from where executive was employed before the change of control or requiring executive to travel on company business to a substantially greater extent than required immediately prior to the change of control effective date;

•	purported termination of executive’s employment other than as expressly permitted by the agreement;

•	failure by the Company to require the Company’s successor to assume and perform the agreement; or

•	termination by executive for any reason during 30-day period immediately preceding the first anniversary of the change of control effective date.

Change of Control Agreements with Steven Schmidt and Michael Newman

•	material diminution of executive’s authorities, duties or responsibilities;

•	material failure by the Company to comply with the compensation and benefit provisions in the agreement;

•

material change in the location at which executive is based or requiring executive to travel on Company business to a substantially greater extent than required immediately prior to the change of control effective date;

•	purported termination of executive’s employment other than as expressly permitted by the agreement; or

•	material failure by the Company to require the Company’s successor to assume and perform the agreement.

Employment Agreement with Steve Odland, our Chief Executive Officer in Effect in Fiscal Year 2009

We are a party to an Employment Agreement initially dated March 11, 2005 as amended as of February 25, 2008, with our Chief Executive Officer, Steve Odland (the above-described “Previous Employment Agreement”). By its terms, the Previous Employment Agreement automatically continues for successive 1-year employment terms ending on each March 11 unless either Mr. Odland or the Company gives at least 90 days written notice that the term is not to be extended. Neither the Company nor Mr. Odland has provided notice under the Agreement.

Compensation, Benefits and Perquisites

Mr. Odland is eligible for the following:

•	a base salary at the annual rate of at least $1,000,000, subject to annual review and upward adjustment by the Compensation Committee;

•

an annual bonus, pursuant to the terms of the Company’s bonus program for executives, with a minimum of 44% of target bonus (or 70% of base salary) if minimum annual performance targets are met. A “target” level of 160% of base salary applies if target annual performance is met. The annual performance targets are established by the Compensation Committee;

•

participation in all long-term equity incentive plans and programs that cover our senior executives, as well as in the welfare benefit plans and arrangements generally made available to our other senior executives; and

•

participation in our benefit and “perquisite” programs in effect from time to time for our senior executives, including (i) a $25,000 annual car allowance and (ii) personal use of our corporate aircraft, but such usage is limited to a maximum of 100 hours per calendar year and is subject to income imputation.

As a result of the change of control that occurred pursuant to the BC Partners Transaction, all unvested stock options, restricted stock and other long-term equity or other long-term incentive awards then held by Mr. Odland became fully (100%) vested.

Termination

Mr. Odland’s employment may be terminated by the Company or by Mr. Odland at any time, subject to the terms and condition of his Previous Employment Agreement. The respective rights and obligations of Mr. Odland and the Company depend upon the party that initiates the termination and the reasons for the termination.

The following table summarizes the termination events (each as defined in Mr. Odland’s Previous Employment Agreement) and the payments Mr. Odland is eligible to receive upon each event.

Termination Event	Payment
1. Termination for “cause” or resignation without “good reason”

•   accrued compensation and benefits (including accrued, unused vacation and other benefits); and

•   any unpaid annual bonus, based on actual performance, for a fiscal year if the executive is employed on the last date of the fiscal year.

Termination Event	Payment
2. Termination resulting from death or “disability”

•      accrued compensation and benefits (including accrued, unused vacation and other benefits);

•      a pro rata portion of the target annual bonus;

•      a payment of 24 times the Company’s monthly COBRA and other welfare benefit plan premiums for the type of coverage in effect for executive on the date of termination;

•      full and immediate vesting of all time-vested restricted stock, stock options and all other time-vested long-term equity or other long-term incentive awards; and

•      the lesser of (i) 24 months or (ii) the remaining option term to exercise stock options.

3. Termination without cause or resignation for good reason prior to a change of control

•      accrued compensation and benefits (including accrued, unused vacation and other benefits);

•      a pro rata portion of annual bonus, based on actual performance;

•      a payment of 24 times the Company’s monthly COBRA and other welfare benefit plan premiums for the type of coverage in effect for executive on the date of termination;

•      a cash severance payment equal to two times the sum of base salary and target bonus;

•      full and immediate vesting of all time-vested restricted stock, stock options and all other time-vested long-term equity or other long-term incentive awards; and

•      the lesser of (i) 24 months or (ii) the remaining option term to exercise stock options.

4. Termination without cause or resignation for good reason upon or after a change of control

•      accrued compensation and benefits (including accrued, unused vacation and other benefits);

•      a payment of 36 times the Company’s monthly COBRA and other welfare benefit plan premiums for the type of coverage in effect for executive on the date of termination;

•      a pro rata portion of the greater of (i) target bonus and (ii) highest annual bonus earned in any of the preceding three completed fiscal years;

•      a cash severance payment equal to two point nine nine (2.99) times the sum of (a) a base salary and (b) the greater of (i) target bonus and (ii) highest annual bonus earned in any of the preceding three completed fiscal years; and

•      the lesser of (i) 24 months or (ii) the remaining option term to exercise stock options.

If any payments would constitute an excess payment under Internal Revenue Code section 280G and be subject to the excise tax imposed by Internal Revenue Code section 4999 on such excess payments, Mr. Odland is eligible to receive a tax “gross-up” payment of such amount that would leave Mr. Odland in the same tax position as if no such excise tax (including related penalties or interest) was applicable.

Restrictive Covenants

In the Previous Employment Agreement, Mr. Odland has agreed to various restrictive covenants that can limit certain post-employment activity. These include a two-year non-competition agreement that bars employment or engaging in any business for any competitor, including office products retailers (other than a business selling office products and supplies as a minor portion of its business). Other restrictions include non-solicitation and non-interference provisions relating to our employees or employees of any subsidiary, as well as non-solicitation provisions relating to customers, suppliers and other business relations. In addition, non-disclosure provisions protect our confidential information and work product. Among other remedies, the Company is entitled to cease making payments under Mr. Odland’s Previous Employment Agreement in the event he violates his post-employment covenants.

Steve Odland’s Amended and Restated Employment Agreement in Effect Beginning February 19, 2010

As discussed above, on February 19, 2010, we entered into an Amended and Restated Employment Agreement with Mr. Odland that amends certain provisions related to severance and change of control arrangements and eliminates tax gross-up benefits contained in the Previous Employment Agreement. The Amended Employment Agreement also provides for the payment of a cash retention award to Mr. Odland subject to certain conditions. The Amended Employment Agreement became effective on February 19, 2010 for a term ending March 11, 2011, and shall automatically renew for an additional one year period on each successive March 11 unless the Company or Mr. Odland provides 90 days prior written notice that the term of employment shall not be extended.

The following table summarizes the termination events (each as defined in Mr. Odland’s Amended Employment Agreement) and the payments Mr. Odland is eligible to receive upon each event.

Termination Event	Payment
1. Termination for “cause” or resignation without “good reason”

•   accrued compensation and benefits (including accrued, unused vacation and other benefits);

•   any unpaid annual bonus, based on actual performance, for a fiscal year if the executive is employed on the last date of the fiscal year; and

•   any vested portion of the $5 million retention award.

2. Termination resulting from death or “disability”

•   accrued compensation and benefits (including accrued, unused vacation and other benefits);

•   a pro rata portion of the target annual bonus;

•   $5 million retention award;

•   a payment of 24 times the Company’s monthly COBRA and other welfare benefit plan premiums for the type of coverage in effect for executive on the date of termination;

•   full and immediate vesting of all time-vested restricted stock, stock options and all other time-vested long-term equity or other long-term incentive awards; and

•   the lesser of (i) 24 months or (ii) the remaining option term to exercise stock options.

Termination Event	Payment
3. Termination without cause or resignation for good reason

•   accrued compensation and benefits (including accrued, unused vacation and other benefits);

•   a pro rata portion of annual bonus, based on actual performance;

•   $5 million retention award;

•   a payment of 24 times the Company’s monthly COBRA and other welfare benefit plan premiums for the type of coverage in effect for executive on the date of termination, however, in the event of a termination within three years of a change-in-control, payment shall be for 36 times the Company’s monthly COBRA and other welfare benefit plan premiums for the type of coverage in effect for executive on the date of termination;

•   a cash severance payment equal to two times the sum of base salary and target bonus which amount shall be no less than $5.2 million;

•   full and immediate vesting of all time-vested restricted stock, stock options and all other time-vested long-term equity or other long-term incentive awards; and

•   the lesser of (i) 24 months or (ii) the remaining option term to exercise stock options.

In addition, in lieu of a tax gross-up (as was provided under the Previous Employment Agreement) in the event that part or all of the consideration, compensation and benefits to be paid to Mr. Odland pursuant to the Amended Employment Agreement together with the aggregate present value of payments, consideration, compensation and benefits under all other plans, arrangements and agreements applicable to Mr. Odland would constitute “excess parachute payments” under Section 280G(b) of the Internal Revenue Code of 1986, as amended (the “Code”), are subject to an excise tax under Section 4999 of the Code (collectively, the “Parachute Amount”), then the amount of excess parachute payments payable under the Amended Employment Agreement will be reduced if the reduction would result in a greater after-tax amount for Mr. Odland than would occur in such circumstances had he paid the excise tax. If such Parachute Amount is reduced, the reduction in payments shall first be applied to reduce any cash severance payments and then to reduce other payments and benefits without subjecting Mr. Odland to additional taxation under Section 409A of the Code. The Amended Employment Agreement also eliminates Mr. Odland’s right to a gross up for additional taxes that could become payable pursuant to 409A of the Code that was included in the Previous Employment Agreement.

Agreements with Chuck Rubin, our President, North American Retail Division

We are a party to an Executive Employment Agreement initially dated March 1, 2004, with Chuck Rubin, who was Executive Vice President Merchandising when the Executive Employment Agreement was initially entered into and who was subsequently named President, North American Retail in early 2006. The Executive Employment Agreement was amended on June 15, 2004, and restated on January 23, 2006, in connection with Mr. Rubin’s promotion to his current position of President, North American Retail. The Executive Employment Agreement was amended and restated effective December 31, 2008, to bring the agreement into documentary compliance with Internal Revenue Code section 409A (“Section 409A”). In addition, the Company entered into a Change of Control Agreement with Mr. Rubin dated March 1, 2004, which agreement was amended and restated effective February 25, 2008, to bring the agreement into documentary compliance with Section 409A.

Executive Employment Agreement with Mr. Rubin

The term of the Executive Employment Agreement ran until July 22, 2009, which period was and will be automatically extended for successive one-year periods unless either Mr. Rubin or we give at least 6 months prior written notice that the term is not to be extended.

Compensation, Benefits and Perquisites

Under the Executive Employment Agreement, Mr. Rubin is eligible to receive the following:

•	a base salary of $625,000 per annum, subject to annual review and upward adjustment by the Compensation Committee;

•	an annual bonus through participation in the Company’s annual bonus plan for senior executives or other bonus plans offered to him; and

•	certain benefits and perquisites.

Termination

Mr. Rubin’s employment may be terminated by us or by Mr. Rubin at any time, subject to the terms and conditions of the Executive Employment Agreement. The respective rights and obligations of Mr. Rubin and the Company depend upon the party that initiates the termination and the reason for the termination.

The following table summarizes the termination events (each as defined in Mr. Rubin’s Executive Employment Agreement) and the payments Mr. Rubin is eligible to receive upon each event.

Termination Event	Payment
1. Termination for “cause” or resignation without “good reason”	• accrued compensation and benefits (including vested and earned but unpaid amounts under incentive plans and other employee programs).

2. Termination resulting from death or “disability”	• accrued compensation and benefits (including vested and earned but unpaid amounts under incentive plans and other employee programs); and • a pro rata portion of the target annual bonus.

3. Termination without cause or Resignation for good reason

•      accrued compensation and benefits (including vested and earned but unpaid amounts under incentive plans and other employee programs);

•      one point five (1.5) times base salary;

•      a pro rata portion of the target annual bonus;

•      a payment of 18 times the Company’s monthly COBRA and other welfare plan premiums for the type of coverage in effect for executive on the date of termination; and

•      one point five (1.5) times the target bonus.

Mr. Rubin’s severance entitlements are conditional upon his execution of a release of claims against the Company and its affiliates.

Restrictive Covenants

Mr. Rubin’s Executive Employment Agreement subjects him to various restrictive covenants that can limit his post-employment activity. These include an 18-month non-competition period that bars employment or engaging in any business for any competitor. Other restrictions include non-solicitation and non-interference provisions. In addition, non-disclosure provisions protect our confidential information and work product.

Change of Control Agreement with Mr. Rubin

The Change of Control Agreement governs the terms and conditions of Mr. Rubin’s employment for a period of one year starting with the date of the change of control (as defined in the agreement). If we terminate

Mr. Rubin’s employment other than for cause, death or disability or if Mr. Rubin resigns for good reason (as such terms are defined in the agreement) following a change of control, Mr. Rubin is eligible to receive:

•	certain accrued compensation, obligations and other benefits (as provided in the agreement);

•	a pro rata portion of the highest annual bonus (as defined in the agreement);

•	two times the sum of annual base salary and highest annual bonus (as defined in the agreement);

•	a payment of 24 times the Company’s monthly COBRA premium for the type of coverage in effect for executive on the date of termination; and

•	a 24-month executive outplacement services package.

If Mr. Rubin dies or we terminate Mr. Rubin’s employment on account of disability following a change of control, Mr. Rubin is eligible to receive the payments and benefits described in the first three bullets above.

Mr. Rubin is eligible to receive a tax “gross-up” payment if any payments would constitute an excess payment under IRC section 4999. However, if Mr. Rubin would not receive a net after-tax benefit of at least $50,000 (taking into account both income taxes and any excise tax payable on excess payments) as compared to eliminating the gross-up and having a reduction of the change of control payments to the largest amount that would not result in any parachute excise tax, then no gross-up payment would be made and Mr. Rubin’s change of control payments would be so reduced.

Agreements with Charles E. Brown, our President, International Division

We entered into an Executive Employment Agreement with Charles E. Brown, President, International, dated October 8, 2001. The Executive Employment Agreement was amended as of July 26, 2005, and was amended and restated effective December 31, 2008, to bring the agreement into documentary compliance with Section 409A. In addition, the Company entered into a Change of Control Agreement with Mr. Brown dated May 28, 1998, which agreement was amended and restated effective February 25, 2008, to bring the agreement into documentary compliance with Section 409A.

The term of the Executive Employment Agreement ran until July 25, 2009, which period was and will be automatically extended for successive one-year periods unless either Mr. Brown or the Company gives at least 6 months prior written notice that the term is not to be extended.

Under the Executive Employment Agreement, Mr. Brown is eligible to receive the following:

•	a base salary of $625,000 per annum, subject to annual review and upward adjustment by the Compensation Committee;

•	an annual bonus through participation in the Company’s annual bonus plan for senior executives or other bonus plans offered to executive at the initial bonus target of 70% of earnings; and

•	certain benefits and perquisites.

The substantive provisions of Mr. Brown’s Executive Employment Agreement otherwise accord substantially with those described above for Mr. Rubin except that in the event of termination by the Company without cause or the resignation of Mr. Brown for good reason, Mr. Brown is not eligible to receive one point five (1.5) times the target bonus, and Mr. Brown’s severance entitlements are not conditioned upon his execution of a release of claims against the Company and its affiliates.

The substantive provisions of the Change of Control Agreement with Mr. Brown accord with those described above for Mr. Rubin.

Agreements with Michael Newman, our Executive Vice President and Chief Financial Officer

No formal employment agreement is in effect with our Executive Vice President and Chief Financial Officer, Michael Newman, pursuant to the policy referred to previously, adopted in mid-2005, under which we no longer enter into employment agreements with officers. However, we are a party to an employment offer letter agreement with Mr. Newman, dated August 22, 2008, which was subsequently amended effective December 31, 2008, to bring the agreement into documentary compliance with Section 409A. We are also a party to a Change of Control Agreement with Mr. Newman dated September 17, 2008.

Employment Offer Letter Agreement with Mr. Newman

Mr. Newman is eligible to receive the following:

•	a base salary of $625,000 per annum, subject to annual review by the Compensation Committee;

•	the right to participate in our bonus plans and equity plans for senior executive officers; and

•	certain benefits and perquisites.

Mr. Newman’s employment is terminable at will by either Mr. Newman or the Company. Except for cause, if Mr. Newman’s employment is involuntarily terminated by us, then he is eligible to receive:

•	continued base salary for 18 months following termination;

•

a payment of 18 times the difference between the Company’s monthly COBRA premium for the type of coverage in effect for executive on the date of termination and the applicable active employee monthly premium for such coverage;

•	a pro-rata annual bonus, based on actual performance, for the year of termination; and

•	a target annual bonus for the calendar year prior to the year of termination, if the annual bonus for such year has not yet been paid as of the date of termination.

Mr. Newman’s severance entitlements are conditional upon his execution of a release of claims against the Company and its affiliates, and his compliance with the terms of that release.

Restrictive Covenants

Mr. Newman is also subject to a Non-Compete Agreement that subjects him to various restrictive covenants that can limit his post-employment activity. These include an 18-month non-competition period that bars employment or engaging in any business for any competitor. Other restrictions include non-solicitation and non-interference provisions. In addition, non-disclosure provisions protect our confidential information and work product.

Change of Control Agreement with Mr. Newman

The substantive provisions of the Change of Control Agreement with Mr. Newman accord with those described above for Mr. Rubin except that Mr. Newman is eligible to receive a payment of 18 times the Company’s monthly COBRA premium for the type of coverage in effect for executive on the date of termination.

Agreements with Steven Schmidt, our President, Business Solutions Division

No formal employment agreement is in effect with our President, Business Solutions Division, Steven Schmidt, pursuant to the policy referred to previously, adopted in mid-2005, under which we no longer enter into employment agreements with officers. However, we are a party to an employment offer letter agreement with Mr. Schmidt, dated July 10, 2007, which was subsequently amended effective December 31, 2008, to bring the agreement into documentary compliance with Section 409A. We are also a party to a Change of Control Agreement with Mr. Schmidt dated December 4, 2007.

Employment Offer Letter Agreement with Mr. Schmidt

Mr. Schmidt is eligible to receive the following:

•	a base salary of $625,000 per annum, subject to annual review by the Compensation Committee;

•	the right to participate in our bonus plans and equity plans for senior executive officers; and

•	certain benefits and perquisites.

Mr. Schmidt’s employment is terminable at will by either Mr. Schmidt or the Company. Except for cause, if Mr. Schmidt’s employment is involuntarily terminated by us, then he is eligible to receive:

•	continued base salary for 18 months following termination;

•	a payment of 18 times the Company’s monthly COBRA premium for the type of coverage in effect for executive on the date of termination;

•	a pro-rata target annual bonus for the year of termination; and

•	a target annual bonus for the calendar year prior to the year of termination, if the annual bonus for such year has not yet been paid as of the date of termination.

Mr. Schmidt’s severance entitlements are conditional upon his execution of a release of claims against the Company and its affiliates, and his compliance with the terms of that release.

Restrictive Covenants

Mr. Schmidt is also subject to a Non-Compete Agreement that subjects him to various restrictive covenants that can limit his post-employment activity. These include an 18-month non-competition period that bars employment or engaging in any business for any competitor. Other restrictions include non-solicitation and non-interference provisions. In addition, non-disclosure provisions protect our confidential information and work product.

Change of Control Agreement with Mr. Schmidt

The substantive provisions of the Change of Control Agreement with Mr. Schmidt accord with those described above for Mr. Rubin except that Mr. Schmidt is eligible to receive a payment of 18 times the Company’s monthly COBRA premium for the type of coverage in effect for executive on the date of termination.

Tabular Information Regarding Potential Payments Upon Termination or a Change of Control

The following tables quantify the potential termination and change of control payment amounts assuming a hypothetical triggering event had occurred as of December 26, 2009. The terms and conditions of the post employment and change of control provisions for each of the NEOs are described in detail above.

Potential Payments Upon Termination or a Change in Control

Steve Odland

	Termination Resulting from Death (a)		Termination Resulting from Disability (b)		(1) Termination Resulting from Retirement (c)	Termination for Cause (d)	Involuntary Termination or Resignation w/ Good Reason Prior To Change in Control (w/o Cause) (e)		(13) Involuntary Termination or Resignation w/ Good Reason Upon or After Change in Control (w/o Cause) (f)		Termination for All Other Reasons (Voluntary) (g)	Change in Control without Termination (h)
Bonus	$1,600,000	(2)	$1,600,000	(2)	$—	$—	$1,600,000	(3)	$1,600,000	(4)	$—	$1,600,000	(2)
Benefits(12)
Deferred Compensation Plan Balance(11)	$50,886		$50,886		$—	$—	$—		$—		$—	$—
Long-Term Incentive or Performance Plan
Stock Options(6)	$—		$—		$—	$—	$—		$—		$—	$—
Restricted Stock(7)	$—		$—		$—		$—		$—		$—	$—
Performance Shares(8)	$—		$—		$—		$—		$—			$—
Cash Severance	$72,738	(5)	$72,738	(5)	$—	$—	$5,272,738	(9)	$7,883,107	(10)	$—	$—

Total for Mr. Odland	$1,723,624		$1,723,624		$—	$—	$6,872,738		$9,483,107		$—	$1,600,000

(1)	Retirement is generally treated as a voluntary termination for all programs except the 2007 Long-Term Incentive Plan, under which all vesting restrictions on stock options and restricted stock will lapse.
(2)	Reflects the amount of Mr. Odland’s 2009 annual target bonus based on completion of the fiscal year 2008 as of December 26, 2009.
(3)	Reflects Mr. Odland’s 2009 actual annual bonus based on completion of the fiscal year as of December 26, 2009.
(4)	Reflects an amount equal to Mr. Odland’s highest annual bonus paid during the last three years prior to a change in control. Mr. Odland’s 2009 bonus represents the highest bonus.
(5)	Reflects a payment equal to the sum of (i) the product of 24 and the monthly COBRA premium on December 26, 2009 for the group health plan coverage in effect for Mr. Odland on December 26, 2009, and (ii) the product of 24 and the aggregate monthly premiums on December 26, 2009 for the disability, life, accidental death and travel insurance coverage in effect for Mr. Odland on December 26, 2009.

(6)	Reflects the value of all unvested stock options based on the closing price of the Company’s stock on December 24, 2009
(7)	Reflects the value of all unvested restricted stock based on the closing price on December 24, 2009. (Vesting occurs upon meeting the conditions for retirement, not upon actual retirement.)
(8)	Reflects value of all unvested performance shares based on the closing price on December 24, 2009.
(9)	Reflects a payment equal to the sum of (i) two times the sum of Mr. Odland’s base salary in effect for December 26, 2009, Mr. Odland’s 2009 target annual bonus, and (ii) the product of 24 and the monthly COBRA premium on December 26, 2009, for the group health plan coverage in effect for Mr. Odland on December 26, 2009, and (iii) the product of 24 and the aggregate monthly premiums for disability insurance, life insurance, accidental death insurance and travel insurance in effect for Mr. Odland on December 26, 2009.
(10)	Reflects a payment equal to (i) 2.99 times the sum of Mr. Odland’s base salary in effect for December 26, 2009 and Mr. Odland’s highest annual bonus earned in respect to the 2007, 2008 or 2009 fiscal year (Mr. Odland’s 2009 bonus represents the highest bonus), (ii) the product of 36 and the monthly COBRA premium on December 26, 2009 for the group health plan coverage in effect for Mr. Odland on December 26, 2009, and (iii) the product of 36 and the aggregate monthly premiums on December 26, 2009 for disability insurance, life insurance, accidental death insurance and travel insurance in effect for Mr. Odland on on December 26, 2009.
(11)	Reflects vesting of Company matching contributions and the related earnings and dividends under the DCP upon death or disability. If Mr. Odland leaves the Company for reasons other than death or disability he forfeits the unvested Company matching contributions and the related earnings and dividends under the DCP (equal to $50,886).
See “Non-Qualified Deferred Compensation” table for payments under our non-qualified deferred compensation plans.
(12)	Upon termination of employment (other than for cause), Mr. Odland may continue to participate in the group health and welfare benefit plans (other than short-term disability) for 36 months by paying the the full cost of coverage.
(13)	The vesting of stock options, restricted stock and performance shares is triggered by the change in control. All of Mr. Odland’s equity has vested as a result of the BC Partners PIPE transaction.
The value of the accelerated portion of equity that vested as a result of this transaction was $8,665,719 based on the closing stock price on December 24, 2009.

Potential Payments Upon Termination or a Change of Control

Steve Odland

The following table quantifies the potential termination and change of control payment amounts under Mr. Odland’s Amended Employment Agreement assuming a hypothetical triggering event had occurred as of February 20, 2010.

	Termination Resulting from Death (a)		Termination Resulting from Disability (b)		(1) Termination Resulting from Retirement (c)	Termination for Cause (d)	Involuntary Termination or Resignation w/ Good Reason (or w/o Cause) (e)		Termination for All Other Reasons (Voluntary) (f)	Change in Control without Termination (g)
Bonus	$223,562	(2)	$223,562	(2)	$—	$—	$223,562	(2)(6)	$—	$223,562	(2)(6)
Retention Award	$5,000,000		$5,000,000		$—	$—	$5,000,000		$—	$—
Benefits
Deferred Compensation Plan Balance	$50,886		$50,886		$—	$—	$—		$—	$—
Long-Term Incentive or Performance Plan
Stock Options	$—		$—		$—	$—	$—		$—	$—
Restricted Stock	$—		$—		$—	$—	$—		$—	$—
Performance Shares	$—		$—		$—	$—	$—		$—	$—
Cash Severance	$72,738	(4)	$72,738	(4)	$—	$—	$5,272,738	(5)	$—	$—

Total for Mr. Odland	$5,347,186		$5,347,186		$—	$—	$10,496,300		$—	$223,562

(1)	Retirement is generally treated as a voluntary termination for all programs except the 2007 Long-Term Incentive Plan, under which all vesting restrictions on stock options and restricted stock will lapse.
(2)	Reflects the amount of Mr. Odland’s 2010 target annual bonus prorated for the number of months completed in the bonus period.
(3)	Reflects Mr. Odland’s 2010 actual annual bonus.
(4)	Reflects a payment equal to the sum of (i) the product of 24 and the monthly COBRA premium on February 20, 2010 for the group health plan coverage in effect for Mr. Odland on February 20, 2010, and (ii) the product of 24 and the aggregate monthly premiums on February 20, 2010 for the disability, life, accidental death and travel insurance coverage in effect for Mr. Odland on February 20, 2010.
(5)	Reflects a payment equal to the sum of (i) two times the sum of Mr. Odland’s base salary in effect for February 20, 2010, Mr. Odland’s 2010 target annual bonus which shall be no less than $5.2 million, and (ii) the product of 24 and the monthly COBRA premium on February 20, 2010, for the group health plan coverage in effect for Mr. Odland on February 20, 2010, and (iii) the product of 24 and the aggregate monthly premiums for disability insurance, life insurance, accidental death insurance and travel insurance in effect for Mr. Odland on February 20, 2010. In the event that such termination of employment occurs within three years following a change in control, the COBRA premium and insurance premiums shall be determined by substituting “36” for “24”. If “36” were substituted for “24” the cash severance number would be $5,309,107.
(6)	Prorated bonus assumes actual plan performance is being met.

The following tables quantify the potential termination and change of control payment amounts assuming a hypothetical triggering event had occurred as of December 26, 2009. The terms and conditions of the post employment and change of control provisions for each of the NEOs are described in detail above.

Potential Payments Upon Termination or a Change of Control

Charles Brown

	Termination Resulting from Death (a)		Termination Resulting from Disability (b)		(1) Termination Resulting from Retirement (c)	Termination for Cause (d)	Involuntary Termination or Resignation w/ Good Reason Prior To Change in Control (w/o Cause) (e)		(10)(11) Involuntary Termination or Resignation w/ Good Reason Upon or After Change in Control (w/o Cause) (f)		Termination for All Other Reasons (Voluntary) (g)	Change in Control without Termination (h)
Bonus	$468,750	(2)	$468,750	(2)	$—	$—	$—		$468,750	(3)	$—	$468,750	(3)
Benefits
Outplacement Services(4)	$—		$—		$—	$—	$—		$30,000		$—	$—
Long-Term Incentive or Performance Plan
Stock Options(5)	$2,437,500		$2,437,500		$2,437,500	$—	$—		$2,437,500		$—	$2,437,500
Restricted Stock(6)	$—		$—		$—	$—	$—		$—		$—	$—
Performance Shares(7)	$—		$—		$—	$—	$—		$312,780			$312,780
Cash Severance	$—		$—		$—	$—	$1,461,042	(8)	$2,278,169	(9)	$—	$—

Total for Mr. Brown	$2,906,250		$2,906,250		$2,437,500	$—	$1,461,042		$5,527,199		$—	$3,219,030

(1)	Retirement is generally treated as a voluntary termination for all programs except the 2007 Long-Term Incentive Plan, under which all vesting restrictions on stock options and restricted stock will lapse.
(2)	Reflects Mr. Brown’s 2009 target annual bonus.
(3)	Reflects an amount equal to the highest annual bonus earned for the 2007, 2008 or 2009 fiscal year.
(4)	Reflects the value of a 24 month outplacement services package.
(5)	Reflects the value of all unvested stock options based on the closing price of the Company’s stock on December 24, 2009.
(6)	Reflects the value of all unvested shares of restricted stock based on the closing price of the Company’s stock on December 24, 2009.
(7)	Reflects value of all unvested performance shares based on the closing price on December 24, 2009.
(8)

Reflects a payment equal to the sum of (i) 1.5 times Mr. Brown’s base salary in effect on December 26, 2009, (ii) his 2009 target annual bonus, (iii) the product of 18 and the monthly COBRA premium on December 26, 2009 for the type of group health plan coverage in effect for Mr. Brown on

December 26, 2009, and (iv) the product of 18 and the aggregate monthly premiums on December 26, 2009 for the disability insurance, life insurance, accidental death insurance and travel insurance in effect for Mr. Brown on December 26, 2009.

(9)	Reflects a payment equal to the sum of (i) two times the sum of Mr. Brown’s base salary (including car allowance) in effect on December 26, 2009, and the highest annual bonus earned with respect to the 2007, 2008 or 2009 fiscal year, and (ii) the product of 24 and the monthly COBRA premium on December 26, 2009 for the type of group health plan coverage in effect for Mr. Brown on December 26, 2009.
See “Non-Qualified Deferred Compensation” table for payments under our non-qualified deferred compensation plans.
(10)	The vesting of restricted stock and performance shares is triggered by a change in control. Note also, as disclosed in column (i) and Footnote 6 of the Other Compensation Table for the Fiscal Year 2009, Mr. Brown received a guaranteed bonus of $616,821 as a result of a provision in his change in control agreement that was triggered upon shareholder approval of the preferred stock conversion in the BC Partners PIPE transaction.
(11)	If termination due to death or disability occurs after the change in control, Mr. Brown is entitled to all amounts in this column other than outplacement services and COBRA.

Potential Payments Upon Termination or a Change of Control

Chuck Rubin

	Termination Resulting from Death (a)		Termination Resulting from Disability (b)		(1) Termination Resulting from Retirement (c)	Termination for Cause (d)	Involuntary Termination or Resignation w/ Good Reason Prior To Change in Control (w/o Cause) (e)		(11)(12) Involuntary Termination or Resignation w/ Good Reason Upon or After Change in Control (w/o Cause) (f)		Termination for All Other Reasons (Voluntary) (g)	Change in Control without Termination (h)
Bonus	$468,750	(2)	$468,750	(2)	$—	$—	$703,125	(3)	$468,750	(4)	$—	$468,750	(4)
Benefits
Outplacement	$—		$—		$—	$—	$—		$30,000	(5)	$—	$—
Long-Term Incentive or Performance Plan
Stock Options(6)	$2,437,500		$2,437,500		$2,437,500	$—	$—		$2,437,500		$—	$2,437,500
Restricted Stock(7)	$632,808		$583,853		$632,808	$—	$—		$632,808		$—	$632,808
Performance Shares(8)	$—		$—		$—				$312,780			$312,780
Cash Severance	$—		$—		$—	$—	$1,461,476	(9)	$2,278,169	(10)	$—	$—

Total for Mr. Rubin	$3,539,058		$3,490,103		$3,070,308	$—	$2,164,601		$6,160,007		$—	$3,851,838

(1)	Retirement is generally treated as a voluntary termination for all programs except the 2007 Long-Term Incentive Plan, under which all vesting restrictions on stock options and restricted stock will lapse.
(2)	Reflects Mr. Rubin’s 2009 target annual bonus.
(3)	Reflects an amount equal to 1.5 times Mr. Rubin’s target annual bonus.
(4)	Reflects an amount equal to the highest annual bonus earned for the 2007, 2008 or 2009 fiscal year. Mr. Rubin’s 2009 bonus represents the highest bonus.
(5)	Reflects the value of a 24 month outplacement services package.
(6)	Reflects the value of all unvested stock options based on the closing price of the Company’s stock on December 24, 2009.
(7)	Reflects the value of all unvested restricted stock based on the closing price of the Company’s stock on December 24, 2009. (Vesting occurs upon meeting the conditions for retirement, not upon actual retirement.)
(8)	Reflects the value of all unvested performance shares based on the closing price of the Company’s stock on December 24, 2009.
(9)	Reflects a payment equal to the sum of (i) 1.5 times Mr. Rubin’s base salary in effect on December 26, 2009, (ii) his 2009 target annual bonus, (iii) the product of 18 and the monthly COBRA premium on December 26, 2009 for the type of group health plan coverage in effect for Mr. Rubin on December 26, 2009, and (iv) the product of 18 and the aggregate monthly premiums on December 26, 2009 for the disability insurance, life insurance, accidental death insurance and travel insurance in effect for Mr. Rubin on December 26, 2009.

(10)	Reflects a payment equal to the sum of (i) two times the sum of Mr. Rubin’s base salary (including car allowance) in effect on December 26, 2009, and the highest annual bonus earned with respect to the 2007, 2008 or 2009 fiscal year, and (ii) the product of 24 and the monthly COBRA premium on December 26, 2009 for the type of group health plan coverage in effect for Mr. Rubin on December 26, 2009.
(11)	The vesting of restricted stock and performance shares is triggered by a change in control. Note also, as disclosed in column (i) and Footnote 6 of the Other Compensation Table for the Fiscal Year 2009, Mr. Rubin received a guaranteed bonus of $569,866 as a result of a provision in his change in control agreement that was triggered upon shareholder approval of the preferred stock conversion in the BC Partners PIPE transaction.
(12)	If termination due to death or disability occurs after the change in control, Mr. Rubin is entitled to all amounts in this column other than outplacement services and COBRA.

Potential Payments Upon Termination or a Change of Control

Steven Schmidt

	Termination Resulting from Death (a)		Termination Resulting from Disability (b)		(1) Termination Resulting from Retirement (c)		Termination for Cause (d)	Involuntary Termination or Resignation w/ Good Reason Prior To Change in Control (w/o Cause) (e)		(12) (14) (15) Involuntary Termination or Resignation w/ Good Reason Upon or After Change in Control (w/o Cause) (f)		Termination for All Other Reasons (Voluntary) (g)	Change in Control without Termination (h)
Bonus	$468,750	(3)	$468,750	(3)		(2)	$—	$468,750	(3)	$468,750	(11)	$—	$468,750	(11)
Benefits
Outplacement Services	$—		$—		$—		$—	$—		$30,000	(4)	$—	$—
Deferred Compensation Plan Balance(5)	$23,805		$23,805		$—		$—	$—				$—	$—
Tax Gross-Up Payment(6)										$1,462,317
Long-Term Incentive or Performance Plan
Stock Options(7)	$5,537,500		$5,537,500		$5,537,500		$—	$—		$5,537,500		$—	$5,537,500
Restricted Stock(8)	$706,551		$706,551		$706,551		$—	$—		$706,551		$—	$706,551
Performance Shares(9)	$—		$—		$—					$312,780			$312,780
Cash Severance	$—		$974,936	(10)	$—		$—	$974,936	(10)	$2,256,136	(13)	$—	$—

Total for Mr. Schmidt	$6,736,606		$7,711,542		$6,244,051		$—	$1,443,686		$10,774,034		$—	$7,025,581

(1)	Retirement is generally treated as a voluntary termination for all programs except the 2007 Long-Term Incentive Plan, under which all vesting restrictions on stock options and restricted stock will lapse.
(2)	Upon retirement prior to a change in control, Mr. Schmidt would have received no bonus payments.
(3)	Reflects Mr. Schmidt’s 2009 target annual bonus.
(4)	Reflects the value of a 24 month outplacement services package.
(5)	Reflects vesting of Company matching contributions and the related earnings and dividends under the DCP upon death or disability. If Mr. Schmidt leaves the Company for reasons other than death or disability he forfeits the unvested Company matching contributions and the related earnings and dividends under the DCP (equal to $23,805). See “Non-Qualified Deferred Compensation” table for payments. under our non-qualified deferred compensation plans.

(6)	Reflects the additional payment (“Gross-up Payment”) that Mr. Schmidt would have received under his Change in Control agreement with the Company to reimburse him for excise tax under section 4999 of the Internal Revenue Code on excess parachute payments received in connection with a change in control, together with income and FICA taxes on the Gross-up Payment. The Gross-up Payment was estimated, in accordance with the regulations under section 280G of the Internal Revenue Code without valuing Mr. Schmidt’s non-compete agreement and using the following assumptions: (a) each stock option held by Mr. Schmidt was canceled on the date of the change in control in exchange for a cash payment equal to a number of option shares times the excess (if any) of the closing price of the Company’s common stock on December 24, 2009 (i.e., $7.05) over the exercise price per share for the option and (b) Mr. Schmidt will pay tax on additional compensation and excess parachute payments at the following rates: federal income tax, 35%; state and local income tax, 0%; FICA tax, 1.45% (Medicare only); parachute excise tax, 20%. The Gross-up Payment increases the total excess parachute payments by an equal amount. Note that if Mr. Schmidt’s stock options had remained outstanding and exercisable after the change in control, the value of the options characterized as parachute payments, and consequently the amount of the Gross-up Payment would have been larger.
(7)	Reflects the value of all unvested stock options based on the closing price of the Company’s stock on December 24, 2009.
(8)	Reflects the value of all unvested restricted stock based on the closing price of the Company’s stock on December 24, 2009. (Vesting occurs upon meeting conditions for retirement, not upon actual retirement.)
(9)	Reflects the value of all unvested performance shares based on the closing price of the Company’s stock on December 24, 2009.
(10)	Reflects a payment equal to the sum of (i) 18 months of Mr. Schmidt’s base salary in effect on December 26, 2009, and (ii) the product of 18 and the monthly COBRA premium on December 26, 2009 for the type of group health plan coverage in effect for Mr. Schmidt on December 26, 2009.
(11)	Reflects an amount equal to Mr. Schmidt’s highest annual bonus earned with respect to the 2007, 2008 or 2009 fiscal year (annualized in the event that the Executive was not employed by the Company for the whole of such fiscal year) Mr. Schmidt’s highest bonus was earned in 2009.
(12)	As noted previously in “Summary of Executive Agreements and Potential Payments upon Termination or Change in Control” above, Mr. Schmidt does not have a formal employment agreement but has an offer letter that articulated certain severance benefits. Effective December 4, 2008 Mr. Schmidt and the Company entered into a Change in Control agreement. The information reflected in this chart is in accordance with the terms of that offer letter and change in control agreement.
(13)	Reflects an amount equal to (i) two times the sum of Mr. Schmidt’s annual base salary (including car allowance) in effect on December 26, 2009, and Mr. Schmidt’s highest bonus earned with respect to the 2007, 2008 and 2009 fiscal year, and (ii) the product of 18 and the monthly COBRA premium on December 26, 2009 for the type of group health plan coverage in effect for Mr. Schmidt on December 26, 2009.
(14)	The vesting of restricted stock and performance shares is triggered by the change in control.
(15)	If termination due to death or disability occurs after the change in control, Mr. Schmidt is entitled to all amounts in this column other than outplacement services and COBRA premiums.

Potential Payments Upon Termination or a Change of Control

Michael Newman

	Termination Resulting from Death (a)		Termination Resulting from Disability (b)		(1) Termination Resulting from Retirement (c)		Termination for Cause (d)	Involuntary Termination or Resignation w/ Good Reason Prior To Change in Control (w/o Cause) (e)		Involuntary Termination or Resignation w/ Good Reason Upon or After Change in Control (w/o Cause) (9) (11) (f)		Termination for All Other Reasons (Voluntary) (g)	Change in Control without Termination (h)
Bonus	$437,500	(3)	$437,500	(3)	$—	(2)	$—	$437,500	(3)	$437,500	(8)	$—	$437,500	(8)
Benefits
Outplacement Services	$—		$—		$—		$—	$—		$30,000	(4)	$—	$—
Tax Gross-Up Payment(5)										$1,032,892
Long-Term Incentive or Performance Plan
Stock Options(6)	$1,895,438		$1,895,438		$1,895,438		$—	$—		$1,895,438		$—	$1,895,438
Cash Severance	$—		$974,936	(7)	$—		$—	$974,936	(7)	$2,193,636	(10)	$—	$—

Total for Mr. Newman	$2,332,938		$3,307,874		$1,895,438		$—	$1,412,436		$5,589,466		$—	$2,332,938

(1)	Retirement is generally treated as a voluntary termination for all programs except the 2007 Long-Term Incentive Plan, under which all vesting restrictions on stock options and restricted stock will lapse.
(2)	Upon retirement prior to a change in control, Mr. Newman would have received no bonus payments.
(3)	Reflects Mr. Newman’s actual 2009 annual bonus.
(4)	Reflects the value of a 24 month outplacement services package.
(5)	Reflects the additional payment (“Gross-up Payment”) that Mr. Newman would have received under his Change in Control agreement with the Company to reimburse him for excise tax under section 4999 of the Internal Revenue Code on excess parachute payments received in connection with a change in control, together with income and FICA taxes on the Gross-up Payment. The Gross-up Payment was estimated, in accordance with the regulations under section 280G of the Internal Revenue Code without valuing Mr. Newman’s non-compete agreement and using the following assumptions: (a) each stock option held by Mr. Newman was canceled on the date of the change in control in exchange for a cash payment equal to a number of option shares times the excess (if any) of the closing price of the Company’s common stock on December 24, 2009 (i.e., $7.05) over the exercise price per share for the option and (b) Mr. Newman will pay tax on additional compensation and excess parachute payments at the following rates: federal income tax, 35%; state and local income tax, 0%; FICA tax, 1.45% (Medicare only); parachute excise tax, 20%. The Gross-up Payment increases the total excess parachute payments by an equal amount. Note that if Mr. Newman’s stock options had remained outstanding and exercisable after the change in control, the value of the options characterized as parachute payments, and consequently the amount of the Gross-up Payment would have been larger.

(6)	Reflects the value of all unvested stock options based on the closing price of the Company’s stock on December 24, 2009.
(7)	Reflects a payment equal to the sum of (i) 18 months of Mr. Newman’s base salary in effect on December 26, 2009, and (ii) the product of 18 and the monthly COBRA premium on December 26, 2009 for the type of group health plan coverage of group health plan coverage in effect for Mr. Newman on December 26, 2009.
(8)	Reflects an amount equal to Mr. Newman’s highest annual bonus earned with respect to the last three fiscal years annualized in the event the executive was not employed for the entire year. Mr. Newman was hired in August of 2008 and earned his highest bonus in 2009.
(9)	As noted previously in “Summary of Executive Agreements and Potential Payments upon Termination or Change in Control” above, Mr. Newman does not have a formal employment agreement. Effective September 17, 2008 Mr. Newman and the Company entered into a Change in Control agreement. The information reflected in these columns is in accordance with the terms of that change of control agreement.
(10)	Reflects an amount equal to the sum of (i) two times the sum of Mr. Newman’s annual base salary (including car allowance) in effect on December 26, 2009, and Mr. Newman’s highest bonus earned with respect to the 2008 or 2009 fiscal year, and (ii) the product of 18 and the monthly COBRA premium on December 26, 2009 for the type of group health plan coverage in effect for Mr. Newman on December 26, 2009.
(11)	If termination due to death or disability occurs after the change in control, Mr. Newman is entitled to all amounts in this column other than outplacement services and COBRA.

STOCK OWNERSHIP INFORMATION

Our Largest Shareholders; Ownership by Our Directors and Executive Officers

We have provided a stock ownership table below that contains certain information about shareholders whom we believe are the “beneficial” owners of more than five percent (5%) of our outstanding common stock, as well as information regarding stock ownership by our Directors, NEOs and our Directors and executive officers as a group. Except as described below, we know of no person that beneficially owns more than 5% of our outstanding common stock, based solely upon filings made with the SEC.

Except as otherwise noted below, each person or entity named in the following table has the sole voting and investment power with respect to all shares of our common stock that he, she or it beneficially owns.

Name of Beneficial Owner (As of December 31, 2009)	Beneficial Ownership(1)	Percent of Class (Less than 1% not shown)(2)
BC Partners Holdings, Ltd. And related entities:(3)
PO Box 225, Heritage Hall, Le Marchant Street
St. Peter Port, Guernsey, GY1 4HY, Channel Islands
CIE Management II Limited
PO Box 225, Heritage Hall, Le Marchant Street
St. Peter Port, Guernsey, GY1 4HY, Channel Islands
LMBO Europe SAS
54 Avenue Marceau, Paris, France 75008	73,703,194	21.15%

AXA Financial, Inc. and related entities:(7)
1290 Avenue of the Americas, New York, New York 10104
AXA
25, avenue Matignon, 75008 Paris, France
Mutuelles AXA
26, rue Drouot, 75009 Paris, France	40,651,159	14.80%

Samana Capital, L.P. and related entities:
Morton Holdings, Inc. and Philip B. Korsant(4)
283 Greenwich Avenue, Greenwich, CT 06830	22,622,844	8.23%

State Street Corporation (11)
State Street Financial Center, One Lincoln Street
Boston, MA 02111	14,897,049	5.42%

Barclays Global Investors, NA(5)
400 Howard Street, San Francisco, CA 94105 USA	14,787,828	5.38%

The Vanguard Group, Inc.(9)
100 Vanguard Blvd., Malvern, PA 19355	14,557,366	5.30%

Wellington Management Company, LLP(10)
75 State Street, Boston, MA 02109	14,384,845	5.24%

Board of Directors and NEOs(6)
Lee A. Ault III	184,919
Neil R. Austrian	287,306
Justin Bateman	0
David W. Bernauer	145,151
Thomas J. Colligan	6,783
Marsha J. Evans	46,590
David I. Fuente	84,141
Brenda Gaines	153,656
Myra M. Hart	129,784
W. Scott Hedrick	237,448
Kathleen Mason	70,455
James S. Rubin	0
Raymond Svider	0
Steve Odland (Chair and Chief Executive Officer)(8)	6,023,602	2.20%
Total of Board of Directors	7,369,835
(Our NEOs, Other than our Chair and CEO)
Charles Brown, President International	933,025
Chuck Rubin, President North American Retail	737,843
Steven M. Schmidt, President North American Business Solutions	535,574
Michael D. Newman, EVP & Chief Financial Officer	234,625
Directors and Executive Officers as a Group (23 Persons in Total)	11,551,841	4.20%

(1)	Includes shares of common stock subject to options exercisable within 60 days of February 8, 2010, even though a considerable number of the options are underwater. See “Options Exercisable within 60 days of Record Date” table below for detail. Also included are unvested shares of restricted stock, as to which the holder has voting rights.
(2)	Applicable percentage of ownership for all shareholders listed in the table above except for BC Partners Holdings, Ltd. and related entities (including CIE Management II Limited and LMBO Europe SAS) is based on 274,737,010 shares of common stock outstanding as of March 3, 2010 together with the exercisable stock options, for such shareholder or group of shareholders, as applicable. Applicable percentage of ownership for BC Partners Holdings, Ltd. (including CIE Management II Limited and LMBO Europe SAS) is based on 348,440,204 shares of common stock, which includes the as-converted number of common shares underlying the shares of Series B Preferred owned by these entities, which are now convertible into common stock. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, shares issuable upon the exercise of options that are exercisable within 60 days of March 3, 2010 are not deemed outstanding for purposes of computing the percentage of ownership of any other person.
(3)	The information regarding CIE Management II Limited, which we refer to as CIE, and LMBO Europe SAS, which we refer to as LMBO, is as of July 2, 2009 and was derived from a Schedule 13D filed jointly by (i) BC European Capital VIII-1 to 12 (inclusive), each a United Kingdom limited partnership (“Funds 1-12”); (ii) BC European Capital VIII-14 to 34 (inclusive), each a United Kingdom limited partnership (“Funds 14-34” and together with Funds 1-12, the “CIE Investors”); (iii) BC European Capital VIII-35 SC to 39 SC (inclusive), each a Société Civiles organized under the laws of France (the “LMBO Investors” and together with the CIE Investors, the “Investors”); (iv) LMBO; and (v) CIE on July 2, 2009. CIE is the general partner of, and has investment control over the shares held by, each of the CIE Investors and LMBO is Gérant as to, and has investment control over the shares held by, each of the LMBO Investors. BC Partners Holdings Limited, a limited corporation organized under the laws of Guernsey, Channel Islands (“BCHL”), is the controlling entity of each of (i) CIE; and (ii) LMBO. CIE, LMBO and BCHL are each managed by separate boards of directors. A list of the directors of CIE, LMBO and BCHL is provided on Schedules II, III and IV to the Schedule 13D filed on July 2, 2009 and none of those directors have beneficial ownership of the share held by the Investors. Since CIE, LMBO and BCHL are managed by boards of directors, no individuals have ultimate voting or investment control (as determined by Rule 13d-3) over the shares that may be deemed beneficially owned by CIE and LMBO. We have no further information or knowledge about CIE, LMBO or BCHL. The Investors, CIE and LMBO may be deemed to be a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act) and, as such, may be deemed to be beneficial owners of (y) 274,596 shares of 10% Series A Redeemable Convertible Participating Perpetual Preferred Stock, par value $0.01 per share and (z) 75,404 shares of 10% Series B Redeemable Conditional Convertible Participating Perpetual Preferred Stock, par value $0.01 per share, of Office Depot, Inc., each Investor, however, disclaims beneficial ownership with respect to the shares owned by each of the other Investors, CIE and LMBO. None of the Investors own any shares of common stock over which it has sole voting, disposition or investment power. The figures in the table set forth the number of shares of common stock, on an as-converted basis, owned of record and beneficially owned by the funds including the as-converted underlying shares of Series B Preferred owned by the funds, which are now convertible into common stock.
(4)	The information regarding Samana Capital, L.P. (formerly, Ziff Asset Management LP) and its affiliates is reported as of December 31, 2009 and was derived from a Schedule 13G/A filed on February 16, 2010 by Samana Capital, L.P. (“SC”), Morton Holdings, Inc. (“MH”), and Philip B. Korsant. Partnerships of which MH is the general partner, including SC, are the owners of record. Each of MH and Philip B Korsant may be deemed to beneficially own the shares reported herein as a result of the direct or indirect power to vote or dispose of such shares. SC reported shared voting power over 18,045,546 shares and shared dispositive power over 18,045,546. MH and Philip B. Korsant reported shared voting power over 22,622,844 shares and shared dispositive power over 22,622,844 shares.
(5)	The information regarding Barclays Global Investors, NA (“Barclays”) is as of December 31, 2009 and was derived from a Schedule 13-G filed by Barclays on February 5, 2009. Barclays reported that it serves as bank and/or an investment advisor to investment companies and is therefore deemed to have sole dispositive power over 14,787,828 shares and sole voting power with respect to 12,602,686 shares.
(6)	The address for all Directors and NEOs is c/o Office Depot, Inc., 6600 North Military Trail, Boca Raton, Florida 33496.
(7)	The information regarding AXA Financial, Inc. and its affiliates is reported as of December 31, 2009 and was derived from a Schedule 13G filed on February 12, 2010 by AXA Assurances I.A.R.D Mutuelle and AXA Assurances Vie Mutuelle (collectively, the “Mutuelles AXA”), AXA, and AXA Financial, Inc. Mutuelles AXA and AXA, through the AXA Entity or Entities, that reported sole voting power over 1,098,290 shares and sole dispositive power over 1,938,210 shares. AXA Financial, Inc., through its subsidiaries, reported sole voting power over 28,794,423 shares and sole dispositive power over 38,712,949 shares.
(8)	As a result of the BC Partners transaction, all of Mr. Odland’s outstanding stock options and performance shares became fully vested, resulting in him having beneficial ownership of an additional 2,445,225 shares of common stock.
(9)	The information regarding The Vanguard Group, Inc. is reported as of December 31, 2009 and was derived from a Schedule 13G filed on February 8, 2010 by The Vanguard Group, Inc., that reported sole voting power over 439,680 shares, sole dispositive power over 14,164,086 shares and shared dispositive power over 393,280 shares.
(10)	The information regarding Wellington Management Company, LLP is reported as of December 31, 2009 and was derived from a Schedule 13G filed on February 12, 2010 by Wellington Management Company, LLP, that reported shared voting power over 11,009,520 shares and shared dispositive power over 14,384,845 shares.
(11)	The information regarding State Street Corporation is reported as of December 31, 2009 and was derived from a Schedule 13G filed on February 12, 2010 by State Street Corporation, that reported shared voting power over 14,897,049 shares and shared dispositive power over 14,897,049 shares.

Options Exercisable within 60 Days of Record Date

The number of options that are or will be exercisable within 60 days of February 8, 2010 for each applicable person named in the table above and for our Executive Officers and Directors as a group is as follows:

Lee A. Ault III	95,319	Neil R. Austrian	147,252
Justin Bateman	0	David W. Bernauer	132,426
Thomas Colligan	0	Marsha J. Evans	19,368
David I. Fuente	46,061	Brenda Gaines	120,060
Myra M. Hart	110,375	W. Scott Hedrick	133,330
Kathleen Mason	56,013	James Rubin	0
Raymond Svider	0	Steve Odland	5,099,928
Charles E. Brown	837,796	Steven M. Schmidt	374,697
Chuck Rubin	513,326	Michael D. Newman	234,625
All Executive Officers and Directors as a Group (23 Persons)	9,260,904

Underwater Options

Based on the closing price of our common stock on February 8, 2010, the following number of options that are or will be exercisable within 60 days of February 8, 2010 for each applicable person named in the table above are out of the money (i.e. underwater):

Lee A. Ault III	68,561	Neil R. Austrian	108,516
Justin Bateman	0	David W. Bernauer	96,748
Thomas Colligan	0	Marsha J. Evans	0
David I. Fuente	46,061	Brenda Gaines	120,060
Myra M. Hart	74,697	W. Scott Hedrick	97,652
Kathleen Mason	20,335	James Rubin	0
Raymond Svider	0	Steve Odland	4,079,928
Charles E. Brown	704,464	Steven M. Schmidt	74,698
Chuck Rubin	379,994	Michael D. Newman	134,625

* * *

Item 2: Ratifying Our Audit Committee’s Appointment of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm

Information About Our Independent Registered Public Accounting Firm

In accordance with the provisions of the Sarbanes-Oxley Act of 2002 (“SOA”), the Audit Committee of our Board of Directors appointed the certified public accounting firm of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm to audit our consolidated financial statements and our internal control over financial reporting for the fiscal year ended December 26, 2009 and to issue an opinion on management’s report on internal control over financial reporting. Deloitte has audited our consolidated financial statements each year since 1990. Representatives of Deloitte will be present at our Annual Meeting with the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions from shareholders. Our Audit Committee also has appointed Deloitte as our independent registered public accounting firm for 2010.

Although our Audit Committee already has appointed Deloitte as our independent registered public accounting firm for 2010 and the vote of our shareholders is not required for this action under Delaware law or the SOA, we request that the shareholders nevertheless ratify this appointment. As a matter of good corporate governance, we are submitting this item for shareholder approval. In the event the we do not receive the required vote the Audit Committee will consider such vote when appointing our independent registered public accounting firm for 2011.

Audit & Other Fees

The fees for our independent registered public accounting firm for professional services rendered in connection with (i) the audit of our annual financial statements as set forth in our Annual Report on Form 10-K for the fiscal years ended December 27, 2008 and December 26, 2009, (ii) the review of our quarterly financial statements as set forth in our Quarterly Reports on Form 10-Q for each of our fiscal quarters during 2008 and 2009, and (iii) the audit of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects, as well as fees paid to our independent registered public accounting firm for audit-related work, tax compliance, tax planning and other consulting services are set forth below.

Audit & Other Fees Paid to Deloitte & Touche LLP	Fiscal 2008	Fiscal 2009
Audit Fees	$6,280,128	$6,043,463
Audit Related Fees (as defined under the Sarbanes-Oxley Act of 2002)	$550,267	$360,301
Tax Fees	$351,840	$125,713
All Other Fees	$51,500	$85,601
Total Fees	$7,233,735	$6,615,078
Ratio of Audit Fees, Audit Related Fees and Tax Compliance Fees To Total Fees paid to our Independent Registered Public Accounting Firm in the years indicated	99.29% Audit, Audit-Related and Tax Compliance Fees 0.71%—all other fees (including tax planning fees)	98.71% Audit, Audit-Related and Tax Compliance Fees 1.29%—all other fees (including tax planning fees)

Audit Fees—Consists of fees for professional services rendered in connection with the audits of our consolidated financial statements and the effectiveness of our internal controls over financial reporting for the fiscal years ended December 26, 2009 and December 27, 2008; the reviews of the consolidated financial statements included in each of our Quarterly Reports on Form 10-Q during those fiscal years; consultations on accounting matters; statutory audit filings; and SEC registration statements.

Audit Related Fees—Consists primarily of assurance related fees associated with International business restructuring, tax system implementation review and fees for acquisition-related due diligence activities.

Tax Fees—Consists primarily of fees for tax compliance.

All Other Fees—Consists of fees for all other services not included above, principally advisory services and tax planning.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established policies and procedures under which audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee. The Audit Committee’s policy provides for pre-approval of audit, audit-related, tax and other services specifically described by the Audit Committee on an annual basis. In addition, individual engagements anticipated to exceed pre-established thresholds, as well as any other services, must be separately approved. The policy also provides that the Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee provided that the pre-approval of any matters permitted by the Chair is reported to the full Audit Committee at its next meeting.

Financial Information Systems Design and Implementation Fees

We did not engage Deloitte to provide any professional services in connection with (i) operating or supervising the operation of our information system or managing our local area network; or (ii) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company’s financial statements taken as a whole.

Independence

The Audit Committee of our Board of Directors has determined that the non-audit services rendered by our independent registered public accounting firm during our most recent fiscal year are compatible with maintaining their independence.

Your Audit Committee of the Board of Directors Recommends a Vote FOR Item 2 on Your

Proxy Card:

Ratification of Our Audit Committee’s Appointment of Deloitte & Touche LLP as our

Independent Registered Public Accounting Firm

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee of the Office Depot Board of Directors (the “Committee”) is comprised of four Independent Directors. The responsibilities of the Committee are set forth in its written charter (the “Charter”), which has been adopted by our Board of Directors. A copy of the Charter may be obtained from our Company in the manner described elsewhere in this Proxy Statement.

The duties of this Committee include oversight of the financial reporting process for the Company through periodic meetings with the Company’s independent accountants, internal auditors and management of the Company to review accounting, auditing, internal controls and financial reporting matters. Pursuant to the Sarbanes-Oxley Act of 2002 (“SOA”), our Committee has certain other duties, which include the engagement of our independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), pre-approval of both audit and non-audit work in advance of Deloitte’s commencing such work and other obligations as imposed by SOA. Pursuant to applicable provisions of SOA, we have delegated to the Chair the authority to pre-approve engagements of Deloitte between meetings of our Committee, provided that she reports to us at each meeting on pre-approvals since the date of our last Committee meeting. Our Board of Directors has determined that the following members of our Audit Committee are “audit committee financial experts” under the regulations of the Securities and Exchange Commission promulgated pursuant to authority granted to it under SOA: Ms. Gaines, Ms. Mason and Mr. Colligan(1). These persons’ qualifications are detailed in their biographical information set forth earlier in this Proxy Statement. In addition, in accordance with listing standards of the New York Stock Exchange, our Board of Directors has determined that each member of our Audit Committee is financially literate as required by such listing standards.

During fiscal year 2009 this Committee met five (5) times, which included meetings to discuss quarterly or annual earnings press releases in advance of release by the Company. The Company’s senior financial management and independent and internal auditors were in attendance at all such meetings. At each such meeting, this Committee conducted a private session with the management of our Internal Audit Department as well as Deloitte, without the presence of management. In addition, our Audit Committee conducted private sessions at various meetings during 2009 with our Chief Executive Officer, Chief Financial Officer, Controller and General Counsel. In addition, our Audit Committee received periodic reports from the Company’s Disclosure Committee which reviews the Company’s disclosures and ensures that effective controls and procedures are in place related to the Company’s disclosures.

The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including particularly its senior financial management, to prepare financial statements with integrity and objectivity and in accordance with generally accepted accounting principles, and relies upon the Company’s independent accountants to review or audit, as applicable, such financial statements in accordance with generally accepted auditing standards.

We have reviewed and discussed with senior management the Company’s audited financial statements for the fiscal year ended December 26, 2009, included in the Company’s 2009 Annual Report on Form 10-K. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with generally accepted accounting principles.

In discharging our oversight responsibility as to the audit process, we have reviewed and discussed with management and Deloitte, the Company’s audited consolidated financial statements and the Company’s internal controls over financial reporting. We have also discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 114 (“SAS 114”—The Auditor’s Communication with those Charged with Governance).

We have obtained the written disclosures and the letter from Deloitte required by the Public Company Accounting Oversight Board including but not limited to the disclosures required by Independence Standards Board of Directors Standard No. 1 (Independence Discussion with Audit Committees) with respect to any relationship between Deloitte and the Company that in its professional judgment may reasonably be thought to bear on independence. Deloitte has discussed its independence with us, and has confirmed in its letter to us that, in its professional judgment, it is independent of the Company within the meaning of the United States securities laws.

Based upon the foregoing review and discussions with our independent and internal auditors and senior management of the Company, we have recommended to our Board of Directors that the financial statements prepared by the Company’s management and audited by its independent accountants be included in the Company’s 2009 Annual Report on Form 10-K for filing with the United States Securities and Exchange Commission. The Committee also has appointed Deloitte as the Company’s independent accounting firm for 2010.

As specified in the Charter, it is not the duty of this Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles. These are the responsibilities of the Company’s management, internal auditors and independent accountants. In discharging our duties as a Committee, we have relied on (i) management’s representations to us that the financial statements prepared by management have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the report of the Company’s independent accountants with respect to such financial statements.

(1) Mr. Colligan joined the Audit Committee in January, 2010 and did not participate in the review and discussion of this Report.

Presented by the members of the Audit Committee as of Fiscal Year Ended 2009:

Brenda J. Gaines (Chair)

Myra M. Hart

Kathleen Mason

* * *

Item 3: Approval of an Amendment to Our Amended Long-Term Equity Incentive Plan and Implementation of a Stock Option Exchange Program for Eligible Employees

We are seeking shareholder approval of an amendment to Office Depot’s Amended Long-Term Incentive Plan (the “Incentive Plan”) to allow for a one-time stock option exchange program (the “Exchange Program”). If implemented, the Exchange Program will allow us to cancel certain outstanding stock options issued under the Incentive Plan and the Office Depot 2007 Long-Term Incentive Plan (the “2007 Plan”) currently held by some of our employees in exchange for the grant of a lesser amount of stock options with exercise prices equal to fair market value on the date of grant. The exchange ratio will be designed to result in the grant of new stock options with a value approximately equal to, but no higher than, the value of the options that are surrendered. We will use the higher of the 52-week high closing price of our common stock or 50% above the current stock price (measured at the commencement of the Exchange Program) as a threshold for options eligible to be exchanged. The use of this threshold is designed to ensure that only outstanding options that are significantly “underwater” (meaning the exercise prices of the options are greater than our current stock price) are eligible for the Exchange Program. In addition, only stock options that were granted at least 12 months prior to the commencement of the exchange offer and have an exercise price of $11.00 or greater will be eligible for exchange under the Exchange Program. Stock options whose term will expire before the expiration of the exchange period will not be eligible for exchange under the Exchange Program. The members of the Board of Directors and our named executive officers will not be eligible to participate in the Exchange Program. In addition, the Exchange Program will not be offered to retirees or other former employees of the Company or employees located in countries where we determine that it is neither practical nor desirable to offer the Exchange Program. Shareholder approval is required for this proposal under the NYSE listing rules and the terms of the 2007 Plan. If our shareholders approve the amendment to the Incentive Plan and the implementation of the Exchange Program, we intend to commence the Exchange Program promptly after shareholder approval is obtained. However we may defer commencement of the Exchange Program until December 31, 2010. If our shareholders do not approve this proposal, the Exchange Program will not take place.

Overview

Our stock price has experienced a significant decline during the last few years due in large part to the continued weak economy as well as the adverse impact on our customers from extreme volatility in the stock market, a systematic lack of liquidity and deep cuts in corporate spending. Like many retailers, our business has been, and continues to be, adversely impacted by the global financial and economic crises. We have taken a number of actions in the past few years to transform and reinvigorate our business and improve our performance. We have increased our liquidity by over $500 million during 2009, closed over 150 poorly performing retail stores in North America and Asia, closed 12 distribution centers in North America and Europe, rationalized underperforming businesses, began integrating two North American supply chain systems, developed innovative new private branded products, worked closely with our global vendor partners and engaged and retained our talented associates worldwide. While our efforts have had a positive impact on our corporate performance, our stock price still remains at a relatively low level compared to historic highs. Consequently, certain of our employees hold stock options with exercise prices that greatly exceed both the current market price of our common stock and the average market price of our stock over the prior 12 months. Further, there can be no assurance that our efforts to transform and reinvigorate our business and improve our performance will ultimately result in our underwater options having any value before they expire. The Board of Directors believes these underwater options no longer provide the long-term incentive and retention objectives that they were intended to provide. The Board of Directors believes the Exchange Program is an important component in our strategy to align employee and shareholder interests through our equity compensation programs.

On February 17, 2010, our Board of Directors, at the recommendation of the Compensation Committee, which is comprised entirely of independent directors, determined that, to assist in the retention and motivation of key employees, it would be in the best interest of the Company and its shareholders to implement the Exchange Program, subject to approval by shareholders. If approved by shareholders, certain current employees holding outstanding stock options issued under the 2007 Incentive Plan and the Incentive Plan that have an exercise price above the higher of the 52-week high closing price of our common stock or 50% above the current stock price at the commencement of the Exchange Program (which, as of March     , 2010, was $            ) (the “Eligible Employees”) would be eligible to exchange their outstanding stock options for new stock options intended to be of equivalent value but covering significantly fewer shares. In addition, only stock options that were granted at least 12 months prior to the commencement of the exchange offer and have an exercise price of $11.00 or greater will be eligible for exchange under the Exchange Program. Stock options whose term will expire before the expiration of the exchange period will not be eligible for exchange under the Exchange Program. The Company’s directors and named executive officers will not be eligible to participate in the Exchange Program. In addition, the Exchange Program will not be offered to retirees or other former employees of the Company or employees located in countries where we determine that it is neither practical nor desirable to offer the Exchange Program. On March     , 2010, Eligible Employees held stock options to purchase             shares of the Company’s common stock with exercise prices ranging from $            to $            per share, or approximately             to more than             times above the closing market price per share on the NYSE on that day of $            . Approximately     % of our outstanding options held by Eligible Employees are underwater (the exercise price is higher than our current stock price). While the weighted average years remaining until expiration for these stock options is approximately             years, the Compensation Committee and our Board of Directors believes it is critical to implement this Exchange Program at this time in order to be able to continue to retain and motivate key employees, particularly given the challenges and difficult operating conditions which currently persist in the industry.

In addition to aiding the Company and its subsidiaries in the retention and motivation of our employees, we believe that the Exchange Program would be beneficial to shareholders by resulting in the cancellation of a large number of outstanding stock options and the issuance of new stock options for significantly fewer shares in their place. In addition, by conducting the Exchange Program rather than the alternative of granting additional new awards to supplement the out-of-the money stock options, we are avoiding potential additional dilution to our shareholders’ interests and significant financial expense.

When considering how best to continue to incentivize and reward our employees who have underwater options, we considered the following alternatives:

Increase cash compensation. To replace equity incentives, we considered whether we could substantially increase base and target bonus cash compensation. However, significant increases in cash compensation would substantially increase our compensation expense and reduce our cash flow from operations, which could adversely affect our business and operating results. In addition, these increases would not reduce our overhang or promote retention.

Grant additional stock options. We also considered special grants of additional stock options at current market prices or another form of equity award such as restricted stock units. However, these additional grants would substantially increase our overhang, the dilution to our shareholders and our compensation expense.

Exchange options for cash. We also considered implementing a program to exchange underwater options for cash payments. However, an exchange program for cash would have an adverse cash impact and reduce our cash flow from operations, which could adversely affect our business and operating results. In addition, we do not believe that such a program would have significant long-term retention value.

Exchange options for restricted stock units. We also considered implementing a program to exchange underwater options for restricted stock units. However, this transfers shareholder value to the grantees even if future performance for the price of our common stock is flat or negative. Consequently, we do not think this appropriately aligns the grantees’ interests with the shareholders’ interests.

Do nothing. If we opted to do nothing with our currently outstanding stock options, there would be no benefit to us for the expense recognized related to the unvested options, and with little hope of value, they would not be effective tools for compensating, motivating and retaining our employees.

The Exchange Program has been designed to include the following, which we believe will address concerns often expressed by shareholders and reflect best market practices:

•

The Exchange Program will apply only to stock options that have an exercise price above the higher of the 52-week high closing price of our common stock or 50% above the current stock price at the commencement of the Exchange Program (which, as of March     , 2010, was $            , or more than     % of the closing price of $            per share of our common stock on the NYSE on March     , 2010);

•

Only stock options that were granted at least 12 months prior to the commencement of the exchange offer and have an exercise price of $11.00 or greater will be eligible for exchange under the Exchange Program;

•	Stock options whose term will expire before the expiration of the exchange period will not be eligible for exchange under the Exchange Program;

•

Employees who hold 1,000 or fewer Eligible Options, will be eligible to participate in the Exchange Program however instead of receiving New Stock Options, these employees will receive cash, not subject to vesting requirements, in an amount calculated in accordance with the option valuation method described below;

•

Exchange ratio will be calculated so that the new options received in the Exchange Program will have a value approximately equal to the value (established in accordance with the option valuation method described below) of the exchanged stock options;

•

The new stock options issued in exchange for outstanding vested or unvested stock options will vest over a three-year period with one-third (1/3) vesting on the first anniversary of the date of grant and one-third (1/3) on each of the next two successive anniversaries;

•	The Company’s Board of Directors and named executive officers will not be eligible to participate in the Exchange Program; and

•	The Exchange Program will be implemented only if shareholders approve this proposal.

Set forth below is a summary of the Exchange Program and the amendment to the Incentive Plan.

Description of Exchange Program

General. Under the proposed Exchange Program, Eligible Employees would be given the opportunity to exchange their stock options that have an exercise price of above the higher of the 52-week high closing price of our common stock or 50% above the current stock price at the commencement of the Exchange Program (which, as of March             , 2010, was $            ) (the “Eligible Options”) for new stock Options (“New Stock Options”) intended to be of equivalent value but exercisable for fewer shares.

If the amendment to the Incentive Plan permitting the Exchange Program is approved by shareholders, the Compensation Committee will determine whether and when to initiate the Exchange Program and any exchange offer made to implement the Exchange Program. However, the Exchange Program must be implemented by an exchange offer commencing no later than December 31, 2010. In no event may more than one exchange program be implemented for any outstanding stock option. Any New Stock Options will be granted pursuant to the 2007 Incentive Plan.

Participation in the Exchange Program will be voluntary. Accordingly, the Company cannot predict how many Eligible Employees will participate, how many Eligible Options will be tendered or how many New Stock Options will be granted.

Eligible Employees. The Exchange Program only will be open to current employees of the Company and its subsidiaries who hold unexercised awards of stock options. The Company’s Board of Directors and named executive officers will not be eligible to participate in the Exchange Program. In addition, the Exchange Program will not be offered to retirees or other former employees of the Company or employees located in countries where we determine that it is neither practical nor desirable to offer the Exchange Program. Employees who hold 1,000 or fewer Eligible Options, will be eligible to participate in the Exchange Program however instead of receiving New Stock Options, these employees will receive cash in an amount equal to the fair value of the New Stock Options that the employee would have received calculated in the method described under the heading “Exchange Ratio” below. Based on the current value of Eligible Options held by employees who hold 1,000 or fewer Eligible Options on March     , 2010, the cash payment that would be made to holders pursuant to this provision of the Exchange Program would range from $            to $            . As of March     , 2010, approximately             Eligible Employees would be eligible to participate in the Exchange Program.

We intend to make the Exchange Program available to our employees who are located outside of the United States, where permitted by local law and where we determine it would be practicable to do so. It is possible that we would need to make modifications to the terms of the Exchange Program offered to employees in countries outside the United States either to comply with local requirements, or for tax or accounting reasons. In addition, we may exclude employees in certain non-U.S. jurisdictions from the Exchange Program if local law, expense, complexity, administrative burden or similar considerations would make their participation illegal, infeasible or impractical. The tax consequences for participating non-U.S. employees may differ from the U.S. federal income tax consequences.

Eligible Options. Only stock options with an exercise price of above the higher of the 52-week high closing price of our common stock or 50% of the current stock price at the commencement of the Exchange Program (which, assuming an exchange offer to implement the Exchange Program is commenced             , would be $             as of March     , 2010) will be eligible for exchange under the Exchange Program. In addition, only stock options that were granted at least 12 months prior to the commencement of the exchange offer and have an exercise price of $11.00 or greater will be eligible for exchange under the Exchange Program. Stock options whose term will expire before the expiration of the exchange period will not be eligible for exchange under the Exchange Program. As of March     , 2010, the closing price of our common stock on the NYSE was $            . Thus, the exercise prices of the stock options eligible under the Exchange Program, which range from $            to $            , are approximately             to more than             times above such closing trading price. Approximately      of all of our currently outstanding options are underwater and approximately      of our currently outstanding stock options (not including outstanding stock options held by our named executive officers or directors, who are not eligible to participate in the Exchange Program) would be eligible for exchange in the Exchange Program. In addition, while Eligible Employees may choose which Eligible Options to exchange, Eligible Employees must exchange all Eligible Options covered by a particular option grant (i.e. elections must be made on a grant-by-grant basis).

Exchange Ratio. Each Eligible Option tendered for exchange (each a “Surrendered Stock Option”) will be exchanged for a number of New Stock Options intended to have a value equal to the value of the Surrendered

Stock Option (determined in accordance with the option valuation method described below). The value of the Surrendered Stock Options and the value of the New Stock Options will be determined using the Black-Scholes option pricing model. Accordingly, actual exchange ratios will vary based on the exercise price and remaining term of the Surrendered Stock Options, risk-free interest rates and the fair market value and volatility of the Company’s common stock used for purposes of the valuation.

The exchange ratios will be calculated on an individual grant basis. These exchange ratios will be based on the value of the Eligible Options (calculated using the Black-Scholes option pricing model) within the relevant grouping. The calculation of value using the Black-Scholes option pricing model takes into account many variables, such as the volatility of our common stock price, risk-free interest rates, the expected term of the option and the exercise price. In the case of each Eligible Option, the exercise price is the exercise price set on the original grant date of the Eligible Option. The value of the New Stock Options will also be determined using the Black-Scholes option pricing model. The assumptions used in the valuation of the New Stock Options will be consistent with those used for a new seven-year stock option grant issued with an exercise price equal to the fair value of the Company’s common stock at the close of trading on the NYSE on the trading day of the New Stock Options grant.

The exchange ratios will be determined by dividing the fair value of the New Stock Options, as described above, by the fair value of the Surrendered Stock Options, as described above. The result will be rounded up to the nearest one decimal point. The number of New Stock Options received by holders will be the result of dividing the number of Surrendered Stock Options by the applicable exchange ratio, expressed in whole numbers. No fractional New Stock Options will be granted.

Calculating the exchange ratios in this manner is intended to result in the issuance of New Stock Options that have a value approximately equal to or less than the value of the Surrendered Stock Options they replace. This will eliminate any additional compensation cost that we must recognize on the New Stock Options, other than immaterial compensation expense.

Although the exchange ratios cannot be determined until the close of trading on the NYSE on the trading day prior to the expiration date of the exchange offer, we can provide an example of how to calculate the number of New Stock Options an Eligible Employee would receive based on certain assumptions regarding the fair value of the Eligible Options, and the fair market value of our common stock. As discussed above, the exchange ratios will be calculated on an individual grant basis. However for purposes of the example below the exchange ratios are based on the value of the Eligible Options grouped by grant date. To calculate the exchange ratios in the example, we have used the applicable inputs available as of February 11, 2010 for the Black-Scholes option pricing model:

Summary of Weighted Average Exchange Ratios by Year

Year	Number of Original Options	Term of Original Options	Original Strike Price Range	Weighted Average Remaining Term	Original Weighted Average Strike Price	Current Stock Price	Weighted Average Exchange Ratio	Number of New Stock Options
2001	16,834	10 years	$13.05 - $16.72	1.72	$14.82	$5.38	3.2	5,260
2002	88,018	10 years	$16.07 - $18.69	1.98	$16.17	$5.38	3.3	26,672
2003	81,377	10 years	$11.49 - $11.49	3.02	$11.49	$5.38	1.9	42,830
2004	657,490	7 years	$16.45 - $17.55	1.03	$17.54	$5.38	15.2	43,255
2004	193,969	10 years	$16.45 - $17.55	4.06	$17.52	$5.38	2.3	84,334
2005	435,006	7 years	$17.45 - $29.81	2.33	$22.05	$5.38	4.1	106,099
2006	674,249	7 years	$31.52 - $41.25	3.13	$34.39	$5.38	5.4	124,860
2007	1,090,365	7 years	$16.55 - $36.32	4.20	$31.67	$5.38	3.9	279,580
2008	1,607,399	7 years	$11.05 - $13.51	5.08	$11.31	$5.38	1.5	1,071,599

After the exchange offer as presented in this example (assuming all Eligible Options are tendered and without including any grants after March             , 2010), and with a limitation of 600,000 of the shares

underlying Surrendered Stock Options being added back to the available pool for future grants, there would be approximately             shares available for grant under the 2007 Incentive Plan, and approximately      options outstanding. These outstanding options would have a weighted average exercise price of $            and a weighted average remaining term of      years.

Exercise Price of the New Stock Options. All New Stock Options will be granted with an exercise price equal to the closing price of our common stock on the New Stock Options grant date as reported by the NYSE.

Term of the New Stock Options. The New Stock Options will have a seven-year term.

Vesting of New Stock Options. Both New Stock Options that are issued in exchange for Surrendered Stock Options that are fully vested at the time of the expiration of the exchange offer and New Stock Options that are issued in exchange for Surrendered Stock Options that are not vested at the time of expiration of the exchange offer will vest over a three-year period with one-third (1/3) vesting on each anniversary of the date of the grant. All other vesting and forfeiture terms of the New Stock Options will be substantially the same as those that apply generally to such awards granted under the 2007 Incentive Plan. Approximately     % of all of our currently outstanding Eligible Options are fully vested.

Reduction of Overhang. The proposed Exchange Program is designed to help reduce the Company’s existing overhang and the potential dilutive effect on shareholders. Accordingly, shares underlying Surrendered Stock Options will be cancelled and no more than 600,000 of the shares underlying Surrendered Stock Options will be again available for future issuance under the 2007 Incentive Plan in order to follow guidelines relating to transfer of shareholder value in equity compensation plans and not unduly dilute shareholder value.

Implementation of the Exchange Program. If shareholders approve the amendment to the Incentive Plan set forth below to allow for the Exchange Program, Eligible Employees will be offered the opportunity to participate in the Exchange Program under an “Offer to Exchange” filed with the Securities and Exchange Commission (“SEC”) and distributed to all Eligible Employees holding Eligible Options. Eligible Employees will be given a period of at least 20 business days in which to accept an offer. For those Eligible Employees who accept the offer, their Eligible Options will be cancelled immediately upon expiration of the offer period and New Stock Options will be granted promptly thereafter. The Exchange Program and any exchange offer thereunder may be commenced at the discretion of the Compensation Committee, however, the Exchange Program must be implemented no later than December 31, 2010.

At or before commencement of the Exchange Program, we will file the offer to exchange and other related documents with the SEC as part of a tender offer statement on Schedule TO. Employees, as well as shareholders and members of the public, will be able to access the offer to exchange and other documents we file with the SEC free of charge from the SEC’s web site at www.sec.gov or on a website which the Company may launch to assist with the Exchange Program.

Accounting Treatment. Under FASB ASC Topic 718 (formerly known as FAS 123R), the exchange of options under an option exchange program is treated as a modification of the existing options. Accordingly, we will recognize the unamortized compensation cost of the Surrendered Stock Options, as well as any incremental compensation cost of the New Stock Options granted in the Exchange Program, ratably over the vesting period of the New Stock Options. The incremental compensation cost will be measured as the excess, if any, of the fair value of each New Stock Option granted to employees in exchange for Surrendered Stock Options, measured as of the date the New Stock Options are granted, over the fair value of the Surrendered Stock Options in exchange for the New Stock Options, measured immediately prior to the cancellation. Because the exchange ratios will be calculated to result in the fair value of Surrendered Stock Options being approximately equal to, and not higher than, the fair value of the options replacing them, we do not expect to recognize any significant incremental compensation expense for financial reporting purposes as a result of the Exchange Program. In the event that any of the New Stock Options are forfeited prior to their vesting due to termination of service, the incremental compensation cost for the forfeited New Stock Options will not be recognized; however, we would recognize any unamortized compensation expense from the Surrendered Stock Options which would have been recognized under the original vesting schedule. Any unrecognized compensation expense associated with Surrendered Options that are settled in cash because the number of Surrendered Options is 1,000 or fewer, will be recognized as compensation expense at the expiration of the exchange offer.

U.S. Federal Income Tax Consequences. The following is a summary of the anticipated material U.S. federal income tax consequences of participating in the Exchange Program. A more detailed summary of the applicable tax considerations to participating employees will be provided in the offer to exchange. We believe the exchange of Eligible Options for New Stock Options pursuant to the Exchange Program should be treated as a non-taxable exchange and neither we nor any of our employees should recognize any income for U.S. federal income tax purposes upon the surrender of Eligible Options and the grant of New Stock Options. However, the tax consequences of the Exchange Program are not entirely certain, and the Internal Revenue Service is not precluded from adopting a contrary position. The law and regulations themselves are also subject to change. The tax consequences for non-U.S. employees may differ from the U.S. federal income tax consequences described above.

Potential Modification to Terms to Comply with Governmental Requirements. The terms of the Exchange Program will be described in an offer to exchange that will be filed with the SEC. Although we do not anticipate that the SEC will require us to materially modify the Exchange Program’s terms, it is possible that we will need to alter the terms of the Exchange Program to comply with comments from the SEC. Changes in the terms of the Exchange Program may also be required for tax purposes for participants in the United States as the tax treatment of the Exchange Program is not entirely certain. In addition, we intend to make the Exchange Program available to our employees who are located outside the United States, where permitted by local law and where we determine it is feasible and practical to do so. It is possible that we may need to make modifications to the terms offered to employees in countries outside the United States to comply with local requirements, or for tax or accounting reasons. The Compensation Committee will retain the discretion to make any such necessary or desirable changes to the terms of the Exchange Program for purposes of complying with comments from the SEC or optimizing the U.S. federal or foreign tax consequences.

Text of Amendment to the Incentive Plan

In order to permit the Company to implement the Exchange Program in compliance with the terms of the Incentive Plan and applicable NYSE rules, the Compensation Committee approved an amendment to the Company’s Incentive Plan, subject to approval of the amendment by the Company’s shareholders. The Company is seeking shareholder approval to amend the Incentive Plan to allow for the Exchange Program. The amendment would add a new paragraph immediately following the first paragraph of Section 22 of the Incentive Plan, which new paragraph will read as follows:

Notwithstanding any other provision of the Plan to the contrary, upon approval of the Company’s shareholders, the Committee may provide for, and the Company may implement, a one-time-only option exchange program for option holders other than members of the Company’s Board of Directors and named executive officers, pursuant to which certain outstanding options whose option exercise price exceeds the higher of the 52-week high closing price of Company common stock or 50% of the current stock price at the commencement of the exchange and that were granted at least 12 months prior to the commencement of the exchange are eligible for exchange could, at the election of the person holding such option, be tendered to the Company for cancellation in exchange for the issuance of a lesser amount of options with a lower exercise price, provided that such one-time-only option exchange offer is commenced prior to December 31, 2010.

Summary of the Incentive Plan

The following is a summary of the material terms of the Incentive Plan and is qualified in its entirety by reference to the Incentive Plan. The Incentive Plan, as amended by this proposal, will differ from the current Incentive Plan only in that the Company will be permitted to implement a one-time exchange program pursuant to which certain options will be eligible for exchange for newly granted options with lower exercise prices. A copy of the Incentive Plan as amended by this proposal is attached as Appendix A.

General. The Incentive Plan, which our shareholders first approved effective October 1, 1997 and has been most recently amended and restated in 2004, allowed us to grant stock options, stock appreciation rights (“SARs”) in tandem with options, restricted stock, performance awards and any combination of the foregoing to directors, officers, key employees, and certain other key individuals who performed services for our Company. Stock options included either traditional stock options (“TSO’s”) or performance-accelerated stock options (“PSO’s”). The purpose of adopting the Incentive Plan was to incentivize eligible individuals to maximize shareholder value and otherwise contribute to the success of our Company. The Incentive Plan also enabled us to attract, retain and reward the best available persons for positions of substantial responsibility. The Incentive Plan has been frozen since the adoption of our 2007 Long-Term Incentive Plan (the “2007 Incentive Plan”). There have been no new participants under the Incentive Plan and no further grants have been made under the Incentive Plan since the adoption of the 2007 Incentive Plan. Awards made pursuant to the Incentive Plan continue to be administered through the Incentive Plan. New awards of long-term equity incentive compensation awards currently are made pursuant to the 2007 Incentive Plan.

The shares of our Common stock reserved for issuance pursuant to the Plan are subject to adjustment in the event of a reorganization, recapitalization, stock split, stock dividend or similar change in our corporate structure or the outstanding shares of our common stock. Such shares may be authorized and unissued or reacquired and held as treasury shares. As of March     , 2010, approximately      employees (not including our named executive officers, who are not eligible to participate in the Exchange Program) were participating in the Incentive Plan.

Vesting. The terms and conditions of each award made under the Incentive Plan, including vesting requirements, were set forth, consistent with the Incentive Plan, in a written document provided to each grantee. Unless our Compensation Committee determined otherwise, no award under the Incentive Plan was permitted to vest and become exercisable within twelve months of the date of grant; other than immediately prior to a change in control of our Company and in certain other circumstances upon a participant’s termination of employment or performance of services.

Amendment and Termination of the Plan. No options were granted under the Incentive Plan after the close of business on September 30, 2007 and the Incentive Plan may be terminated by our Board of Directors at any time. Our Compensation Committee, with concurrence of the Board, may amend the Plan in its discretion, except that no amendment will become effective without the approval of our shareholders if such approval is necessary for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any stock exchange listing requirements.

Plan Benefits Relating to the Option Exchange Program

Because participation in the Exchange Program is completely voluntary, the benefits or amounts that will be received by any participant if this proposal is approved and the exchange program is implemented, are not currently determinable. We are not able to predict who or how many Eligible Employees will elect to participate, how many Eligible Options will be surrendered for exchange or the number of New Stock Options that may be granted. As noted above, the members of the Board of Directors and our named executive officers will not be eligible to participate in the Exchange Program. In addition, the Exchange Program will not be offered to retirees or other former employees of the Company or employees located in countries where we determine that it is neither practical nor desirable to offer the Exchange Program.

Effect on Shareholders

We are unable to predict the precise impact of the Exchange Program on our shareholders because we are unable to predict how many or which Eligible Employees will exchange their Eligible Options. The Exchange Program was designed in the aggregate to be expense-neutral to our shareholders while reducing the overhang. Based on the assumptions described above, including an assumed 52-week high closing price or 50% of current stock price of our common stock of $            and a $            share price, if all Eligible Options are exchanged, options to purchase approximately             shares will be surrendered and cancelled, while New Stock Options

covering approximately             shares will be granted and with a limitation of 600,000 of the shares underlying Surrendered Stock Options being added back to the available pool for future grants, there would be approximately             shares available for grant under the 2007 Incentive Plan.

Vote Required

The affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting is required to approve this proposal. This proposal is not dependent on the approval of any other proposal to be considered by shareholders at the annual meeting.

Recommendation

Your Board of Directors recommends a vote FOR this Proposal on your Proxy Card, the approval of an amendment to the Incentive Plan to authorize the stock option exchange program described above for eligible employees.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, executive officers and persons who own more than 10% of Office Depot’s common stock to file reports of their holdings and transactions of Office Depot common stock with the SEC and NYSE. Based on our records, we believe that each of our officers and Directors reported on a timely basis all transactions required to be reported by Section 16(a) during fiscal 2009.

COPIES OF FORM 10-K AVAILABLE

We filed our Annual Report on Form 10-K for the year ended December 26, 2009 with the SEC on February 23, 2010. The Annual Report on Form 10-K, including all exhibits, can be found on the Company’s website: www.officedepot.com and can be downloaded free of charge. We will provide a copy of our Annual Report on Form 10-K for our fiscal year ended December 26, 2009, which includes our consolidated financial statements and notes to our financial statements, to any shareholder upon written request. Requests should be sent to the Department of Investor Relations at our corporate offices, 6600 North Military Trail, Boca Raton, FL 33496.

2010 SHAREHOLDER PROPOSALS

Any shareholder proposal intended to be presented for consideration at the 2011 Annual Meeting of Shareholders and to be included in our Proxy Statement for that meeting must be received by the Corporate Secretary at our corporate offices, 6600 North Military Trail, Boca Raton, FL 33496, Attn: Office of the General Counsel, on or before 5:00 p.m. (Eastern Standard Time) no earlier than the close of business on December 21, 2010 and no later than close of business on January 20, 2011. Shareholder proposals must comply with Securities and Exchange Commission requirements in Proxy Rule 14a-8. If a shareholder desires to bring business before the Annual Meeting that is not the subject of a proposal timely submitted for inclusion in the Proxy Statement, written notice of such business, as prescribed in the Company’s Bylaws, must be received by the Company at its principal office on or before January 20, 2011. If the Company does not receive timely notice, such business will be excluded from consideration at the meeting.

OTHER MATTERS

It is not presently expected that any matters other than those discussed herein will be brought before our Annual Meeting. If, however, other matters do come before the Meeting, it is the intention of the persons named as representatives in the accompanying proxy to vote in accordance with the recommendation of our Board of Directors.

Appendix A

OFFICE DEPOT, INC.

AMENDED LONG-TERM EQUITY INCENTIVE PLAN

As Revised and Amended by the Shareholders

At the Annual Meeting, [—]

1. PURPOSE.

This plan shall be known as the Office Depot, Inc. Long-Term Equity Incentive Plan (the “Plan”). The purpose of the Plan shall be to promote the long-term growth and profitability of Office Depot, Inc. (the “Company”) and its Subsidiaries by (i) providing certain directors, officers and key employees of, and certain other key individuals who perform services for, the Company and its Subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility. Grants of incentive or nonqualified stock options, stock appreciation rights (“SARs”), either alone or in tandem with options, restricted stock, performance awards, or any combination of the foregoing may be made under the Plan. The provisions of this Plan hereby supersede and replace all prior versions and/or iterations of the Plan. This Plan may be modified for purposes of local law in jurisdictions outside the United States by the adoption by the Company, acting by and through a duly authorized Committee appointed by the Board of Directors, of any amendment or Subplan required by such local law requirements.

2. DEFINITIONS.

(a) “BOARD OF DIRECTORS” and “BOARD” mean the board of directors of Office Depot.

(b) “CAUSE” (unless otherwise defined in the Participant’s grant letter or in an employment contract to which he/she is a party) means the occurrence of one of the following events:

(i) Conviction of a felony or any crime or offense lesser than a felon involving the property of the Company or a Subsidiary; or

(ii) Conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise; or

(iii) Willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Company; or

(iv) Breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary.

(c) “CHANGE IN CONTROL” means, except as may otherwise be provided by the Committee, the occurrence of one of the following events:

(i) if any “person” or “group” as those terms are used in Sections 12(d) and 13(d) of the Exchange Act, other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation; provided, however, a Change of Control shall not be deemed to have occurred (A) if such merger or consolidation would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) either directly or indirectly more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) if the corporate existence of the Company is not affected and following the merger or consolidation the Company’s chief executive officers retain their positions with the Company and the directors of the Company prior to such merger or consolidation constitute at least a majority of the board of the Company or the entity that directly or indirectly controls the Company after such merger or consolidation; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale to an Exempt Person.

(d) “CODE” means the Internal Revenue Code of 1986, as amended.

(e) “COMMITTEE” means the Compensation Committee of the Board. The membership of the Committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 under the Exchange Act and Section 162(m) of the Code.

(f) “COMMON STOCK” means the Common Stock, par value $.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

(g) “EMPLOYEE” means any person who is a regular employee of the Company (including officers and directors who are also employees) of the Company, either within or outside the United States, who is selected by the Committee to participate in the Plan.

(h) “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended.

(i) “EXEMPT PERSON” means any employee benefit plan of the Company or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company.

(j) “FAIR MARKET VALUE” of a share of Common Stock of the Company means, as of the date in question,

(i) if the Common Stock is listed for trading on the New York Stock Exchange, the mean of the highest and lowest sale prices of the Common Stock on such date, as reported on the New York Stock Exchange Composite Tape, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale; or

(ii) if the Common Stock is not so listed, but is listed on another national securities exchange or authorized for quotation on the National Association of Securities Dealers Inc. NASDAQ National Market System (“NASDAQ/NMS”), the mean of the highest and lowest sale price of the Common Stock on such date as reported on such exchange or NASDAQ/NMS, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale;

(iii) if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/NMS, the mean of the highest and lowest sale prices of the Common Stock on such date as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or, if no such prices shall have been so reported for such date, on the last day prior to such date on which there was such a reported sale.

(k) “INCENTIVE STOCK OPTION” means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

(l) “INTERNATIONAL PARTICIPANT” means a participant in the Plan who resides or works outside of the United States.

(m) “NON-EMPLOYEE” means any person, not an Employee of the Company, as defined herein, who serves as a director, consultant or adviser to the Company.

(n) “NON-EMPLOYEE DIRECTOR” has the meaning given to such term in Rule 16b-3 under the Exchange Act.

(o) “NONQUALIFIED STOCK OPTION” means any stock option other than an Incentive Stock Option.

(p) “OFFICER” means an Employee or a Non-Employee of the Company whose position in the Company or in any affiliate or subsidiary entity of the Company is that of a corporate officer, as determined by the Board of Directors.

(q) “OTHER COMPANY SECURITIES” mean securities of the Company other than Common Stock, which may include, without limitation, unbundled stock units or components thereof, debentures, preferred stock, warrants and securities convertible into or exchangeable for Common Stock or other property.

(r) “PARTICIPANT” means a recipient of any grant of stock options, restricted stock, stock appreciation rights or performance awards under this Plan.

(s) “PRIOR PLAN(S)” means the Office Depot, Inc. Omnibus Equity Plan, the Office Depot, Inc. Directors Stock Option Plan or any other plan which these plans subsumed or replaced.

(t) “RETIREMENT” means retirement as defined under any Company pension plan or retirement program or termination of one’s employment on retirement with the approval of the Committee.

(u) “SUBSIDIARY” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

3. ADMINISTRATION; POWERS OF THE COMMITTEE; LIMITATIONS OF LIABILITY

The Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term “Committee” shall be deemed to mean the Board for all purposes herein. The Committee shall consist of at least two directors. Subject to the provisions of the Plan, the Committee shall be authorized to (i) select persons to participate in the Plan, (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) modify the terms of grants made under the Plan in the event of a Change in Control or death, disability, retirement of the participant, or other situation which the Committee deems as a special circumstance, (iv) interpret the Plan and grants made thereunder, (v) make any adjustments necessary or desirable in connection with grants made under the Plan to eligible participants located outside the United States and (vi) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee’s sole discretion and shall be conclusive and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto.

No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute. Members of the Committee and officers of the Company shall be indemnified in connection with their administration of the Plan to the fullest extent provided by the Delaware General Corporation Law and by the Bylaws of the Company.

4. EXPENSES OF THE PLAN.

The expenses of the Plan shall be borne by the Company. The Company shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any award under the Plan, and rights to the payment of such awards shall be no greater than the rights of the Company’s general creditors.

5. SHARES AVAILABLE FOR THE PLAN.

Subject to adjustments as provided in Section 20, to allow for stock splits, recapitalizations and similar occurrences, as of any date the total number of shares of Common Stock with respect to which awards may be granted under the Plan (the “Shares”) shall equal the excess (if any) of 62,068,750 over (i) the number of shares of Common Stock subject to outstanding awards under the Plan or the Prior Plans, (ii) the number of shares of Common Stock in respect of which options and stock appreciation rights have been exercised under the Plan or the Prior Plans, and (iii) the number of shares of Common Stock issued pursuant to performance awards or issued subject to forfeiture restrictions which have lapsed under the Plan or the Prior Plans. Such Shares may be in whole or in part authorized and unissued, or shares which are held by the Company as treasury shares. If any grant under the Plan or any Prior Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, such unpurchased or forfeited Shares shall thereafter be available for further grants under the Plan unless, in the case of options granted under the Plan or any Prior Plan, related SARs are exercised.

6. PARTICIPATION.

Participation in the Plan shall be limited to those directors (including Non-Employee Directors), officers (including non-employee officers) and key employees of, and other key individuals (including Non-Employees of the Company) performing services for, the Company and its Subsidiaries selected by the Committee (including participants located outside the United States). Nothing in the Plan or in any grant thereunder shall confer any right on a participant to continue in the employ of or the performance of services for the Company or shall interfere in any way with the right of the Company to terminate the employment or performance of services of a participant at any time. By accepting any award under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant of that or any other type to such participant in that year or subsequent years.

7. INCENTIVE AND NONQUALIFIED OPTIONS.

The Committee may from time to time grant to eligible participants Incentive Stock Options, Nonqualified Stock Options, or any combination thereof; provided that the Committee may grant Incentive Stock Options only to eligible Employees of the Company or its subsidiaries (as defined for this purpose in Section 424(f) of the Code). In any one calendar year, the Committee shall not grant to any one participant, options or SARs to purchase a number of shares of Common Stock in excess of Two Million (2,000,000) shares (subject to such adjustments as may be provided for under Section 20 hereof). The options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

It is the Company’s intent that Nonqualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such nonqualification, the stock option represented thereby shall be regarded as a Nonqualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan’s requirements for Nonqualified Stock Options.

Incentive Stock Options or Nonqualified Stock Options, SARs, alone or in tandem with options, restricted stock awards, performance awards, or any combination thereof, may be granted to such persons and for such number of Shares as the Committee shall determine (such individuals to whom grants are made being sometimes herein called “optionees” or “grantees,” as the case may be).

8. TERMS OF STOCK OPTIONS

(a) Price. The price per Share payable by an optionee upon the exercise of each option (the “exercise price”) shall be established by the Committee, except that the exercise price may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, in each case unless otherwise permitted by Section 422 of the Code.

(b) Terms of Options. The term during which each option may be exercised shall be determined by the Committee, but, except as otherwise provided herein, in no event shall an option be exercisable in whole or in part, in the case of a Nonqualified Stock Option or an Incentive Stock Option (other than as described below), more than ten years from the date it is granted or, in the case of an Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, if required by the Code, more than five years from the date it is granted. All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The Committee shall have the discretion to provide in the form of option grant that the vesting and exercisability of the option may be accelerated by the achievement of performance goals established by the Committee at the time of grant. The performance goals shall be based on one or more of the standards set forth in Section 15 hereof. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Unless otherwise provided herein or in the terms of the related grant, an optionee may exercise an option only if he or she is, and has continuously since the date the option was granted, been a director, officer or employee of or performed other services for the Company or a Subsidiary. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).

(c) Limitations on Grants. If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all incentive stock option plans of the Company and its subsidiaries (as defined in Section 424 of the Code) may not exceed $100,000.

9. WRITTEN AGREEMENT; VESTING; CONFIDENTIALITY AGREEMENT.

(a) Each Participant to whom a grant is made under this Plan shall enter into a written agreement with the Company that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee. Unless the Committee may otherwise provide and except as otherwise provided in Section 11 in connection with a Change of Control or certain occurrences of termination, no grant under this Plan may be exercised, and no restrictions relating thereto may lapse, within six months of the date such grant is made.

(b) Each Participant shall, as a condition to receiving a grant under this Plan, enter into an agreement with the Company containing non-compete, confidentiality, non-solicitation and no-hire provisions substantially in conformity with the provisions of Attachment A hereto and incorporated by reference herein, or in such other form of non-compete, confidentiality, non-solicitation and no-hire agreement as the Committee may adopt and approve from time to time (as so modified or amended, the “Non-Compete Agreement”). Such provisions may be included in, or incorporated by reference in, the written agreement referred to in Section 9(a) above. Such agreement shall provide that in the event the Participant shall violate or breach such provisions, the Company shall have the right, among such other remedies for breach as may be available to it at law or in equity, to require the Participant to forfeit any unexercised options, SAR’s, performance awards or unvested restricted stock awarded to Participant under this Plan, and, in the event the Participant has realized any proceeds from the disposition of any such stock or other awards within two years prior to such violation or breach, the Company shall have the right to seek to recover such proceeds from the Participant.

(c) The written agreement referred to in Section 9(a) above may consist of a signed acknowledgment of receipt of a grant letter from the Company to the Participant, pursuant to which the Participant agrees that the terms of this Plan are incorporated by reference into such grant letter, are available upon request from the Office of the Plan Administrator at the Company or on the Company’s Intranet Site under Human Resources. Similarly, the Participant shall be deemed to have entered into a Non-Compete Agreement with the Company, in the form attached hereto as Attachment A (or in such other form as the Committee may adopt and specify from time to time), each time the Participant signs an acknowledgment of receipt of such a grant letter.

10. EXERCISE OF STOCK OPTIONS

(a) Notice. Options may be exercised, in whole or in part, upon the Company’s receipt of written notice of exercise in the form prescribed by the Company, accompanied by payment of the exercise price of the Shares to be acquired. However, no participant shall be eligible to exercise any Stock Option (i) if the participant, at the time of the purported exercise, is not in compliance with any provision of the Plan or (ii) with respect to which the participant has not signed and returned to the Company a letter in the form prescribed by the Company, acknowledging receipt of such Stock Option, agreeing to abide by the provisions of the Plan and otherwise containing such provisions as the Company shall prescribe. Once given, a notice may not be withdrawn without the consent of the Company.

(b) Method of Payment. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft or money order), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options’ exercise, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (iv) by authorizing the Company to withhold from issuance a number of Shares issuable upon exercise of the options which, when multiplied by the Fair Market Value of a share of Common Stock on the date of exercise is equal to the aggregate exercise price payable with respect to the options so exercised or (v) by any combination of the foregoing. or (v) such other form of payment as the Committee may permit in its discretion.

(c) Payment by Tender of Shares. In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (ii) of Section 10(b) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the grantee’s broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the share(s) of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

(d) Payment by Withholding of a Portion of Shares. In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (iv) above, (A) only a whole number of Share(s) (and not fractional Shares) may be withheld in payment and (B) such grantee must present evidence acceptable to the Company that he or she has owned a number of shares of Common Stock at least equal to the number of Shares to be withheld in payment of the exercise price (and that such owned shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise. When payment of the exercise price is made by withholding of Shares, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the Share(s) withheld in payment (plus any applicable taxes) shall be paid in cash. No grantee may authorize the withholding of Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes). Any withheld Shares shall no longer be issuable under such option.

11. EFFECT OF TERMINATION; CHANGE OF CONTROL ON OPTIONS

(a) Termination. Except as may otherwise be provided by the Committee:

(i) If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company and any Subsidiary due to the death of the participant, all of the participant’s options and SARs shall become fully vested and exercisable and shall remain so for a period of 24 months from the date of such death but in no event after the expiration date of the options or SARs.

(ii) If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company and any Subsidiary upon the occurrence of his or her Retirement, (A) all of the participant’s options and SARs that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate at the end of, a period of up to 90 days (except as provided in Section 11(a)(iv) hereof) after the date of Retirement, but in no event after the expiration date of the options or SARs and (B) all of the participant’s options and SARs that were not exercisable on the date of Retirement shall be forfeited (except as provided in Section 11(a)(v) hereof) immediately upon such Retirement.

(iii) If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or a Subsidiary due to Cause, all of the participant’s options and SARs shall be forfeited immediately upon such cessation, whether or not then exercisable.

(iv) If a participant who is a director or officer subject to Section 16 of the Exchange Act ceases to be a director or officer of the Company due to involuntary separation from the Company (other than termination for Cause) or voluntary separation from the Company, provided that the individual officer or director who so voluntarily separates himself or herself from the Company shall have completed five (5) or more years of service for the Company prior to the date of such voluntary separation, (A) all of the participant’s options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of up to 18 months after the date of such cessation, but in no event after the expiration date of the options or SARs and, (B) except as provided in Section 11(a)(v) hereof with respect to directors, all of the participant’s options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation.

(v) With respect to a director of the Company whose period of service ends, either voluntarily or by reason of his or her not seeking re-election to the Board or not being re-nominated to the Board, any issued but unvested stock options granted to such director during his term of office shall be allowed to vest pursuant to its normal vesting schedule during that number of calendar months following the end of the calendar month in which his or her term of office ends which is equal to up to one-half the number of months during which such director served as a director of the Company. For example, if a director has served a period of 30 months as a director of the Company, then such director would have a period of 15 months, following the end of his or her term, during which any stock options which by their normal vesting schedule would vest during such 15-month period shall be allowed to vest and in such event, the director would then have up to 18 months from the date of vesting of any such option within which to exercise any stock options so vested. Nothing contained in this Section 11(a)(v) shall serve to extend the term of any stock option beyond its initial term upon issuance.

(vi) Except as otherwise provided in Sections 11(a)(iv) or 11(a)(v) hereof, if a participant who is not an officer subject to Section 16 of the Exchange Act ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or a Subsidiary for any reason other than death, Retirement or Cause, (A) all of the participant’s options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the options or SARs and (B) all of the participant’s options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation. The Committee may, at its sole discretion, determine (i) whether any leave of absence (including short-term or long-term disability or medical leave) shall constitute a termination of employment for purposes of this Plan and (ii) the impact, if any, of any such leave on outstanding awards under the Plan.

(b) Change in Control. If there is a Change in Control, all of the participant’s options and SARs shall become fully vested and exercisable immediately prior to such Change in Control and shall remain so until the expiration date of the options and SARs.

12. RELOAD OPTIONS

The Committee may provide (either at the time of grant or exercise of an option), in its discretion, for the grant to a grantee who exercises all or any portion of an option (“Exercised Options”) and who pays all or part of such exercise price with shares of Common Stock, of an additional option (a “Reload Option”) for a number of shares of Common Stock equal to the sum (the “Reload Number”) of the number of shares of Common Stock tendered or withheld in payment of such exercise price for the Exercised Options plus, if so provided by the Committee, the number of shares of Common Stock, if any, tendered or withheld by the grantee or withheld by the Company in connection with the exercise of the Exercised Options to satisfy any federal, state or local tax withholding requirements. The terms of each Reload Option, including the date of its expiration and the terms and conditions of its exercisability and transferability, shall be the same as the terms of the Exercised Option to which it relates, except that (i) the grant date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates and (ii) the exercise price for each Reload Option shall be the Fair Market Value of the Common Stock on the grant date of the Reload Option.

13. STOCK APPRECIATION RIGHTS.

The Committee shall have the authority to grant SARs under this Plan, either alone or to any optionee in tandem with options (either at the time of grant of the related option or thereafter by amendment to an outstanding option). SARs shall be subject to such terms and conditions as the Committee may specify.

No SAR may be exercised unless the Fair Market Value of a share of Common Stock of the Company on the date of exercise exceeds the exercise price of the SAR or, in the case of SARs granted in tandem with options, any options to which the SARs correspond. Prior to the exercise of the SAR and delivery of the cash and/or Shares represented thereby, the participant shall have no rights as a stockholder with respect to Shares covered by such outstanding SAR (including any dividend or voting rights).

SARs granted in tandem with options shall be exercisable only when, to the extent and on the conditions that any related option is exercisable. The exercise of an option shall result in an immediate forfeiture of any related SAR to the extent the option is exercised, and the exercise of an SAR shall cause an immediate forfeiture of any related option to the extent the SAR is exercised.

Upon the exercise of an SAR, the participant shall be entitled to a distribution in an amount equal to the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the exercise price of the SAR or, in the case of SARs granted in tandem with options, any option to which the SAR is related, multiplied by the number of Shares as to which the SAR is exercised (less any applicable taxes). The Committee shall decide whether such distribution shall be in cash, in Shares having a Fair Market Value equal to such amount, in Other Company Securities having a Fair Market Value equal to such amount or in a combination thereof.

All SARs will be exercised automatically on the last day prior to the expiration date of the SAR or, in the case of SARs granted in tandem with options, any related option, so long as the Fair Market Value of a share of Common Stock on that date exceeds the exercise price of the SAR or any related option, as applicable. An SAR granted in tandem with options shall expire at the same time as any related option expires and shall be transferable only when, and under the same conditions as, any related option is transferable.

14 . RESTRICTED STOCK.

The Committee may at any time and from time to time grant Shares of restricted stock under the Plan to such participants and in such amounts as it determines. Each grant of restricted stock shall specify the applicable restrictions on such Shares, the duration of such restrictions (which shall be at least 3 years, subject to partial vesting at the end of year 1 and any time thereafter, and except as otherwise provided in the third paragraph of this Section 14), and the time or times at which such restrictions shall lapse with respect to all or a specified number of Shares that are part of the grant.

The participant will be required to pay the Company the aggregate par value of any Shares of restricted stock (or such larger amount as the Board may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended) within ten days of the date of grant, unless such Shares of restricted stock are treasury shares. Unless otherwise determined by the Committee, certificates representing Shares of restricted stock granted under the Plan will be held in escrow by the Company on the participant’s behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefor. Except as otherwise provided by the Committee, during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant’s restricted stock shall be subject to the same restrictions as then in effect for the restricted stock.

Except as may otherwise be provided by the Committee, (a) immediately prior to a Change in Control or at such time as a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its Subsidiaries due to death or Retirement during any period of restriction, all restrictions on Shares granted to such participant shall lapse, and (b) at such time as a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or its Subsidiaries for any other reason, all Shares of restricted stock granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

15 . PERFORMANCE AWARDS.

Performance awards may be granted to participants at any time and from time to time as determined by the Committee. The Committee shall have complete discretion in determining the size and composition of performance awards so granted to a participant and the appropriate period over which performance is to be measured (a “performance cycle”), except that no performance cycle shall be less than 12 months in duration. Performance awards may include (i) specific dollar-value target awards, (ii) performance units, the value of each such unit being determined by the Committee at the time of issuance, and/or (iii) performance Shares, the value of each such Share being equal to the Fair Market Value of a share of Common Stock. The value of each performance award may be fixed or it may be permitted to fluctuate based on a performance factor (e.g., return on equity) selected by the Committee. The maximum aggregate payout (determined as of the end of the applicable performance cycle) with respect to specific dollar-value target awards or performance units awarded in any one fiscal year to any one Participant shall be $2,500,000, and the maximum aggregate payout (determined as of the end of the applicable performance cycle) with respect to performance Shares granted in any one fiscal year to any one Participant shall be 100,000 performance Shares.

The Committee shall establish performance goals and objectives for each performance cycle on the basis of one or more of the following measurements of the Company’s performance for the relevant period: earnings per share (EPS); net earnings; pre-tax earnings; earnings before interest and taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); net operating profit after tax (NOPAT) return on assets; return on equity; return on net assets (RONA); return on investment; return on capital; total shareholder return; stock price (and stock price appreciation, either in absolute terms or in relationship to the appreciation among members of a peer group to be determined by the Committee); revenues; comparable store sales; cash flow; economic profit; and sales per square foot; inventory turnover and strategic milestones. The performance objectives established by the Committee for any performance cycle may be expressed in terms of attaining a specified level of the performance objective or the attainment of a percentage increase or decrease in the particular objective, and may involve comparisons with respect to historical results of the Company and its Subsidiaries and/or operating groups or segments thereof, all as the Committee deems appropriate. The performance objectives established by the Committee for any performance cycle may be applied to the performance of the Company relative to a market index, a peer group of other companies or a combination thereof, all as determined by the Committee for such performance cycle. The performance objectives established by the Committee must preclude the discretion to increase the amount of any incentive award payable to a Participant.

During any performance cycle, the Committee shall have the authority to adjust the performance goals and objectives for such cycle for such reasons as it deems equitable to the extent permitted under Section 162(m) of the Code. Specifically, the Committee is authorized to make adjustments in the method of calculating attainment of performance goals and objectives for a performance cycle as follows: (i) to exclude the dilutive effects of acquisitions or joint ventures; (ii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance cycle following such divestiture; (iii) to exclude restructuring and/or other nonrecurring charges; (iv) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (v) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (vi) to exclude the effects to any statutory adjustments to corporate tax rates; (vii) to exclude the impact of any “extraordinary items” as determined under generally accepted accounting principles; (viii) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; and (ix) to exclude any other unusual, non-recurring gain or loss or other extraordinary item.

The Committee shall determine the portion of each performance award that is earned by a participant on the basis of the Company’s performance over the performance cycle in relation to the performance goals for such cycle. The earned portion of a performance award may be paid out in Shares, cash, Other Company Securities, or any combination thereof, as the Committee may determine.

A participant must be a director, officer or employee of, or otherwise perform services for, the Company or its Subsidiaries at the end of the performance cycle in order to be entitled to payment of a performance award issued in respect of such cycle; provided, however, that, except as otherwise provided by the Committee, (a) if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its Subsidiaries upon his or her death or Retirement prior to the end of the performance cycle, the participant shall earn a proportionate portion of the performance award based upon the elapsed portion of the performance cycle and the Company’s performance over that portion of such cycle and (b) in the event of a Change in

Control, a participant shall earn no less than the portion of the performance award that the participant would have earned if the performance cycle(s) had terminated as of the date of the Change in Control.

16. WITHHOLDING TAXES.

(a) Participant Election. The Committee may provide that a participant may be permitted to elect to deliver shares of Common Stock (or have the Company withhold shares acquired upon exercise of an option or SAR or deliverable upon grant or vesting of restricted stock, as the case may be) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an option or SAR or the delivery of restricted stock upon grant or vesting, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a participant elects to deliver shares of Common Stock pursuant to this Section 10(a), such delivery must be made subject to the conditions and pursuant to the procedures set forth in Section 6(b) with respect to the delivery of Common Stock in payment of the exercise price of options.

(b) Company Requirement. The Company may require, as a condition to any grant or exercise under the Plan, to the payment of any SAR or to the delivery of certificates for Shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 10(a) or this Section 10(b), of any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or payment or any delivery of Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or payment or to the delivery of Shares under the Plan, or to retain or sell without notice a sufficient number of the Shares to be issued to such grantee to cover any such taxes, the payment of which has not otherwise been provided for in accordance with the terms of the Plan, provided that the Company shall not sell any such Shares if such sale would be considered a sale by such grantee for purposes of Section 16 of the Exchange Act that is not exempt from matching thereunder.

17. TRANSFERABILITY.

Unless the Committee determines otherwise, no option, SAR, performance award, or restricted stock granted under the Plan shall be transferable by a participant otherwise than by will or the laws of descent and distribution. Unless the Committee determines otherwise, an option, SAR, or performance award may be exercised only by the optionee or grantee thereof or his guardian or legal representative; provided that Incentive Stock Options may be exercised by such guardian or legal representative only if permitted by the Code and any regulations promulgated thereunder.

18. LISTING, REGISTRATION AND QUALIFICATION UNDER 162 (m) OF THE IRC AND SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934.

If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any option, SAR, performance award or restricted stock grant is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such option or SAR may be exercised in whole or in part, no such performance award may be paid out and no Shares may be issued unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

It is the intent of the Company that the Plan comply in all respects with Section 162(m) of the Code, that awards made hereunder comply in all respects with Rule 16b-3 under the Exchange Act, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with Section 162(m), such provision shall be deemed null and void to the extent required to permit the Plan to comply with Section 162(m), as the case may be.

19. TRANSFER OF EMPLOYEE.

The transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military, disability or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

20. ADJUSTMENTS FOR REORGANIZATION, STOCK SPLITS, ETC.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of Shares or other property reserved for issuance under the Plan, in the number and kind of Shares or other property covered by grants previously made under the Plan, and in the exercise price of outstanding options and SARs. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding options, SARs performance awards, and restricted stock that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash).

Without limitation of the foregoing, in connection with any transaction of the type specified by clause (iii) of the definition of a Change in Control in Section 2(c), the Committee may, in its discretion, (i) cancel any or all outstanding options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their options had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the option holders pursuant to such transaction if their options had been fully exercised immediately prior thereto would be less than the aggregate exercise price that would have been payable therefor, cancel any or all such options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.

21. TERMINATION OR MODIFICATION OF THE PLAN.

The Board of Directors or the Committee, without approval of the stockholders, may modify or terminate the Plan, except that no modification shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any listing requirement of the principal stock exchange on which the Common Stock is then listed. With respect to International Participants, the Committee may, in its sole discretion, amend the terms of the Plan or any Awards under the Plan with respect to such International Participants in order to conform such terms to the requirements of local laws in the country in which the International Participant resides or works.

22. AMENDMENT OR SUBSTITUTION OF AWARDS UNDER THE PLAN.

The terms of any outstanding award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any award and/or payments thereunder or of the date of lapse of restrictions on Shares) in the event of a change in control or death, disability, retirement of the participant, or other situation which the Committee deems as a special circumstance; provided that, except as otherwise provided in Section 15, no such amendment shall adversely affect in a material manner any right of a participant under the award without his or her written consent. The Committee may, with the grantee’s consent, cancel any award under the Plan and issue a new award in substitution therefor upon such terms as the Committee may in its sole discretion determine, provided that the substituted award shall satisfy all applicable Plan requirements as of the date such new award is made; and further provided, notwithstanding the foregoing or any other provision of this Plan, that in no event shall an option or stock appreciation right be granted in substitution for a previously granted option or stock appreciation right, with the old award being canceled or surrendered as a condition of receiving the new award, if the new award would have a lower option exercise price or stock appreciation right appreciation base than the award it replaces. The foregoing is not intended to prevent equitable adjustment of awards upon the occurrence of certain events as herein provided, for example, without limitation, adjustments pursuant to Section 15.

Notwithstanding any other provision of the Plan to the contrary, upon approval of the Company’s shareholders, the Committee may provide for, and the Company may implement, a one-time-only option exchange program for option holders other than members of the Company’s Board of Directors and named executive officers, pursuant to which certain outstanding options whose option exercise price exceeds the higher of the 52-week high closing price of Company common stock or 50% of the current stock price at the commencement of the exchange and that were granted at least 12 months prior to the commencement of the exchange are eligible for exchange could, at the election of the person holding such option, be tendered to the Company for cancellation in exchange for the issuance of a lesser amount of options with a lower exercise price, provided that such one-time-only option exchange offer is commenced prior to December 31, 2010.

23. COMMENCEMENT DATE; TERMINATION DATE.

The date of commencement of the Plan shall be October 1, 1997, subject to approval by the stockholders of the Company. Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, no Incentive Stock Options shall be issued under this plan after the close of business on September 30, 2007. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his consent, under any grant of options or other incentives theretofore granted under the Plan.

24. GOVERNING LAW.

The Plan shall be governed by the laws of the State of Florida, without giving effect to any choice of law provisions.

* * *

IN WITNESS WHEREOF, the Committee has caused this Amendment and Restatement to the Plan to be executed on its behalf by its duly authorized representative this             day of             , 20            .

OFFICE DEPOT, INC.

By:
Jo Anne Rioli Moeller Vice President, Global Compensation, Benefits & HRIM

Attachment A

NON-COMPETE, CONFIDENTIALITY

AND NON-SOLICITATION AGREEMENT

THIS AGREEMENT is made as of                          between Office Depot, Inc., a Delaware corporation (the “Company”) and                          (“Employee”), having employee identification number                         .

In consideration of the mutual covenants contained herein and other good and valuable consideration, including the compensation paid to and benefits received by Employee as an employee of the company, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Non-Compete Agreement. Employee hereby agrees that, during the term of Employee’s employment by the Company (including by any subsidiary of the Company), and for a period of 12 months thereafter (as used herein, the “Non-compete Period”), Employee shall not directly or indirectly own or have any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company (or any of its subsidiaries), as such businesses exist or are in process on the date hereof, within any geographical area in which the Company (or its subsidiaries) engage in such businesses on the date hereof. Nothing herein shall prohibit Employee from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Employee has no active participation in the business of such corporation.

2.	Confidential Information. Employee acknowledges that the information, observations and data obtained by Employee while employed by the Company and its subsidiaries concerning the business or affairs of the Company or any subsidiary of the Company (“Confidential Information”) are the property of the Company or such subsidiary. Therefore, Employee agrees that Employee shall not disclose to any unauthorized person or use for Employee’s own purposes any Confidential Information without the prior written consent of the Company, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Employee’s acts or omissions. Employee shall deliver to the Company at the termination of Employee’s employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, disks, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any subsidiary which Employee may then possess or have under Employee’s control.

3.	Inventions and Patents.

(a) Employee acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the Company’s or any of its subsidiaries’ actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Employee while employed by the Company and its subsidiaries (“Work Product”) belong to the Company and/or such subsidiary. Employee shall promptly disclose such Work Product to the Company and perform all actions reasonably requested by the Company (whether during or after employment) to establish and confirm such ownership (including, without limitation, the execution of assignments, consents, powers of attorney and other instruments).

(b) Notwithstanding the obligations set forth in paragraphs 1 and 2(a) above, after termination of Employee’s employment with the Company, the Employee shall be free to use Residuals of the Company’s Confidential Information and Work Product for any purpose, subject only to its obligations with respect to disclosure set forth herein and any copyrights and patents of the Company. The term “Residuals” means information in non-tangible form that may be retained in the unaided memory of Employee derived from the Company’s Confidential Information and Work Product to which Employee has had access during his or her employment with the Company. Employee may not retain or use the documents and other tangible materials containing the Company’s Confidential Information or Work Product after the termination of his or her employment with the Company.

4.	Non-Solicitation.

(a) While employed by the Company or any subsidiary thereof and for a period of six months after the termination of Employee’s employment, Employee shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any subsidiary to leave the employ of the Company or subsidiary, or in any way interfere with the relationship between the Company or any subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company or any subsidiary at any time during his/her employment or (iii) induce or attempt to induce any customer, supplier, licensee, licenser, franchisee or other business relation of the Company or any subsidiary to cease doing business with the Company or such subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any subsidiary (including, without limitation, making any negative statements or communications about the Company or its subsidiaries).

(b) The provisions of this paragraph 3 will be enforced to the fullest extent permitted by the law in the jurisdiction in which Employee resides at the time of the enforcement of the provision.

(c) In the event of the breach or a threatened breach by Employee of any of the provisions of this paragraph 3, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

5.	Employee’s Representations. Employee hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Employee do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Employee is a party or by which Employee is bound, (ii) Employee is not a party to or bound by any employment agreement, non-compete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Employee, enforceable in accordance with its terms. Employee hereby acknowledges and represents that Employee has had an opportunity to consult with independent legal counsel regarding Employee’s rights and obligations under this Agreement and that Employee fully understands the terms and conditions contained herein.

6.	Survival. This Agreement shall survive and continue in full force in accordance with its terms notwithstanding any termination of employment. Nothing in this Agreement shall be deemed to imply any obligation of continued employment of Employee by the Company which employment shall be “at will” unless otherwise specifically agreed in writing.

7.	Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

Notices to Employee:

Employee’s last address appearing in the payroll/personnel records of the Company.

Notices to the Company:

Office Depot, Inc.

6600 North Military Trail

Boca Raton, FL 33496

Attention: Executive Vice President—Human Resources

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or mailed.

8.	Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

9.	Complete Agreement. This Agreement and those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

10.	No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

11.	Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

12.	Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Employee, the Company and their respective heirs, successors and assigns, except that Employee may not assign Employee’s rights or delegate Employee’s obligations hereunder without the prior written consent of the Company.

13.	Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

14.	Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Employee, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

15.

Stock Option Plan Awards. Employee may receive from time to time, grants of stock options and/or awards of shares of restricted stock pursuant to the terms of the Office Depot, Inc. Amended Long-Term Equity Incentive Plan, or under another comparable plan of the Company (herein collectively referred to as the “Stock Option Plan”). Employee hereby agrees that his or her signature on this Agreement is deemed to be “remade” on each and every occasion on which Employee receives any grant or award under the Stock Option Plan. Employee further agrees that as a remedy available to the Company for any breach of this Agreement by Employee, the Company shall have the absolute right to cancel any unvested or vested but unexercised stock option or any award of restricted stock under the Stock Option Plan upon evidence that Employee has breached, or intends to breach this Agreement. Employee shall not be required to separately sign any document to cause this provision of this Agreement to be applicable to any future grant or award under the Stock Option Plan.

16. Arbitration Provisions. Any dispute or controversy between the Company and Executive arising out of or relating to this Agreement or the breach of this Agreement shall be settled by arbitration administered by the American Arbitration Association (“AAA”) in accordance with its National Rules for the Resolution of Employment Disputes then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any arbitration shall be held before a single arbitrator who shall be selected by the mutual agreement of the Company and Executive, unless the parties are unable to agree to an arbitrator, in which case the arbitrator will be selected under the procedures of the AAA. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court otherwise having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, or as may otherwise be required by law, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and Executive. The Company and Executive acknowledge that this agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. The arbitration proceeding shall be conducted in Palm Beach County, Florida or such other location to which the parties may agree. The Company shall pay the costs of any arbitrator appointed hereunder and the administrative fees and costs imposed by the AAA.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

OFFICE DEPOT, INC.

By:

Print Name:

Initials: ________

Employee:

Signature	Date

Print Name

Employee ID Number

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
VOTE BY INTERNET - www.proxyvote.com
OFFICE DEPOT, INC. 6600 NORTH MILITARY TRAIL BOCA RATON, FL 33496

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 6:00 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M19924-P91521 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

OFFICE DEPOT, INC.
THE BOARD OF DIRECTORS RECOMMENDS A
VOTE “FOR” PROPOSAL 1.
1.	To elect fourteen (14) members of the Board of Directors for the term described in this Proxy Statement.

	Nominees:		For	Against	Abstain
	1a. Lee A. Ault III		☐	☐	☐			For	Against	Abstain
	1b. Neil R. Austrian		☐	☐	☐		1l. Steve Odland	☐	☐	☐
	1c. Justin Bateman		☐	☐	☐		1m. James S. Rubin	☐	☐	☐
	1d. David W. Bernauer		☐	☐	☐		1n. Raymond Svider	☐	☐	☐
	1e. Thomas J. Colligan		☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2 AND 3.
	1f. Marsha Johnson Evans		☐	☐	☐
	1g. David I. Fuente 1h. Brenda J. Gaines 1i. Myra M. Hart 1j. W. Scott Hedrick 1k. Kathleen Mason		☐ ☐	☐ ☐	☐ ☐	2.	Ratification of appointment of Deloitte & Touche LLP as the Company’s independent public accountants.	☐	☐	☐
			☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐	3.	To approve an amendment to our Amended Long-Term Equity Incentive Plan and implement a stock option exchange program for eligible employees.	☐	☐	☐
						4.	To transact any other business that may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

ADMITTANCE PASS

2010 ANNUAL MEETING OF SHAREHOLDERS

OFFICE DEPOT, INC.

[*] , 2010

8:30 a.m. Eastern Daylight Time

Boca Raton Marriott

5150 Town Center Circle

Boca Raton, FL 33486-1013

561-620-3712

For Security Reasons, You Must Present This Admittance Pass In Order To Enter The Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M19925-P91521

PROXY

OFFICE DEPOT, INC.

6600 NORTH MILITARY TRAIL

BOCA RATON, FL 33496

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jennifer Leong and Stephen Calkins as Proxies, each with the power to appoint her or his substitute, and hereby authorizes them to represent and to vote as designated on the reverse side all the shares of common stock of Office Depot. Inc. held of record by the undersigned on [*], 2010, at the Annual Meeting of Shareholders to be held on, [*] 2010 or any postponement or adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

(continued on reverse side)